Exhibit 4.1

Execution Version

INDENTURE

Dated as of October 29, 2020

Among

UNISYS CORPORATION

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee and Collateral Trustee

6.875% SENIOR SECURED NOTES DUE 2027

i

Exhibits

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Subsidiary Guarantors
Exhibit E	Form of Senior-Junior Intercreditor Agreement

This Indenture, dated as of October 29, 2020, is by and among Unisys Corporation, a Delaware corporation (collectively with successors and assigns, the “Company”), the Subsidiary Guarantors party hereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), collateral trustee (in such capacity, the “Collateral Trustee”), paying agent and registrar.

The Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Company’s 6.875% Senior Secured Notes due 2027 to be issued in an initial aggregate principal amount of $485.0 million on the date hereof (the “Initial Notes”) and (ii) Additional Notes (as defined herein):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“ABL Account” means, as of any date of determination, all “accounts” (as such term is defined in the UCC) of the Company and including the unpaid portion of the obligation of a customer of the Company in respect of inventory purchased by and shipped to such customer and/or the rendition of services by the Company, as stated on the respective invoice of the Company.

“ABL Administrative Agent” means the administrative agent under the ABL Credit Facility, which, on the Issue Date, will be JPMorgan Chase Bank, N.A.

“ABL Bank Product Obligations” means Bank Product Obligations that constitute ABL Obligations.

“ABL Bank Product Provider” means any Person to whom any ABL Bank Product Obligations is owed.

“ABL Collateral” means the portion of the Collateral as to which the Notes and the Subsidiary Guarantees have, on the Issue Date, a second-priority security interest, subject to Permitted Liens, as described in the definition of “ABL Collateral” in the Collateral Trust Agreement as in effect on the Issue Date.

“ABL Collateral Agent” means the ABL Administrative Agent, in its capacity as collateral agent, or any other Person designated as collateral agent under the ABL Credit Facility, which, on the Issue Date, will be JPMorgan Chase Bank, N.A. or, if the ABL Credit Facility is no longer outstanding, the “Successor ABL Collateral Agent.”

“ABL Collateral Documents” means the Collateral Documents (as defined in the ABL Credit Facility as in effect on the Issue Date) or the collateral documents under any Debt Facility that succeeds, replaces, refinances, amends or amends and restates the ABL Credit Facility.

“ABL Credit Facility” means the Credit Agreement, dated as of October 5, 2017, among the Company, the guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time, as amended, and as may be further amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Debt is Incurred in accordance with Section 4.9).

“ABL Intercreditor Agreement” means the intercreditor agreement, dated as of the Issue Date, between the ABL Collateral Agent and the Collateral Trustee, and acknowledged by the Company and each Subsidiary Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture, and any additional, new or replacement intercreditor agreement, on substantially the same terms, with any successor ABL Collateral Agent.

“ABL Lender” means any lender, purchaser or holder or agent or arranger of Debt under the ABL Credit Facility.

“ABL Loan Documents” means the Loan Documents (as defined in the ABL Credit Facility as in effect on the Issue Date) or the loan documents under any Debt Facility that succeeds, replaces, refinances, amends or amends and restates the ABL Credit Facility.

“ABL Obligations” means all obligations outstanding under the ABL Credit Facility and the other ABL Loan Documents and the Bank Product Agreements (as defined in the ABL Credit Facility as in effect on the Issue Date) and Secured Rate Contracts (as defined in the ABL Credit Facility as in effect on the Issue Date). “ABL Obligations” shall include (a) all amounts accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after commencement of an Insolvency Proceeding in accordance with the relevant ABL Loan Document, whether or not the claim for such amounts is allowed as a claim in such Insolvency Proceeding, and (b) all other obligations that are purported to be secured under the ABL Collateral Documents, so long as the granting of the Liens thereunder was permitted by the ABL Loan Documents.

“ABL Secured Parties” means the ABL Collateral Agent, the ABL Lenders, the ABL Bank Product Providers, the ABL Secured Rate Contract Providers and any other holder of ABL Obligations.

“ABL Secured Rate Contract Obligations” means secured rate contract obligations that constitute ABL Obligations.

“ABL Secured Rate Contract Provider” means any Person to whom any ABL Secured Rate Contract Obligations is owed.

“Act of Required Debtholders” has the meaning set forth in the Collateral Trust Agreement.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II and otherwise in compliance with the provisions of this Indenture, whether or not they have the same CUSIP and/or ISIN number.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means any property, other than Excluded Assets, of the Company or any Subsidiary Guarantor acquired after the Issue Date that constitutes Collateral.

“Agent” means any Registrar, Paying Agent, co-registrar or other agent appointed pursuant to this Indenture.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of the sum of (i) the redemption price of such Note at November 1, 2023 (such redemption price being set forth in Section 3.7(b)) plus (ii) all required interest payments due on such Note through November 1, 2023 (excluding accrued but unpaid interest, if any, to the redemption date), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of such Note.

“asset” means any asset or property, including, without limitation, Capital Stock.

“Asset Disposition” by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien permitted under Section 4.12 or any disposition in connection therewith) by such Person or any of its Restricted Subsidiaries (including a consolidation, merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of:

(1) shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person;

(2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business; or

(3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

The term “Asset Disposition” shall not include any transfer, conveyance, sale, lease or other disposition:

(1) that consists of a Restricted Payment or Permitted Investment that is made in compliance with Section 4.7;

(2) that constitutes a “Change of Control”;

(3) that is of cash or Cash Equivalents, or a disposition or termination or surrender of contract rights, including settlement of any Hedging Obligations, or licensing or sublicensing of intellectual property or general intangibles;

(4) that is of obsolete, damaged, worn out or unusable equipment or assets that are not used or useful in the business, in each case disposed of in the ordinary course of business;

(5) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection;

(6) arising from foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by this Indenture;

(7) that is of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary;

(8) in compliance with Section 5.1;

(9) arising from any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale and leaseback transaction or asset securitization;

(10) constituting the lease, sub-lease, license or sub-license of any personal or real property in the ordinary course of business,

(11) constituting any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(12) constituting the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(13) constituting the lapse or abandonment of intellectual property rights in the ordinary course of business, that, in the reasonable good faith determination of the Company, are not material to the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

(14) constituting the issuance of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable law;

(15) constituting the unwinding of any Permitted Interest Rate, Currency or Commodity Price Agreement

(16) constituting the sale of interests in a joint venture pursuant to customary put/call or buy/sell arrangements set forth in joint venture or similar agreements;

(17) that consists of a sale, transfer or disposition to customers of products, buildings, properties, systems, infrastructure or other assets constructed, developed or otherwise acquired for or on behalf of such customer; or

(18) any transaction or series of related transactions for which the aggregate consideration is less than $20.0 million.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by the amount of each such principal payment by (2) the sum of all such principal payments.

“Bank Product Obligations” means, with respect to the Company or any Subsidiary of the Company, any obligations of the Company or such Subsidiary owed to any Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), purchase cards, P-cards, other cash management services and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Borrowing Base” has the meaning given to the term “Borrowing Base” in the ABL Credit Facility as in effect on the Issue Date.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

“Capital Markets Debt” means Debt for borrowed money issued in the form of bonds, notes or other securities or a broadly syndicated term loan.

“Capital Stock” of any Person means any and all shares, interests, participations, warrants, options (including any Permitted Bond Hedge Transactions) or other rights to acquire or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, but in each case excluding any debt security that is convertible or exchangeable for Capital Stock.

“Cash Equivalents” means:

(1) dollars and, in the case of Foreign Subsidiaries, the local currency where such Foreign Subsidiary is operating;

(2) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and bank deposits, in each case with any lender party to the ABL Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Moody’s, S&P or Fitch rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having a rating of at least P-1 from Moody’s and a rating of at least A-1 from S&P;

(6) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (3) above; and

(7) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (2) through (6) above.

“CFC” means any Person that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following events:

(1) the consummation of any transaction as a result of which any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) of at least 50% of the aggregate voting power of all classes of Voting Stock of the Company, other than in a transaction in which the Company becomes a Wholly Owned Subsidiary of another Person and in such transaction the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of such Person representing more than 50% of the voting power of all classes of Voting Stock of such Person immediately after giving effect to such transaction;

(2) the sale, assignment, conveyance, transfer, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Restricted Subsidiary; or

(3) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction effected to create a holding company of the Company, (a) pursuant to which the Company becomes a Wholly Owned Subsidiary of such holding company, and (b) as a result of which the holders of Capital Stock of such holding company are substantially the same as the holders of Capital Stock of the Company immediately prior to such transaction, shall not be deemed to involve a “Change of Control”; provided, further that following such a holding company transaction, references in this definition of “Change of Control” to the Company shall thereafter be treated as references to such holding company.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all the assets and properties subject to the Liens created (or purported to be created) by the Security Documents. For the avoidance of doubt, no Excluded Assets shall be included in the Collateral.

“Collateral Account” means one or more deposit accounts or securities accounts under the control of the Trustee or the Collateral Trustee holding only the proceeds of any sale or disposition of any Notes Collateral.

“Collateral Trust Agreement” means the collateral trust agreement, dated as of the Issue Date, among the Company, the guarantors party thereto from time to time, the Trustee, any other Pari Passu Lien Representatives from time to time party thereto and the Collateral Trustee, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Collateral Trust Joinder” has the meaning set forth in the Collateral Trust Agreement.

“Collateral Trustee” means Wells Fargo Bank, National Association, a national banking association, in its capacity as the collateral trustee appointed and authorized under this Indenture, until such time as a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Consolidated Cash Flow” for any period means the Consolidated Net Income for such period:

(1) increased (to the extent deducted in computing Consolidated Net Income) by the sum of (without duplication):

(a) Consolidated Fixed Charges for such period; plus

(b) Consolidated Income Tax Expense for such period; plus

(c) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period; plus

(d) all non-cash impairment charges; plus

(e) consolidated pension expense under ASC Topic 715-30 (Compensation – Retirement Benefits - Pension) or any successor provision; plus

(f) the amount of non-cash settlement charges caused by or attributable to the restructuring of pension plans of the Company and its Restricted Subsidiaries; plus

(g) other non-cash charges, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(h) charges or expenses caused by or attributable to restructuring, severance, relocation costs, consolidation and closing costs, integration costs, fees and expenses of third-party consultants in connection with business optimization strategies, transition costs, signing, retention or completion bonuses and curtailments or modifications to pension and post-retirement employee benefit plans; plus

(i) the amount of any net losses from disposed, abandoned or discontinued operations, including net losses from the sale or disposition of disposed, abandoned or discontinued operations; plus

(j) the amount of any losses from the disposition of assets of such Person or its Restricted Subsidiaries outside the ordinary course of business; plus

(k) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(l) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(m) (i) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, (ii) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks and (iii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Debt (including any net loss or gain resulting from Permitted Interest Rate, Currency or Commodity Price Agreements for currency exchange risk and not for speculative purposes) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items shall be excluded; plus

(n) accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition (that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded; plus

(o) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration or payout of Capital Stock by management, other employees or business partners of the Company or any of its direct or indirect parent companies, shall be excluded; plus

(p) any fees, premiums, expenses and other charges incurred in connection with the issuance or repayment of Debt (including the Notes and the Existing Notes), any amendment or other modification of any Debt Facility, the issuance of Capital Stock, an acquisition, the making of any Investment outside the ordinary course of business or any Asset Disposition outside the ordinary course of business, actual or proposed (whether or not completed, and, in each case, other than fees, premiums, expenses and other charges owed to an Affiliate of such Person or any of its Restricted Subsidiaries); plus

(q) other (income) expense, net as reported on the consolidated statements of income less interest income and loss on debt extinguishment; and

(2) decreased (without duplication) by (a) non-cash gains increasing Consolidated Net Income of such Person for such period (excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (2) for any previous period and not otherwise added back to Consolidated Cash Flow, Consolidated Cash Flow shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein), (b) the amount of any net gains from discontinued operations, including net gains from the sale or disposition of discontinued operations, and (c) the amount of any gains from the disposition of assets of such Person or its Restricted Subsidiaries outside the ordinary course of business.

For the avoidance of doubt, “Consolidated Cash Flow” shall be calculated on a pro forma basis after giving effect to the sale of the Company’s U.S. Federal business, which was consummated on March 13, 2020.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of:

(1) Consolidated Cash Flow for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to

(2) Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred, repaid or redeemed by the Company or any Restricted Subsidiary (other than revolving credit borrowings Incurred for working capital purposes unless, in connection with any such repayment, the commitments to lend associated with such revolving credit borrowings are permanently reduced or canceled) since the beginning of such period and to any Debt that is proposed to be Incurred, repaid or redeemed by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred, repaid or redeemed on the first day of such period; provided, however, that in making such computation, the Consolidated Fixed Charges attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 18 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).

Notwithstanding anything to the contrary herein with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (including, without limitation, any Consolidated Coverage Ratio test, any Priority Lien Leverage Ratio test and any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture in the same restrictive covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

“Consolidated Fixed Charges” means for any period the consolidated interest expense, other than non-cash interest expense attributable to convertible debt securities, included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), subject to the limitations above:

(1) the amortization of Debt discounts;

(2) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with GAAP;

(3) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities;

(4) net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

(5) Preferred Stock dividends of Restricted Subsidiaries of the Company (other than with respect to Redeemable Stock) declared and paid or payable (other than in exchange for Capital Stock (other than Redeemable Stock));

(6) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid (other than dividends payable in Capital Stock that is not Redeemable Stock);

(7) interest on Debt guaranteed by the Company and its Restricted Subsidiaries;

(8) interest on Debt issued or guaranteed by the Company and its Restricted Subsidiaries paid by the issuance of additional Debt; and

(9) the portion of rental expense deemed to be representative of the interest factor attributable to Finance Lease Obligations.

“Consolidated Income Tax Expense” for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):

(1) the net income (or loss) for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the referent Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.7(a)(iii)(u), the net income (but not the net loss) for such period of any Restricted Subsidiary to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3) gains or losses on Asset Dispositions outside of the ordinary course of business by the Company or its Subsidiaries;

(4) all extraordinary gains and extraordinary losses (calculated on an after tax basis);

(5) gains or losses from the early retirement or extinguishment of indebtedness (less all fees and expenses or charges related thereto);

(6) the cumulative effect of changes in accounting principles during such period;

(7) non-cash gains or losses resulting from fluctuations in currency exchange rates;

(8) unrealized hedging gains or losses, or goodwill or other non-cash asset impairment charges;

(9) non-cash interest expense related to Convertible Debt;

(10) any net after-tax effect of gains and losses attributable to discontinued operations;

(11) non-cash compensation expense related to equity awards;

(12) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes;

(13) any non-cash settlement charges caused by or attributable to the restructuring of pension plans;

(14) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period); and

(15) consolidated pension expenses in respect of U.S. defined benefit pension plans under ASC Topic 715-30 (Compensation – Retirement Benefits - Pension) or any successor provision.

“Consolidated Total Assets” of any Person means, as of any date of determination, the total assets reflected on the most recent publicly available annual or quarterly consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

“Convertible Debt” means Debt of the Company or any of its Restricted Subsidiaries that is convertible or exchangeable into Capital Stock of the Company and/or cash based on the value of such Capital Stock, including the Existing Notes.

“Corporate Trust Office” means the offices of the Trustee at which at any time its corporate trust business shall be principally administered, which office as of the date hereof is located at Wells Fargo Bank, National Association, 600 South 4th Street, 6th Floor, Minneapolis, MN 55415, Attention: Corporate Trust Services – Unisys Administrator or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1) every obligation of such Person for money borrowed;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (excluding obligations with respect to letters of credit securing obligations (other than obligations with respect to borrowed money) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services;

(5) every Finance Lease Obligation of such Person;

(6) all Redeemable Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

(7) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person;

(8) every net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person; and

(9) every obligation of the type referred to in clauses (1) through (8) of another Person the payment of which, in either case, (a) such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise or (b) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or dividends, if and to the extent that any of the preceding items (other than in respect of clause (4)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, Debt shall not include any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that provides for the payment of working capital adjustments, earn-outs or other contingent payments to such seller or guarantees to such seller a minimum price to be realized by such seller upon the sale of any Capital Stock (other than Redeemable Stock) of the Company that was issued by the Company to such seller in connection with such acquisition.

“Debt Facilities” means one or more credit facilities, debt facilities, indentures or commercial paper facilities (including, without limitation, the ABL Credit Facility), in each case with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placements, debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated in good faith by senior management of the Company. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, shall not exceed in the aggregate outstanding at any one time the greater of (i) $25.0 million and (ii) 1.0% of the Company’s Consolidated Total Assets determined at the time of such Asset Disposition (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Discharge of Senior-Priority Debt” has the meaning set forth in the Senior-Junior Intercreditor Agreement in the form attached as Exhibit E to this Indenture on the Issue Date.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in, or with respect to, such transaction or series of transactions.

“dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state or territory thereof or the District of Columbia that is not either (1) a FSHCO, (2) a direct or indirect Subsidiary of a CFC, or (3) an entity that is disregarded as a separate entity of a CFC or a FSHCO for United States federal income tax purposes, and which, in the case of clauses (2) and (3) above, has no business or operations in the United States, any state or territory thereof or the District of Columbia.

“DTC” means The Depository Trust Company and any successor.

“Equity Offering” means an offering of Capital Stock (other than Redeemable Stock) of the Company that results in aggregate net cash proceeds to the Company, other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the ABL Intercreditor Agreement as in effect on the Issue Date.

“Excluded Liabilities” means (i) liabilities that are by their terms subordinated to the Notes or Subsidiary Guarantees, (ii) liabilities of the Company and the Subsidiary Guarantors that are unsecured or subordinated to the Notes or Subsidiary Guarantees as to Lien priority, (iii) liabilities that are directly or indirectly held or beneficially owned by an Affiliate of the Company and (iv) liabilities of a Restricted Subsidiary that is not a Subsidiary Guarantor (except to the extent assumed or extinguished as consideration for assets or property of such Restricted Subsidiary).

“Existing Notes” means the Company’s 5.50% Convertible Senior Notes due 2021 issued pursuant to the Indenture, dated as of March 15, 2016, between the Company and Wells Fargo Bank, National Association, as trustee.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by any Officer or the Board of Directors of the Company, whose determination will be conclusive for all purposes under this Indenture.

“Finance Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person which is required to be classified and accounted for as a finance lease in accordance with GAAP as in effect on the Issue Date. For the avoidance of doubt, no existing or future lease that is or would be required to be accounted for as an operating lease under GAAP as in effect on the Issue Date will be deemed to be a Finance Lease Obligation. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“First Lien Debt” at any date shall mean the aggregate principal amount of Debt that in each case is then secured by first-priority Liens on the Notes Collateral of the Company or any Restricted Subsidiary, which Debt shall have a Lien on the Notes Collateral that is senior to the Lien on the Notes Collateral securing the Notes pursuant to the Senior-Junior Intercreditor Agreement.

“First Lien Debt Documents” means any indenture, credit agreement or other agreement governing any First Lien Debt and the guarantees and collateral in respect thereof.

“First Lien Debt Representative” means the trustee, agent or representative of the holders of such First Lien Debt that maintains the transfer register for such First Lien Debt and is appointed as a representative of the First Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such First Lien Debt.

“First Lien Obligations” means all obligations in respect of any First Lien Debt, the Guarantees thereof and the First Lien Debt Documents, including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Company or any other obligor in respect of such First Lien Debt, or that would have accrued or become due under the terms of the First Lien Debt Documents but for the effect of such Insolvency Proceeding.

“Fitch” shall mean Fitch, Inc., and any successor to its rating agency business.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Domestic Subsidiary.

“FSHCO” means any Person (other than, solely for purposes of the definition of “Notes Collateral,” Unisys AP Investment Company I) substantially all of the assets of which consist of Capital Stock of one or more CFCs; provided that for this definition, the term “Capital Stock” includes all interests in a CFC treated as equity for U.S. federal income tax purposes.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend identified as such in Exhibit A.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

(2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

(3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means a Person in whose name the Note is registered on the Registrar’s books.

“IAI” means an investor constituting an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Assets or Operations” means, with respect to any direct or indirect parent company of the Company, that such parent company’s total assets or revenues, determined in accordance with GAAP and as shown on the most recent financial statements of such parent company, is more than 3.0% of the Company’s or such parent company’s corresponding consolidated amount.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Insolvency Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any Subsidiary Guarantor; (b) any receivership, liquidation or other similar case or proceeding with respect to the Company or any Subsidiary Guarantor or with respect to a material portion of its assets; (c) any other liquidation, dissolution, or winding up of the Company or any Subsidiary Guarantor whether voluntary or involuntary; or (d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or any Subsidiary Guarantor.

“Intercreditor Agreements” means, collectively, the Collateral Trust Agreement, the ABL Intercreditor Agreement, the Senior-Junior Intercreditor Agreement (if any) and the Junior Lien Intercreditor Agreement (if any).

“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit (excluding accounts receivable, trade credit and advances to customers, in each case made or arising in the ordinary course of business) or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any Guarantee of any obligation of such other Person, but shall not include:

(1) trade accounts receivable in the ordinary course of business;

(2) any Permitted Interest Rate, Currency or Commodity Price Agreement; and

(3) endorsements of negotiable instruments and documents in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) by Moody’s;

(2) BBB- (or the equivalent) by S&P; or

(3) BBB- (or the equivalent) by Fitch,

or, if any such entity ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Issue Date” means October 29, 2020.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Trustee, on behalf of itself and holders of Notes and Other Pari Passu Lien Obligations, the ABL Collateral Agent, on behalf of itself and the holders of any ABL Obligations, if First Lien Debt is outstanding on such date, the collateral agent for the First Lien Debt, on behalf of itself and the holders of any First Lien Debt, and the collateral agent of any Junior Lien Obligations, on behalf of itself and the holders of such Junior Lien Obligations, which agreement shall be on customary terms and establish that the Liens on any Collateral securing such Junior Lien Obligations shall have Junior Lien Priority.

“Junior Lien Obligations” means all obligations secured by a Lien having Junior Lien Priority.

“Junior Lien Priority” means any Debt of the Company or any Subsidiary Guarantor which is secured by a Lien on any of the Collateral on a basis that is junior in priority to each of the Notes, Other Pari Passu Lien Obligations, the ABL Obligations and the First Lien Obligations pursuant to the Junior Lien Intercreditor Agreement.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Lien Sharing and Priority Confirmation” shall have the meaning set forth in the Collateral Trust Agreement.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, consolidation or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any dividends or distributions on, or redemptions of, the Company’s Capital Stock requiring irrevocable notice in advance thereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon, or with respect to, such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined in good faith by senior management of the Company.

“Note Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Noteholder Secured Parties” means the Trustee, the Collateral Trustee and each Holder of Notes and each other holder of, or obligee in respect of, any Notes Obligations outstanding at such time.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Notes Collateral” means the portion of the Collateral as to which the Notes and the Subsidiary Guarantees have, on the Issue Date, a first-priority security interest (subject to any Permitted Liens), as described in the definition of “Shared Collateral” in the ABL Intercreditor Agreement as in effect on the Issue Date.

“Notes Obligations” means all obligations in respect of the Notes, the Subsidiary Guarantees, this Indenture and the Security Documents (to the extent relating to the Notes, the Subsidiary Guarantees and this Indenture), including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Company or any Subsidiary Guarantor, or that would have accrued or become due under the terms of the Notes, the Subsidiary Guarantees, this Indenture and the Security Documents (to the extent relating to the Notes, the Subsidiary Guarantees and this Indenture) but for the effect of the Insolvency Proceeding.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register or, with respect to Global Notes, given in accordance with DTC procedures on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration

Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within three Business Days after the Offer Expiration Date. The Offer shall contain a description of the events requiring the Company to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Offer Expiration Date and the Purchase Date and, if such Offer is made in advance of a Change of Control and conditioned upon the occurrence of a Change of Control, that the Offer is conditioned upon the occurrence of a Change of Control;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

(12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

If any of the Notes subject to an Offer to Purchase is in global form, then the Offer shall be modified by the Company to the extent necessary to comply with the procedures of the Depositary applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Offering Memorandum” means the Company’s offering memorandum, dated October 22, 2020, relating to the offer and sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Company or of any other Person, as the case may be, or in the event that the Company or such Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company or such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or on behalf of any other Person by two Officers of such Person, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or of such other Person that meets the requirements set forth in Section 12.3 of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Other Pari Passu Lien Obligations” means any other Debt or other obligations (including Hedging Obligations) having Pari Passu Lien Priority relative to the Notes with respect to the Collateral and that is not secured by any other assets and, in the case of Debt for borrowed money, has a stated maturity that is equal to or later than the stated maturity of the Notes; provided that an authorized representative of the holders of such Debt shall have executed a joinder to the Collateral Trust Agreement and any applicable Intercreditor Agreement, to the extent required thereunder.

“Pari Passu Debt” means all Debt under the Notes and all other Debt that is pari passu in contractual right of payment with the Notes and the Subsidiary Guarantees (as the case may be) and that has Pari Passu Lien Priority with the Notes and the Subsidiary Guarantees.

“Pari Passu Lien Debt Document” means any indenture, credit agreement or other agreement governing any Pari Passu Debt.

“Pari Passu Lien Obligations” means the Pari Passu Debt and all other Obligations in respect of Pari Passu Debt.

“Pari Passu Lien Priority” means, relative to specified Debt, having equal Lien priority on specified Collateral and the holders of which are subject to the Collateral Trust Agreement and any applicable Intercreditor Agreement, to the extent required thereunder.

“Pari Passu Lien Representative” means (1) the Trustee with respect to the Notes, in the case of the Notes, or (2) in the case of any other series of Pari Passu Debt, the trustee, agent or representative of the holders of such Pari Passu Debt that maintains the transfer register for such Pari Passu Debt and is appointed as a representative of the Pari Passu Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Pari Passu Debt.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.

“Pension Obligations” means obligations (including any contingent liability or obligation) under any defined benefit pension plan (including by way of guarantee or joint or several liability) of the Company, any of its Affiliates or Persons consolidated with any of the foregoing.

“Permitted Acquisition Debt” means Debt of the Company or any of the Restricted Subsidiaries to the extent that:

(1) such Debt consists of Debt of an acquired Person that was outstanding prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired by the Company or a Restricted Subsidiary and any Debt Incurred, including by the Company or any Restricted Subsidiary, in contemplation of such acquisition; or

(2) such Debt consists of Debt of a Person that was outstanding prior to the date on which such Person was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary and any Debt Incurred, including by the Company or any Restricted Subsidiary, in contemplation of such merger, consolidation or amalgamation;

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(1) the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.9(a), or

(2) the Consolidated Coverage Ratio of the Company would be not less than the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction.

“Permitted Bond Hedge Transaction” means any net-settled call options or capped call options referencing the Company’s Capital Stock purchased by the Company in connection with the issuance of convertible or exchangeable debt securities by the Company or any Restricted Subsidiary to hedge the Company’s or such Restricted Subsidiary’s obligations to deliver Capital Stock and/or pay cash under such Debt, which call options are either “capped” or are purchased concurrently with the sale by the Company of a call option or options in respect of its Capital Stock, in either case on terms that are customary for “call spread” transactions entered in connection with the issuance of convertible or exchangeable debt securities.

“Permitted Interest Rate, Currency or Commodity Price Agreement” of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions (or, in the case of commodity protection agreement, utilities) in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations and, in each case, not for purposes of speculation.

“Permitted Investments” means:

(1) any Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged into or consolidated with a Restricted Subsidiary as a result of such Investment, and any Investment held by a Person at the time it is acquired by or merged into the Company or a Restricted Subsidiary;

(2) any Investment in a Permitted Joint Venture which, together with any other outstanding Investment made pursuant to this clause (2), does not exceed the greater of (i) $25.0 million and (ii) 1.0% of the Company’s Consolidated Total Assets at the time of such Investment;

(3) any Investment in cash and Cash Equivalents, or investments in Permitted Interest Rate, Currency or Commodity Price Agreements;

(4) any non-cash consideration received in connection with an Asset Disposition (or a disposition excluded from the definition of Asset Disposition) that was made in compliance with Section 4.10;

(5) loans or prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(6) guarantees of Debt made in compliance with Section 4.9;

(7) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (7) to the extent required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under this Indenture;

(8) Investments acquired with the net cash proceeds received by the Company after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Stock) or made in exchange for Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within ten days of the receipt thereof and the amount of all such net cash proceeds will be excluded from Section 4.7(a)(iii)(v);

(9) any Investment solely in exchange for the issuance of Capital Stock (other than Redeemable Stock) of the Company;

(10) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(11) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(12) Investments in the ordinary course of business consisting of endorsements for collection or deposit, prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation performance and other similar deposits in the ordinary course of business;

(13) Investments made in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed $10.0 million; provided, however, that if such Unrestricted Subsidiary becomes a Restricted Subsidiary after such date in accordance with the terms of this Indenture, such Investment (in an amount equal to the Fair Market Value thereof on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary) shall thereafter be deemed to have been made pursuant to clause (1) above, as applicable, and shall then cease to have been made pursuant to this clause (13);

(14) repurchases of Notes;

(15) guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business; and

(16) any other Investment that, when taken together with all other Investments made pursuant to this clause (16) since the Issue Date and outstanding on the date such Investment is made, does not exceed the greater of (i) $75.0 million and (ii) 3.0% of the Company’s Consolidated Total Assets.

“Permitted Joint Venture” means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person) or other Person (other than a Restricted Subsidiary) in which the Company or a Restricted Subsidiary owns Capital Stock.

“Permitted Liens” means, with respect to any Person:

(a) prior to a suspension date upon the achievement of Investment Grade Ratings and after the corresponding reversion date, if any:

(1) Liens securing Debt under Debt Facilities outstanding or Incurred under clause (1) of the definition of Permitted Debt, ABL Bank Product Obligations, ABL Secured Rate Contract Obligations and other ABL Obligations, including Liens on ABL Collateral having priority over the Liens securing the Notes pursuant to the ABL Intercreditor Agreement; provided that (i) any such Liens on Notes Collateral shall have Junior Lien Priority relative to the Liens on the Notes Collateral securing the Notes and related Subsidiary Guarantees pursuant to the ABL Intercreditor Agreement and the Senior-Junior Intercreditor Agreement and (ii) the holder of such Lien is or agrees to become bound by the terms of the ABL Intercreditor Agreement on the same basis as the ABL Secured Parties;

(2) Liens securing any Debt which became Debt pursuant to a transaction permitted under Section 5.1 or securing Debt which was created prior to (and not created in connection with, or in contemplation of) the Incurrence of such Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Debt is permitted under the provisions of Section 4.9;

(3) Liens imposed by law, including carriers’, warehousemen’s, landlord’s, materialmen’s, processors’ and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5) Liens under the Company’s joint collateral accounts, concentration accounts, deposit accounts or other funds maintained with a depositary institution or bank; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations issued by the Federal Reserve Board;

(6) Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens shall not extend to any other property owned by the Company or any Restricted Subsidiary;

(7) any title exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9) Liens existing on the Issue Date (other than Liens permitted under clause (1));

(10) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(11) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired, and notices of lis pendens related to any such litigation;

(12) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(13) Liens for the purpose of securing the payment of all or a part of the purchase price of, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Company or a Restricted Subsidiary in the ordinary course of business; provided that: (a) the aggregate principal amount of Debt secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and (b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(14) any interest or title of a lessor under any Finance Lease Obligation Incurred under clause (8) of the definition of Permitted Debt; provided that such Liens do not extend to any property or assets which is not leased property subject to such Finance Lease Obligation;

(15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(18) Liens securing Permitted Interest Rate, Currency or Commodity Price Agreements;

(19) Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Debt;

(20) Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;

(21) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed;

(22) Liens in favor of the Company or a Restricted Subsidiary;

(23) Liens arising from filing Uniform Commercial Code financing statements regarding leases or precautionary Uniform Commercial Code financings statements or similar filings;

(24) leases, subleases, licenses or sublicenses to third parties not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(25) Liens (including cash collateral) in favor of the issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances and completion guarantees, in each case issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business; provided, however, that such letters of credit do not assure payment in respect of indebtedness for borrowed money;

(26) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(28) Liens on the assets of Subsidiaries that are not Subsidiary Guarantors securing Debt or other obligations of such Subsidiaries that were permitted by this Indenture to be Incurred;

(29) all rights of expropriation, access or use or other similar rights conferred by or reserved by any federal, state or municipal authority or agency;

(30) any agreements with any governmental authority or utility when required by such authority or utility in connection with the operations of that Person in the ordinary course of business;

(31) agreements to subordinate any interest of the Company or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Company or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(32) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;

(33) Liens securing cash management obligations and other Debt in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar “bank products” arrangements, in each case Incurred in the ordinary course of business;

(34) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(35) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(36) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(37) Liens to secure Debt permitted under clauses (2), (17), (18) and (22) of the definition of Permitted Debt;

(38) Liens to secure Debt permitted under clause (15) of the definition of Permitted Debt; provided that (i) such Liens are limited to securing only the unpaid premiums under the applicable insurance policy and (ii) such Liens only encumber the proceeds of the applicable insurance policy;

(39) Liens not otherwise covered by clauses (1) through (38) securing Debt in the aggregate amount outstanding at any time not to exceed the greater of (i) $50.0 million and (ii) 2.0% of the Company’s Consolidated Total Assets; provided that this clause (39) may not be used to create, Incur, assume or suffer to exist any Lien securing Priority Lien Debt; and

(40) Liens securing Debt Incurred to refinance Debt (other than Liens permitted under clause (1)) that was previously so secured (or otherwise replacing any such Lien); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; provided, further, that this clause (40) may not be used to create, Incur, assume or suffer to exist any Lien securing Priority Lien Debt; or

(b) during any suspension period upon the achievement of Investment Grade Ratings:

(1) Liens described in clause (a) of this definition (other than subclauses (15), (39) and (40) (as such subclause relates to subclauses excluded by this subclause (b)(1)); and

(2) Liens securing Debt in an aggregate principal amount not to exceed 15.0% of the Consolidated Total Assets of the Company.

“Permitted Refinancing Debt” means any Debt of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of, plus premium, if any, and accrued and unpaid interest on the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of discounts, commissions, premiums, fees and other costs and expenses Incurred in connection therewith);

(2) the Permitted Refinancing Debt has a final maturity date no earlier than the earlier of the final maturity date of the Debt being extended, refinanced, renewed, replaced, deferred or refunded or 91 days after the final maturity date of the Notes;

(3) the Permitted Refinancing Debt has an Average Life at the time such Permitted Refinancing Debt is Incurred that is equal to or greater than the shorter of (A) the Average Life of the Debt being extended, refinanced, renewed, replaced, deferred or refunded and (B) 91 days after the Average Life of the Notes;

(4) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such Permitted Refinancing Debt is subordinated in right of payment to the Notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Debt shall not include Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Debt of the Company or a Subsidiary Guarantor.

“Permitted Sales-Type Lease Transaction” means a limited recourse sale of payment obligations owing to the Company or any Subsidiary of the Company in relation to sales-type leases (as defined pursuant to ASC Topic 605, “Revenue Recognition” or ASC Topic 840, “Leases”) in exchange for cash proceeds; provided that at the time of any such sale, no Default or Event of Default shall exist or result from such sale.

“Permitted Warrant Transaction” means any call option in respect of the Company’s Capital Stock sold by the Company concurrently with any Permitted Bond Hedge Transaction, which call option permits settlement in cash at the option of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary, or any successor thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such Insolvency Proceeding.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Priority Lien Debt” means, collectively, (i) First Lien Debt, (ii) Debt of Foreign Subsidiaries and other Restricted Subsidiaries that are not Subsidiary Guarantors Incurred under clause (2) of the definition of Permitted Debt, and (iii) Debt Incurred under any Debt Facilities outstanding or Incurred under clause (1) of the definition of Permitted Debt secured by Liens on ABL Collateral having priority over the Liens securing the Notes (assuming that all committed amounts under the Company’s revolving portion of any such Debt Facility are drawn).

“Priority Lien Leverage Ratio” means, as of any date of determination, the ratio of (1) Priority Lien Debt of the Company and its Restricted Subsidiaries as of such date of determination (on a pro forma basis giving effect to the applicable Incurrence of Priority Lien Debt and application of the proceeds thereof) to (2) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters ending on the balance sheet date. The Priority Lien Leverage Ratio shall be adjusted on a pro forma basis in a manner consistent with the definition of “Consolidated Coverage Ratio.”

“Rating Agency” means each of S&P, Moody’s or Fitch, or if (and only if) S&P, Moody’s, Fitch or any combination thereof shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s or Fitch, or any combination thereof, as the case may be

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (other than in exchange for Capital Stock of the Company that is not Redeemable Stock) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof (other than in exchange for Capital Stock of the Company that is not Redeemable Stock), in whole or in part, at any time prior to the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company shall not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.

“Regulation S Legend” means the legend identified as such in Exhibit A.

“Related Person” means, with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.

“Replacement Assets” means:

(1) properties and assets (other than cash, Cash Equivalents, any Capital Stock or other security) that will be used in the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date or any business ancillary thereto or supportive thereof or that are used in a Similar Business; and

(2) Capital Stock of any Person that is engaged in the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date or any business ancillary thereto or supportive thereof and that will be merged or consolidated with or into the Company or a Restricted Subsidiary or that will become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee or Collateral Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes Legend” means the legend identified as such in Exhibit A.

“Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” at any date shall mean the aggregate principal amount of Debt that in each case is then secured by Liens on any property or assets of the Company or any Restricted Subsidiary.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, mortgages, hypothecs, collateral assignments, deeds of trust, deeds to secure debt and related agreements (including the Intercreditor Agreements), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in any assets or property in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties (and any holders of Other Pari Passu Lien Obligations) as contemplated by this Indenture.

“Senior-Junior Intercreditor Agreement” means the intercreditor agreement, to be entered into at the time of Incurrence by the Company or any Restricted Subsidiary of any First Lien Debt, by the collateral agent for the First Lien Debt and the Collateral Trustee, and acknowledged by the Company and each Subsidiary Guarantor, substantially in the form attached as Exhibit E hereof, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture, and any additional, new or replacement intercreditor agreement, on substantially the same terms, with any new First Lien Debt Representative.

“Significant Restricted Subsidiary” means a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Similar Business” means any business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Stated Maturity” means, when used with respect to any Debt or any installment of interest on such Debt, the dates specified in such Debt as the fixed date on which the principal of such Debt or such installment of interest, as the case may be, is due and payable.

“Subordinated Debt” means Debt of the Company or a Subsidiary Guarantor that is expressly subordinated or junior in right of payment to the Notes or a Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” of any Person means:

(1) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

(2) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Company’s obligations under this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company on the Issue Date that is a party to this Indenture for purposes of providing a Subsidiary Guarantee with respect to the Notes, and each other Restricted Subsidiary that is required to, or at the election of the Company, does become a Subsidiary Guarantor by the terms of this Indenture after the Issue Date and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of this Indenture.

“Successor ABL Collateral Agent” means, in the event that the ABL Credit Facility is no longer outstanding, the “ABL Collateral Agent” (or other collateral agent, representative or trustee) designated pursuant to the terms of the documentation relating to the ABL Obligations.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (1) Debt of the Company and its Restricted Subsidiaries as of the balance sheet date to (2) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters ending on the balance sheet date. Total Leverage Ratio shall be adjusted on a pro forma basis in a manner consistent with the definition of “Consolidated Coverage Ratio.”

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such redemption date or in the case of a discharge, two days prior to the deposit of any discharge funds (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 1, 2023; provided, however, that if the period from such redemption date to November 1, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” has the meaning set forth in the preamble of this Indenture and any successor thereto.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company in accordance with Section 4.16); and

(2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“acceleration declaration”	6.2
“Act”	12.12
“Action”	11.11(x)
“Alternate Offer”	4.13(f)
“Authentication Order”	2.2
“Change of Control Offer”	4.13(a)
“Change of Control Purchase Price”	4.13(a)
“Covenant Defeasance”	8.3
“Deposit Trustee”	8.5
“EDGAR”	4.3(a)
“Event of Default”	6.1
“Excess Proceeds”	4.10(d)
“Institutional Accredited Investor Note”	2.1(b)
“LCT Election”	1.4
“LCT Test Date”	1.4
“Legal Defeasance”	8.2
“Note Amount”	4.10(d)(1)
“Offer Date”	4.10(d)(3)
“Offer Expiration Date”	1.1
“Offered Price”	4.10(d)(3)
“Pari Passu Debt Amount”	4.10(d)(2)
“Pari Passu Offer”	4.10(d)(2)
“Permitted Debt”	4.9(b)
“Purchase Date”	1.1
“QIBs”	2.1(b)
“Registrar”	2.3
“Regulation S”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Required Filing Dates”	4.3(a)
“Resale Restriction Termination Date”	2.15(a)
“Restricted Payment”	4.7(a)
“Restricted Period”	2.15(b)
“Rule 144A”	2.1(b)
“Rule 144A Global Note”	2.1(b)
“Security Document Order”	11.11(r)
“Successor Company”	5.1(a)(1)
“Successor Subsidiary Guarantor”	5.1(b)(1)(A)

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless otherwise specified, any reference to Section, Article or Exhibit refers to such Section, Article or Exhibit, as the case may be, of this Indenture;

(6) provisions apply to successive events and transactions;

(7) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(8) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 1.4. Limited Condition Transactions. When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of the proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or similar event) and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and (b)

Consolidated Cash Flow for purposes of the Consolidated Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Cash Flow of the Company, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Conditional Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE II

THE NOTES

SECTION 2.1. Form and Dating. The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The registered Holder will be treated as the owner of such Note for all purposes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

(b) The Initial Notes are being issued by the Company only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial issuance, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs in reliance on Rule 144A, outside the United States pursuant to Regulation S, to IAIs or to the Company, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend (collectively, the “Rule 144A Global Note”), deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Regulation S Legend (collectively, the “Regulation S Global Note”), deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes resold to IAIs in the United States shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A and bear the Restricted Notes Legend (collectively, the “Institutional Accredited Investor Note”), deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, at the direction of the Trustee. Transfers of Notes among QIBs, to or by purchasers pursuant to Regulation S and to or by IAIs shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.15.

(c) Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1 and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary.

SECTION 2.2. Execution and Authentication. An Officer shall sign the Notes for the Company by manual, facsimile, electronic or PDF transmission signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”) directing the Trustee to authenticate the Notes and an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue in the aggregate principal amount stated in such written order.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent or agents. An authenticating agent has the same rights as an Agent to deal with Holders or the Company.

SECTION 2.3. Registrar; Paying Agent. The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

The Company shall notify the Trustee in writing, and the Trustee shall notify the Holders, of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. If the Company fails to appoint or maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent at the Corporate Trust Office of the Trustee.

The Company initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it in trust for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to pay all money held by it in trust for the benefit of the Holders or the Trustee to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for such money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of any of the events specified in Section 6.1, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

SECTION 2.6. Book-Entry Provisions for Global Notes.

(a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Note Custodian for the Depositary and (iii) bear the Global Note legends as required by Section 2.6(e).

Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Note Custodian, or under such Global Note, and the Depositary may be treated by the Company, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners in the Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.15 and the rules and procedures of the Depositary. In addition, certificated Notes shall be transferred to beneficial owners in exchange for their beneficial interests only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (iii) an Event of Default of which a Responsible Officer of the Trustee has written notice has occurred and is continuing and the Registrar has received a request from any Holder of a Global Note to issue such certificated Notes or (iv) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes.

(c) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.6(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated Notes of authorized denominations.

(d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) Each Global Note shall bear the Global Note Legend on the face thereof.

(f) At such time as all beneficial interests in Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and certificated Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.7, Section 2.10, Section 3.6, Section 4.10, Section 4.13 or Section 9.5).

(3) All Global Notes and certificated Notes issued upon any registration of transfer or exchange of Global Notes or certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes (or interests therein) or certificated Notes surrendered upon such registration of transfer or exchange.

(4) The Registrar is not required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes under Section 3.2 hereof and ending at the close of business on the day of such selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Company shall be affected by notice to the contrary.

(6) The Trustee shall authenticate Global Notes and certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any certificated Note in exchange for a Global Note.

(7) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(8) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(9) The transferor of any Note held in certificated form shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 2.7. Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company, the Trustee and the Agents may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date or date of redemption, money sufficient to pay all amounts under the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9. Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Subsidiary Guarantors or by any of their respective Affiliates shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10. Temporary Notes. Until certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a written order of the Company signed by one Officer, authenticate certificated Notes in certificate form in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Sections 2.7 and 2.16, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1; provided that no special record date shall be required with respect to any defaulted interest that is paid within the applicable grace period. The Company shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least 15 days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.14. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and, if it does so, the Trustee shall use the CUSIP and/or ISIN number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number and ISIN number.

SECTION 2.15. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is one year after the later of the date of its original issue, the original issue date of any Additional Notes and the last date on which the Company or any Affiliate of the Company was the owner of such securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(1) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit D from the proposed transferee and, if requested by the Company or the Trustee, the receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(3) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit C from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the Resale Restriction Termination Date, interests in a Rule 144A Note or an Institutional Accredited Investor Note may be transferred in accordance with applicable law without requiring the certifications set forth under Exhibit C or Exhibit D or any additional certification.

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the date which is forty days after the later of the Issue Date, the closing date of the issuance of any Additional Notes and when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S (the “Restricted Period”):

(1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(2) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit D from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(3) a transfer of a Regulation S Note or a beneficial interest therein to a non-U.S. person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth under Exhibit C hereof from the proposed transferor and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certifications set forth under Exhibit C or Exhibit D or any additional certification

(c) In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to Section 2.6, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (a) and (b) of this Section 2.15 above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company and notified to the Trustee in writing.

(d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(e) Regulation S Legend. Upon the transfer, exchange or replacement of Notes not bearing the Regulation S Legend, the Registrar shall deliver Notes that do not bear the Regulation S Legend. Upon the transfer, exchange or replacement of Notes bearing the Regulation S Legend, the Registrar shall deliver only Notes that bear the Regulation S Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f) General. By its acceptance of any Note bearing the Restricted Notes Legend or the Regulation S Legend, as applicable, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend or the Regulation S Legend, as applicable, and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary but is not subject to any procedure required by this Indenture.

In connection with any proposed transfer pursuant to Regulation S or pursuant to any other available exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A), the Company may require the delivery of an Opinion of Counsel, other certifications or other information satisfactory to the Company.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15.

SECTION 2.16. Issuance of Additional Notes. The Company shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, first interest payment date applicable thereto, first date from which interest will accrue, transfer restrictions, any registration rights agreement and additional interest with respect thereto; provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9 and Section 4.12 and provided, further, that if any Additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, as determined by the Company, such Additional Notes will have a separate CUSIP number and ISIN. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date, the CUSIP and/or ISIN number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue;

(3) whether such Additional Notes shall be Transfer Restricted Notes; and

(4) that such issuance is not prohibited by this Indenture.

The Trustee shall, upon receipt of the Officers’ Certificate, authenticate the Additional Notes in accordance with the provisions of Section 2.2 of this Indenture.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1. Notices to Trustee. If the Company elects to redeem or repurchase1 Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least five Business Days (or such shorter period as is acceptable to the Trustee) before sending a notice of such redemption, an Officers’ Certificate setting forth the (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the redemption or repurchase shall occur, (ii) redemption or repurchase date (which, in the case of a redemption subject to conditions, may be subject to extension until such conditions are satisfied), (iii) principal amount of Notes to be redeemed or repurchased and (iv) the redemption or repurchase price or the method for determining the redemption or repurchase price.

SECTION 3.2. Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time in connection with any redemption or repurchase, the Trustee shall select the Notes (or portions of Notes) to be redeemed or repurchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot (except that any Notes represented by a Global Note will be redeemed by such method the Depositary may require); provided, however, that no Notes of $2,000 in original principal amount or less shall be redeemed in part. Notwithstanding anything to the contrary stated herein, to the extent any such Notes are held in the form of Global Notes, the Notes to be redeemed shall be selected in accordance with the applicable procedures and requirements of DTC.

SECTION 3.3. Notice of Redemption. The Company shall mail or cause to be mailed (in each case sent by first class mail) in accordance with Section 12.1 and, in the case of Global Notes given in accordance with DTC procedures, a notice of redemption pursuant to Section 3.7 to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), at least ten days but not more than 60 days before the expected redemption date (except that notices may be delivered more than 60 days before a redemption date if the notice is issued in accordance with Article VIII) (which, in the case of a redemption subject to conditions, may be subject to extension of not more than three months until such conditions are satisfied).

The notice shall identify the Notes to be redeemed (including the name of the Notes, the series, “CUSIP” numbers and corresponding “ISINs,” if applicable, interest rate, maturity date and, if known, certificate numbers) and shall state:

(1) the redemption date (which, in the case of a redemption subject to conditions, may be subject to extension until such conditions are satisfied);

(2) the redemption price (or the method by which it is to be determined);

[1]	Note to Troutman: Included “repurchase” consistent with DoN.

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate);

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number and ISIN number, if any, listed in such notice or printed on the Notes; and

(9) any conditions precedent to such redemption.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice sent in the manner herein provided shall be deemed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4. Effect of Notice of Redemption. Subject to the next paragraph, once notice of redemption is delivered in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the applicable redemption price.

Any redemption notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including completion of an Equity Offering or other corporate transaction or series of related transactions. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company shall provide written notice of the satisfaction or waiver of such conditions, the delay of such redemption date or the rescission of such notice of redemption to the Trustee no later than the day prior to the redemption date, and upon receipt the Trustee shall provide such notice of each holder of the Notes in the same manner in which the notice of redemption was given.

SECTION 3.5. Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay the redemption price, together with accrued and unpaid interest, if any, to the applicable redemption date on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price and accrued and unpaid interest, if any, to the applicable redemption date on all Notes to be redeemed.

If the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed, on and after the redemption, interest shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1.

SECTION 3.6. Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and, upon the written request of an Officer of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

SECTION 3.7. Optional Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time or from time to time prior to November 1, 2023 at the option of the Company, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Company will calculate the Treasury Rate and Applicable Premium and, prior to the redemption date, file an Officers’ Certificate with the Trustee setting forth the Treasury Rate and Applicable Premium and showing the calculation of each in reasonable detail.

(b) At any time or from time to time on or after November 1, 2023, the Company, at its option, may redeem the Notes in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date), if redeemed during the 12-month period beginning November 1 of the years indicated below:

Year	Redemption Price
2023	103.438%

2024	101.719%

2025 and thereafter	100.000%

(c) In the event that prior to November 1, 2023, the Company receives net cash proceeds from one or more Equity Offerings by the Company, the Company may use an amount not greater than the amount of such net cash proceeds to redeem up to 40% of the original aggregate principal amount of all Notes issued (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date); provided that:

(1) at least 60.0% of the aggregate principal amount of all Notes issued on the Issue Date remains outstanding after each such redemption; and

(2) the redemption date is within 120 days of the consummation of any such Equity Offering.

(d) The Notes may be redeemed as provided in Section 4.13.2

SECTION 3.8. Other Repurchases. Nothing herein shall limit the ability of the Company or its Affiliates to purchase or acquire Notes in open market purchases, tender or exchange offers or other negotiated transactions.

ARTICLE IV

COVENANTS

SECTION 4.1. Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent (if other than the Company or a Subsidiary thereof) holds, as of 11:00 a.m. (New York City time) on the relevant payment date, U.S. dollars deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

[2]	Note to Troutman: Can we keep this as the broader reference?

(b) The Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

SECTION 4.2. Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3. Provision of Financial Information.

(a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall provide to the Trustee and Holders the annual reports, quarterly reports and other reports which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Company were so required, such documents to be provided to the Trustee and Holders on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required to file such documents with the SEC if the Company were so required (subject to clause (1) below); provided that any such reports and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (or any successor system) or made publicly available on the Company’s website shall be deemed to have been delivered to the Trustee and the Holders of Notes for purposes of the foregoing requirements.

With respect to the reports required to be furnished by this Section 4.3(a):

(1) the time periods for filing of the foregoing reports specified in the relevant forms or rules and regulations of the SEC shall be those applicable to a non-accelerated filer or shall otherwise be the longest available time period under such forms, rules and regulations of the SEC or other applicable laws, rules or regulations, as the case may be (plus any applicable extensions of such time period);

(2) no Current Reports on Form 8-K will be required to include information required by Items 1.04, 2.05, 2.06, 3.01, 3.02, 3.03, 5.02(e), 5.04, 5.07 and 5.08 of Form 8-K or any similar Items in any successor or comparable form;

(3) no such Current Reports on Form 8-K will be required to include as an exhibit or summary of terms of, any employment or compensatory arrangement agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer of the Company (or any of its Subsidiaries);

(4) in no event will such reports be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein) promulgated by the SEC;

(5) in no event will such reports be required to comply with Item 302 of Regulation S-K promulgated by the SEC;

(6) will not be required to include financial statements for any acquired entity, businesses or assets unless such acquisition has occurred and such financial statements would be required by Rule 3-05 of Regulation S-X promulgated by the SEC to be included in an annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K of the Company, as the case may be;

(7) in no event will such reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain separate financial statements for the Company or the Subsidiary Guarantors;

(8) in no event will such reports be required to comply with Item 601 of Regulation S-K promulgated by the SEC (with respect to exhibits) or, with respect to Current Reports on Form 8-K, to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a Current Report on Form 8-K;

(9) trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Company may be excluded from any disclosures;

(10) to the extent that the Company is not a reporting company under the Exchange Act, in no event will such reports be required to be presented in compliance with the requirements of the Public Company Accounting Oversight Board; and

(11) in no event will such reports contain compensation or beneficial ownership information.

(b) So long as any of the Notes remain outstanding, if at any time the Company is not subject to Section 13(a) or 15(d) under the Exchange Act, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes, upon their request, the information required by Rule 144A(d)(4) under the Securities Act until such time as the Holders of the Notes, other than Holders that are Affiliates of the Company, are able to sell all such Notes immediately without restriction pursuant to the provisions of Rule 144 under the Securities Act, or any successor provision thereto.

(c) In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 4.3 with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that, if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such parent company, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

(d) The Company will be deemed to have furnished the reports in Section 4.3(a) if the Company has filed the corresponding reports containing such information with the SEC via the EDGAR filing system (or any successor system).

(e) In addition, no later than five Business Days after the date the earnings release related to the annual and quarterly financial information for the prior fiscal period, as applicable, have been filed or furnished pursuant to Section 4.3(a), the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management (the Company may satisfy the requirements of this Section 4.3(e) by holding the required conference call within the time period required by this Section 4.3(e) as part of any earnings call of the Company). No fewer than five Business Days prior to the date such conference call is to be held, the Company shall issue a press release to the appropriate U.S. wire services or otherwise publicly announce such quarterly conference call in any Regulation FD compliant method for the benefit of the Holders, beneficial owners of the Notes, prospective purchasers of the Notes and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(f) Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any information required by this Section 4.3 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.3) upon furnishing such information as contemplated by this Section 4.3 (but without regard to the date on which such financial statement or report is so furnished).

(g) Delivery of reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s or any Subsidiary Guarantor’s, as the case may be, compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate of the Company). The Trustee shall have no obligation or responsibility to determine whether the Company is required to file any reports or other information with the SEC, whether the Company’s information is available on EDGAR (or any successor system) or whether the Company has otherwise delivered any notice or report in accordance with the requirements specified in this Section 4.3.

SECTION 4.4. Compliance Certificate. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2020, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6. Stay, Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7. Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to:

(1) directly or indirectly declare or pay any dividend on, or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof in their capacity as holders of Capital Stock, other than:

(i) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock); and

(ii) in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary or, in the case of dividends or distributions made by a Restricted Subsidiary that is not wholly owned, dividends or distributions are made on a pro rata basis (or on a basis more favorable to the Company) in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any parent thereof, other than in exchange for Capital Stock (other than Redeemable Stock) of the Company or any parent thereof;

(3) make any Investment in any Person, other than a Permitted Investment; and

(4) redeem, repurchase, defease, prepay or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Debt (other than Debt owed by the Company or any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company or the Company, or any such payment on Debt due within one year of the date of redemption, repurchase, defeasance, prepayment, decrease or other acquisition or retirement);

(each of clauses (1) through (4) above being a “Restricted Payment”) unless:

(i) no Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result from such Restricted Payment;

(ii) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, the Company could Incur at least $1.00 of additional Debt pursuant to Section 4.9(a); and

(iii) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made subsequent to the Issue Date (other than pursuant to clauses (2) and (4) through (17) of Section 4.7(b)) does not exceed the sum of:

(u) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company accrued on a cumulative basis since July 1, 2020 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are publicly available (taken as a single accounting period); plus

(v) (i) 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by the Company or a Restricted Subsidiary after the Issue Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company, or any net payment received by the Company in connection with the termination or settlement of options relating to its Capital Stock; provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, (ii) 100% of the aggregate net cash proceeds received by the Company after the Issue Date from the issuance and sale of convertible or exchangeable Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company; provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, and (iii) without duplication, any reduction of Debt on the balance sheet of the Company to the extent such Debt is converted into or exchanged for Capital Stock of the Company (other than Redeemable Stock) after the Issue Date; plus

(w) in the case of a disposition, liquidation or repayment (including by way of dividends) of Investments by the Company and its Restricted Subsidiaries, subsequent to the Issue Date, in any Person subject to Section 4.7(a)(3) above, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return on capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes; plus

(x) the amount equal to the net reduction in Restricted Payments made by the Company or any of its Restricted Subsidiaries resulting from:

(A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of, or the repayment of or return of capital on, Restricted Payments made by the Company or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Payments from the Company or the Restricted Subsidiaries and repayments of loans or advances that constitute Restricted Payments made by the Company or the Restricted Subsidiaries, in each case, after the Issue Date; or

(B) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary after the Issue Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments); plus

(y) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Company’s Investment in such Subsidiary at the time of the redesignation; plus

(z) $125.0 million.

(b) Notwithstanding the foregoing, Section 4.7(a) will not prohibit:

(1) payment of any dividend or distribution on Capital Stock of any class within 60 days after the declaration thereof, or redemption of any Subordinated Debt within 30 days after giving notice of redemption thereof, if, on the date when the dividend was declared or such notice of redemption given, the Company or such Restricted Subsidiary could have paid such dividend or redeemed such Subordinated Debt in accordance with this Section 4.7;

(2) repayment or refinancing of any Subordinated Debt with Permitted Refinancing Debt, or any Restricted Payment made in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

(3) [Reserved];

(4) the acquisition of shares of Capital Stock in connection with (x) the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise and (y) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(5) the acquisition or retirement for value of shares of the Company’s Capital Stock pursuant to equity repurchases from future, present or former directors, officers, consultant or employees in an amount of up to $5.0 million per any calendar year (and any portion of such $5.0 million not used in any calendar year may be carried forward to one or more future periods); provided, further that such amount in any calendar year may be increased by an amount not to exceed:

(x) the cash proceeds from the sale of Capital Stock (other than Redeemable Stock and Preferred Stock) of the Company and, to the extent contributed to the Company, the cash proceeds from the sale of Capital Stock of any direct or indirect parent of the Company, in each case, to any future, present or former employees, officers or directors of the Company or any of its Subsidiaries that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under Section 4.7(a)(iii); plus

(y) the cash proceeds of key man life insurance policies received by the Company or the Restricted Subsidiaries after the Issue Date; less

(z) the amount of any Restricted Payments previously made with the cash proceeds described in clause (x) or (y) of this Section 4.7(b)(5);

(6) payments in respect of Redeemable Stock of the Company or a Restricted Subsidiary, or dividends on Preferred Stock of a Restricted Subsidiary, in each case incurred in compliance with Section 4.9;

(7) the payment of cash in lieu of the issuance of Capital Stock, or repurchases of Capital Stock deemed to occur in connection with the exercise, conversion, retirement, repurchase, exchange or redemption of warrants, options or other rights to purchase Equity Interests or any series of convertible debt securities of the Company or its Restricted Subsidiaries;

(8) upon the occurrence of a Change of Control or an Asset Disposition and after the completion of the Offer to Purchase under Section 4.10 or Section 4.13 (including the purchase of all Notes tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt required under the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% (in the case of a Change of Control) or 100% (in the case of an Asset Disposition) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided that, in the case of an Asset Disposition, such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt does not exceed the Net Available Proceeds from such Asset Disposition;

(9) the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), or payments with respect to fractional shares, in each case in connection with an acquisition to the extent such payment would have been permitted by this Indenture at the time of such acquisition;

(10) Restricted Payments in an aggregate amount not to exceed $15.0 million per calendar year so long as, after giving pro forma effect thereto, the Total Leverage Ratio of the Company would not exceed 3.00 to 1.00;

(11) other Restricted Payments in an aggregate amount not to exceed $25.0 million;

(12) any payment of cash by the Company or any Subsidiary issuer to a holder of Convertible Debt upon conversion or exchange of such Convertible Debt which cash payment is made at the election of the Company or such Subsidiary and does not exceed an amount equal to the principal amount of the Convertible Debt that are converted or exchanged and any accrued interest paid thereon, if on the date the Company or such Subsidiary elects to make such cash payment, such payment would have complied with the first paragraph of this covenant;

(13) [Reserved];

(14) (i) the purchase of any Permitted Bond Hedge Transaction, or any cash payment made in connection with the exercise or early termination of any Permitted Bond Hedge Transaction and (ii) any cash payment made in connection with the exercise or early termination of any Permitted Warrant Transaction;

(15) payments made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Capital Stock by, or vesting of any Capital Stock held by, any future, present or former employee, officer or director of the Company or any Restricted Subsidiary and repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(16) [Reserved];

(17) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into Equity Interests of the Company or any direct or indirect parent of the Company; and

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6), (8), (10) and (11) of this Section 4.7(b), no Default shall have occurred and be continuing or would otherwise occur as a consequence thereof.

SECTION 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary:

(1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends, distributions or liquidating distributions prior to dividends, distributions or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) to make loans or advances to the Company or any other Restricted Subsidiary; or

(3) otherwise to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) Notwithstanding the restrictions in Section 4.8(a), the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

(1) pursuant to any agreement in effect on the Issue Date (including the ABL Credit Facility and the related documentation and related Permitted Interest Rate, Currency or Commodity Price Agreements);

(2) pursuant to this Indenture, the Notes and the Subsidiary Guarantees;

(3) pursuant to an agreement relating to any Debt Incurred by or Capital Stock of a Person (other than a Restricted Subsidiary existing on the Issue Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in connection with, or anticipation of, becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided that the Incurrence of such Debt was permitted under Section 4.9;

(4) pursuant to an agreement effecting any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of Debt Incurred pursuant to an agreement referred to in clauses (1), (3), (6) and (11) of this Section 4.8(b); provided, however, that the provisions contained in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement being renewed, refunded, replaced, refinanced or extended;

(5) in the case of a restriction described in Section 4.8(a)(3), contained in any security agreement securing Debt of a Restricted Subsidiary otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the assets or property subject to such security agreement; provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Debt repaid;

(6) customary restrictions in leases (including finance leases), subleases, licenses, sublicenses, security agreements or mortgages, including with respect to intellectual property and other agreements, or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property purchased or leased of the nature described in Section 4.8(a)(3);

(7) Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(8) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction terminates if such transaction is closed or abandoned;

(9) in bona fide contracts for the sale of any property or assets;

(10) any encumbrance or restriction contained in the terms of any Debt or Capital Stock otherwise permitted to be Incurred under this Indenture if the Company determines that any such encumbrance or restriction either (i) will not materially affect the Company’s ability to make principal or interest payments on the Notes and such restrictions are not materially less favorable to Holders of Notes than is customary in comparable financings or (ii) are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in this Indenture or the ABL Credit Facility, in each case as determined in good faith by the Board of Directors or an Officer of the Company;

(11) restrictions applicable to Foreign Subsidiaries in agreements or instruments governing Debt of Foreign Subsidiaries;

(12) if such encumbrance or restriction is the result of applicable laws or regulations;

(13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(14) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof); provided that such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(15) any encumbrance or restriction pursuant to a Permitted Interest Rate, Currency or Commodity Price Agreement;

(16) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Lien permitted under Section 4.12;

(17) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement or dedicated to the performance thereunder by the Company or such Restricted Subsidiary, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; or

(18) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 4.9. Limitation on Debt.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt; provided that the Company and any Subsidiary Guarantor may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Coverage Ratio of the Company would be not less than 2.00 to 1.00.

(b) Notwithstanding Section 4.9(a), the following Debt may be Incurred (collectively, the “Permitted Debt”):

(1) Debt of the Company or any Restricted Subsidiary under one or more Debt Facilities and the issuance or creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount Incurred under this Section 4.9(b)(1) at any one time outstanding not to exceed the greater of (i) $175.0 million and (ii) the Borrowing Base, plus, in the event of any refunding, refinancing, renewal, replacement or extension of any such Debt, the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related thereto;

(2) Priority Lien Debt of the Company or any Restricted Subsidiary so long as, after giving pro forma effect to the Incurrence and application of proceeds thereof, the Priority Lien Leverage Ratio of the Company would not exceed 2:00 to 1.00, and Permitted Refinancing Debt in respect thereof;

(3) [Reserved];

(4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (including the Existing Notes) and not otherwise referred to in Section 4.9(b)(1);

(5) Debt owed by the Company to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that:

(A) any such Debt owing by the Company or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and

(B) upon either the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary or the issuance (other than directors’ qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary such that it ceases to be a Restricted Subsidiary, the provisions of this Section 4.9(b)(5) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

(6) Debt consisting of the Notes (other than any Additional Notes);

(7) the Subsidiary Guarantees and Guarantees by the Company or any Restricted Subsidiary of any Debt of the Company or a Restricted Subsidiary permitted to be Incurred under this Indenture;

(8) Debt of the Company or any of its Restricted Subsidiaries represented by Finance Lease Obligations or purchase money obligations, in each case, Incurred or assumed for the purpose of financing the purchase, lease, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary in an aggregate principal amount, including all Debt Incurred to refund, refinance, replace, renew, extend or defease any Debt Incurred or assumed pursuant to this Section 4.9(b)(8), not to exceed, at any one time outstanding, the greater of (i) $100.0 million and (ii) 4.0% of Consolidated Total Assets determined at the time of Incurrence;

(9) Debt of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

(10) Permitted Acquisition Debt;

(11) [Reserved];

(12) Permitted Refinancing Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of Debt Incurred pursuant to Section 4.9(a) or pursuant to Section 4.9(b)(4), Section 4.9(b)(6), Section 4.9(b)(7) or Section 4.9(b)(10) of this definition of Permitted Debt and this Section 4.9(b)(12);

(13) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, contribution, earn-outs or other similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business or assets;

(14) Debt Incurred by the Company or its Restricted Subsidiaries in the ordinary course of business or customarily incurred by Persons engaged in a Similar Business constituting reimbursement obligations in respect of bankers’ acceptances, bank guarantees (not for borrowed money), warehouse receipts or letters of credit in respect of warranty claims, workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims, performance, bid, appeal, surety and similar bonds and completion Guarantees (not for borrowed money), and letters of credit for operating purposes and performance and completion guarantees provided or Incurred (including Guarantees thereof);

(15) Debt incurred in the ordinary course of business in connection with (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, Incurred in the ordinary course of business;

(16) Permitted Interest Rate, Currency or Commodity Price Agreements entered into for bona fide non-speculative purposes and ABL Secured Rate Contract Obligations;

(17) Debt of the Company or any Restricted Subsidiary Incurred to finance up-front costs associated with long-term contracts with customers in the ordinary course of business;

(18) to the extent that such transactions may be re-characterized as Debt, Debt Incurred pursuant to a Permitted Sales-Type Lease Transaction in an amount (determined based on the amount of such Debt reflected on a balance sheet in accordance with GAAP) not to exceed, in the aggregate, the greater of (i) $150.0 million and (ii) 6.0% of Consolidated Total Assets determined at the time of Incurrence;

(19) Debt of the Company or any of its Restricted Subsidiaries arising from cash management obligations, treasury management services and other Debt in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, credit card processing services, stored value cards, commercial cards, debit cards, overdraft protections and similar arrangements, in each case Incurred in the ordinary course of business, and any ABL Bank Product Obligations;

(20) Debt consisting of Debt issued by the Company or any Restricted Subsidiary to future, current or former officers, directors and employees thereof, their respective estates or trusts, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company to the extent described in Section 4.7(b)(4);

(21) any obligation, or guaranty of any obligation, of the Company or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Company or a Restricted Subsidiary Incurred in the ordinary course of business for all or any portion of the amounts payable by such customers to the Person extending such credit;

(22) Debt Incurred in connection with a sale and leaseback transaction in relation to the real property located at 3199 Pilot Knob Road, Eagan, Minnesota, in an amount not to exceed $55.0 million;

(23) to the extent constituting Debt, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(24) Debt to the extent the net proceeds thereof (or a portion thereof) are promptly deposited in an amount sufficient (together with any other amounts so deposited) to defease or to satisfy and discharge this Indenture; and

(25) in addition to the items referred to in Section 4.9(b)(1) through Section 4.9(b)(24) above, Debt of the Company or any Restricted Subsidiary which, together with any other outstanding Debt Incurred pursuant to this Section 4.9(b)(25), and including any renewals, extensions, substitutions, refinancings or replacements of such Debt, has an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $75.0 million and (ii) 3.0% of Consolidated Total Assets determined at the time of Incurrence.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Debt Incurred pursuant to, and in compliance with, this Section 4.9:

(1) in the event that Debt meets the criteria of more than one of the types of Debt described in Section 4.9(a) and Section 4.9(b), the Company, in its sole discretion, may classify such item of Debt on the date of Incurrence (or later classify or reclassify such Debt, in its sole discretion) in any manner permitted by this covenant and shall only be required to include the amount and type of such Debt in one of such clauses; provided that (i) all Debt outstanding on the Issue Date under the ABL Credit Facility and all Debt (or the portion thereof) Incurred under Section 4.9(b)(1) shall be deemed Incurred under Section 4.9(b)(1) and may not later be reclassified and (ii) all Priority Lien Debt (or the portion thereof) Incurred under Section 4.9(b)(2) shall be deemed Incurred under Section 4.9(b)(2) and may not later be reclassified; provided, further that, for the avoidance of doubt, all Priority Lien Debt shall be deemed Incurred only pursuant to Section 4.9(b)(2), and the Company and its Restricted Subsidiaries shall not be permitted to use any other provision in this covenant for purposes of Incurring Priority Lien Debt;3

(2) Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

(3) the principal amount of any Redeemable Stock or Preferred Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

[3]	NTD to Troutman: Consistent with DoN.

(4) Debt permitted by this Section 4.9 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.9 permitting such Debt; and

(5) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an Incurrence of Debt for purposes of this Section 4.9.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 4.9, the maximum amount of Debt that the Company may Incur pursuant to this Section 4.9 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.10. Limitation on Asset Dispositions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition of Notes Collateral unless:

(1) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Disposition) for the assets or Capital Stock sold or disposed of;

(2) at least 75% of the consideration for such Asset Disposition and all other Asset Dispositions since the Issue Date on a cumulative basis consists of:

(i) cash or Cash Equivalents;

(ii) the assumption of Debt of the Company or such Restricted Subsidiary (other than Debt that is subordinated to the Notes or such Restricted Subsidiary’s Subsidiary Guarantee) relating to such assets and release from all liability on the Debt assumed;

(iii) Replacement Assets;

(iv) Designated Noncash Consideration; or

(v) any combination of the foregoing;

(3) without limitation of the obligations of the Company pursuant to Section 4.19, to the extent that any consideration received by the Company or any Restricted Subsidiary in such Asset Disposition (including, for avoidance of doubt, any Designated Noncash Consideration) consists of assets of the type that would constitute Notes Collateral, such assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are as soon as reasonably practicable after their acquisition added to the Notes Collateral (to the extent that such additional assets do not constitute ABL Collateral); and

(4) subject to the provisions of the Intercreditor Agreements, the Net Available Proceeds from any such Asset Disposition of Notes Collateral are paid directly by the purchaser thereof to the Collateral Trustee to be held in trust in a Collateral Account for application in accordance with this Section 4.10;

provided that the amount of any consideration received by the Company or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this Section 4.10(a) (to the extent of the cash received). This Section 4.10(a) shall not apply with respect to any condemnation, event of loss or other involuntary Asset Disposition.

(b) Within 365 days after the receipt of any Net Available Proceeds from an Asset Disposition of Notes Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Available Proceeds at its option, in any combination of the following:

(1) to repay, repurchase or otherwise retire (or offer to do so in accordance with the provisions of an Offer to Purchase) (i) First Lien Obligations (if any) or (ii) obligations under the Notes and under any other Pari Passu Debt (and in the case of any revolving credit facilities, to correspondingly reduce commitments with respect thereto) (in the case of clause (ii), on a pro rata basis); provided that all repayments, repurchases or retirements of (or offers thereof in accordance with the provisions of an Offer to Purchase) obligations under the Notes shall be made as provided under Section 3.7 or by making an offer to all Holders of Notes to purchase their Notes at the Offered Price;

(2) to (a) make an Investment by the Company or a Restricted Subsidiary in any one or more Similar Businesses or (b) acquire Replacement Assets or make capital expenditures; provided that the Company or such Restricted Subsidiary will be deemed to have complied with its obligations under this paragraph if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Available Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Available Proceeds; provided, further that upon any abandonment or termination of such commitment, the Net Available Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth below; provided, further that any such additional assets acquired with Net Available Proceeds from an Asset Disposition of Notes Collateral are as soon as reasonably practicable after their acquisition pledged as Collateral to the extent required pursuant to this Indenture and the Collateral Trust Agreement; or

(3) any combination of the foregoing.

(c) Within 365 days after the receipt of any Net Available Proceeds from an Asset Disposition of assets that do not constitute Notes Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be), may apply such Net Available Proceeds at its option, in any combination of the following:

(1) in the case of Net Available Proceeds from an Asset Disposition of ABL Collateral, repay any Debt under the ABL Credit Facility or any other Debt of the Company or a Subsidiary Guarantor that is secured by a Lien on the ABL Collateral that is prior to the Lien on the ABL Collateral in favor of Holders of Notes (in each case other than Debt owed to the Company or a Subsidiary of the Company) and, in the case of obligations with respect to revolving indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to repay, repurchase or otherwise retire (or offer to do so in accordance with the provisions of an Offer to Purchase) (i) First Lien Obligations or (ii) obligations under the Notes and under any other Pari Passu Debt (and to correspondingly reduce commitments with respect thereto) (in the case of clause (ii), on a pro rata basis), as provided in the second paragraph of this covenant;

(3) to the extent such Net Available Proceeds are not from Asset Dispositions of Collateral, (i) to permanently reduce Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Debt owed to the Company, a Subsidiary Guarantor or a Restricted Subsidiary or (ii) to repay Debt secured by a Lien on such assets; or

(4) for any purpose permitted by Section 4.10(b)(2); provided that any such additional assets acquired with Net Available Proceeds of ABL Collateral are, as soon as reasonably practicable following the acquisition thereof, pledged as Collateral to the extent required under the Security Documents.

(d) Any Net Available Proceeds that are not applied or invested as provided in Sections 4.10(b) and 4.10(c) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, or earlier, at the Company’s election, the Company will offer to apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Debt outstanding with similar provisions requiring the Company to make an Offer to Purchase such Debt with the proceeds from any Asset Disposition as follows:

(1) the Company will make an Offer to Purchase from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed in amounts of $2,000 or integral multiples of $1,000 in excess thereof) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Offered Price for all Notes tendered); and

(2) to the extent required by such Pari Passu Debt, the Company will make an Offer to Purchase or otherwise repurchase or redeem Pari Passu Debt (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt.

(3) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date (the “Offer Date”) such Offer to Purchase is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer to Purchase is less than the Note Amount relating to the tendered Notes or the aggregate amount of Pari Passu Debt that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis; provided that, in the case of Global Notes, beneficial interests in such Notes shall be repurchased on a pro rata basis based on amounts tendered only if such proration is consistent with the procedures of the applicable Depositary; otherwise, such beneficial interests shall be selected for repurchase in accordance with such procedures. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer to Purchase and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(4) Pending the final application of any Net Available Proceeds from Asset Dispositions of assets that do not constitute Notes Collateral pursuant to this Section 4.10, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Debt outstanding under a revolving credit facility (including under the ABL Credit Facility) or otherwise invest such Net Available Proceeds in any manner not prohibited by this Indenture.

(e) For purposes of this Section 4.10, in connection with a disposition that includes (i) the Capital Stock issued by the Company or any Subsidiary Guarantor that has an interest in any ABL Collateral or (ii) ABL Collateral and Notes Collateral, then, unless otherwise agreed by the ABL Collateral Agent and the Collateral Trustee, (i) a portion of the proceeds of any such disposition shall be deemed to be Net Available Proceeds of an Asset Disposition of ABL Collateral in an amount equal to the sum of (A) the book value determined in accordance with GAAP of any ABL Collateral consisting of ABL Accounts that are the subject of such disposition (or, in the case of a disposition of Capital Stock issued by the Company or any Subsidiary Guarantor, any ABL Collateral consisting of ABL Accounts in which the Company or any Subsidiary Guarantor has an interest), determined as of the date of such disposition, and (B) the Fair Market Value of all other ABL Collateral that is the subject of such disposition (or, in the case of a disposition of Equity Interests issued by the Company or any Subsidiary Guarantor, any other ABL Collateral in which the Company or any Subsidiary Guarantor has an interest), determined as of the date of such disposition; and (ii) the remainder of the proceeds of such disposition shall be deemed to be Net Available Proceeds of an Asset Disposition of Notes Collateral.

(f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Disposition provisions of this Indenture by virtue of such compliance.

SECTION 4.11. Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions having a value in excess of $5.0 million with or for the benefit of an Affiliate of the Company or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate or is otherwise fair to the Company from a financial point of view. For any transaction or series of related transactions involving aggregate value in excess of $25.0 million, such transaction or series of related transactions is approved by either (x) a majority of the Disinterested Directors of the Board of Directors of the Company, if any, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the Board of Directors of the Company (with any Director on such committee that is not a Disinterested Director recusing himself or herself).

(b) The preceding requirements shall not apply to:

(1) any transaction pursuant to agreements in effect on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors or senior management of the Company, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(2) any agreement, arrangement or transaction with a current or former officer, director, employee or consultant of the Company or any Restricted Subsidiary relating to compensation, perquisites or indemnities, including without limitation any employment agreement, employee benefit plan, officer or director indemnification agreement, retention agreement, severance agreement, consultant agreement or any similar arrangement, entered into by the Company or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

(3) transactions between or among the Company and/or its Restricted Subsidiaries and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 4.9;

(4) any transaction with any Person (x) that is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate of the Company as a result of such transaction or (y) that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock in, or controls, such Person;

(5) transactions with joint ventures entered into in the ordinary course of business; provided that no other Affiliate of the Company (other than a Subsidiary thereof) directly or indirectly holds any Capital Stock of such joint venture;

(6) payment of reasonable directors fees to Persons who are not otherwise employees of the Company;

(7) indemnities of officers, directors and employees of the Company or any Subsidiary of the Company pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

(8) any Restricted Payment or Permitted Investment that is permitted to be made pursuant to Section 4.7;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(10) the grant, issuance or sale of Capital Stock (other than Redeemable Stock) to Affiliates of the Company and the granting of registration rights and other customary rights in connection therewith;

(11) any transaction as to which the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate;

(12) written agreements entered into or assumed in connection with mergers or acquisitions of other businesses with Persons who were not Affiliates prior to such transactions; provided that such agreement was not entered into in contemplation of such merger or acquisition, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors or senior management of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger;

(13) advances or loans (or cancellations of loans) to employees, directors or officers of the Company or any Restricted Subsidiary in the ordinary course of business;

(14) payments to, or on behalf of, any future, current or former employee, director or officer of the Company or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement that are, in each case, approved by the Board of Directors of the Company;

(15) any lease entered into between the Company or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor, which is approved by a majority of the Disinterested Directors of the Company in good faith; and

(16) intellectual property licenses in the ordinary course of business.

SECTION 4.12. Limitation on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any property or asset (including any intercompany notes) of the Company or a Restricted Subsidiary now owned or hereafter acquired, to secure any Debt.

SECTION 4.13. Offer to Purchase upon Change of Control.

(a) No later than 30 days after the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase (a “Change of Control Offer”), with a copy to the Trustee, all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Price”) (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

(b) On or before the Purchase Date, the Company will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of the Notes or portions of Notes properly tendered.

(c) On the Purchase Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d) The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date and will not be paid as part of the Change of Control Purchase Price.

(f) The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer, (ii) a notice of redemption for all outstanding Notes has been given pursuant to Article III, unless and until there is a default in payment of the applicable redemption price or (iii) in connection with or in contemplation of any publicly announced Change of

Control, the Company has made an Offer to Purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes validly tendered and not validly withdrawn in accordance with the terms of the Alternate Offer.

(g) If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in connection with a Change of Control Offer or Alternate Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company will have the right, upon not less than ten nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price or Alternate Offer price, as applicable, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption).

(h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(i) The provisions under this Indenture relating to the Company’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

(j) Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer or Alternate Offer.

SECTION 4.14. Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of the Subsidiary Guarantors in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary Guarantor and the rights (charter and statutory), licenses and franchises of the Company and the Subsidiary Guarantors; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiary Guarantors, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.15. Future Guarantees. If (i) any Domestic Subsidiary that is not already a Subsidiary Guarantor guarantees any Debt of the Company or a Subsidiary Guarantor under, or borrows Debt under, the ABL Credit Facility or (ii) any Restricted Subsidiary that is not already a Subsidiary Guarantor guarantees or becomes obligated as a co-issuer or co-borrower of any Capital Markets Debt issued or borrowed by the Company or any Subsidiary Guarantor in excess of $50.0 million on or after the Issue Date, then such Restricted Subsidiary will become a Subsidiary Guarantor and, within 30 days of the date on which it became a guarantor or borrower with respect to such other Debt, execute and deliver to the Trustee a supplemental indenture, Security Documents and an acknowledgment and/or Joinder to the Intercreditor Agreements and the Senior-Junior Intercreditor Agreement pursuant to which such Subsidiary will (A) guarantee payment of the Notes and all obligations in respect of the Notes on the same terms and conditions as those set forth in this Indenture, (B) grant a Lien on such of its assets of the type that would constitute Collateral in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties as security for the Notes and all obligations in respect of the Notes on terms and conditions substantially similar to those set forth in the Security Documents then existing and (C) agree to acknowledge, and agree to comply with, the terms of the Intercreditor Agreements.

SECTION 4.16. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Company, by delivery of an Officers’ Certificate to the Trustee, may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary, if (1) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or a Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity except, in either case to the extent that the amount of any such Debt constitutes a Restricted Payment or Permitted Investment that is made in compliance with Section 4.7; (2) such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (3) at the time of designation, the Company could make a Restricted Payment or Permitted Investment in an amount equal to the greater of the Fair Market Value and book value of its interest in such Subsidiary pursuant to Section 4.7; (4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to (a) subscribe for additional Capital Stock of such Subsidiary or (b)

maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results, except in either case to the extent that the amount of any such obligation constitutes a Restricted Payment or Permitted Investment that is made in compliance with Section 4.7; and (5) no Default shall have occurred and be continuing at the time of, or immediately after giving effect to, such designation. Any such designation by Company shall be evidenced to the Trustee by delivery to the Trustee an Officers’ Certificate certifying that such designation complies with the foregoing conditions.

(b) The Company, by delivery of an Officers’ Certificate to the Trustee, may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company if (1) (A) the Company would be able to Incur at least $1.00 of additional Debt pursuant to Section 4.9(a) or (B) the Consolidated Coverage Ratio of the Company would not be less than the Consolidated Coverage Ratio of the Company immediately prior to such designation, in each case on a pro forma basis taking into account such designation; (2) all Liens of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and (3) no Default or Event of Default would occur and be continuing following such designation. Any such redesignation shall be evidenced to the Trustee by delivery of an Officers’ Certificate certifying that such redesignation complies with the foregoing conditions.

SECTION 4.17. Covenant Suspension.

(a) If on any date following the Issue Date, the Notes have an Investment Grade Rating from two Rating Agencies and no Default or Event of Default has occurred and is then continuing, then upon delivery by the Company to the Trustee of an Officers’ Certificate to the foregoing effect, the Company and the Restricted Subsidiaries will no longer be subject to the following covenants:

(1) Section 4.7;

(2) Section 4.8;

(3) Section 4.9;

(4) Section 4.10;

(5) Section 4.11;

(6) Section 4.15; and

(7) Section 5.1(a)(3).

During any period that the foregoing covenants have been suspended, the Company shall not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.16.

(b) Notwithstanding the foregoing, if the Notes are downgraded from an Investment Grade Rating by two Rating Agencies, the foregoing covenants will be reinstated as of and from the date of such rating decline, subject to further suspension in the future upon the satisfaction of the conditions described in Section 4.17(a). In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of the Restricted Subsidiaries prior to such reinstatement that would otherwise be a breach of any suspended covenant will give rise to a Default or Event of Default under this Indenture. Any Debt Incurred during the period when the covenants are suspended will be classified as having been Incurred pursuant to Section 4.9(a) or one of the clauses of Section 4.9(b). To the extent such Debt would not be so permitted to be Incurred, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.9(b)(4). Calculations under the reinstated Section 4.7 will be made as if Section 4.7 had been in effect since the Issue Date. Any Liens Incurred pursuant to paragraph (b) of the definition of “Permitted Liens” shall be deemed Incurred pursuant to clause (10) of paragraph (a) of such definition. However, no Default or Event of Default will be deemed to have occurred with respect to the suspended covenants as a result of any actions taken by the Company or its Restricted Subsidiaries during the period when such covenants are suspended.

(c) Promptly following the occurrence of any suspension or reinstatement of the covenants as described above, the Company shall provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a suspension or reinstatement has occurred or notify the Holders of any suspension or reinstatement. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon request.

SECTION 4.18. Perfection of Security Interests.

(a) The Company and the Subsidiary Guarantors shall use commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the Noteholder Secured Parties that are created on the Issue Date, but to the extent any such security interest cannot be perfected by such date, the Company and the Subsidiary Guarantors shall use commercially reasonable efforts to have all security interests perfected, to the extent required by the Security Documents, promptly following the Issue Date, but in any event no later than 90 days thereafter or, in the case of any security interests requiring actions under the laws of any jurisdiction outside of the United States, 120 days thereafter.

(b) With regard to any property upon which a security interest must be perfected, such security interests and Liens shall be created under the Security Documents in form satisfactory to the Collateral Trustee, and the Company and the Subsidiary Guarantors shall deliver or cause to be delivered to the Collateral Trustee all such instruments and documents (including certificates and legal opinions) as required under this Indenture and the Security Documents to evidence compliance with this covenant.

SECTION 4.19. Further Assurances.

Subject to Section 4.18(a), the Company and each of the Subsidiary Guarantors shall do or cause to be done all acts and things as set forth in Section 7.3 of the Collateral Trust Agreement.

ARTICLE V

SUCCESSORS

SECTION 5.1. Consolidations, Mergers and Certain Sales of Assets.

(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in a single transaction or series of related transactions to, another Person, unless:

(1) the Company is the surviving Person, or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture or other documents or instruments, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under this Indenture, the Security Documents, the Intercreditor Agreements and the Notes;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) except in the case of any such consolidation or merger of the Company with or into a Restricted Subsidiary, immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, either (i) the Company (including any Successor Company) could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.9(a), or (ii) the Consolidated Coverage Ratio of the Company or such Successor Company is not less immediately after such transaction than it was immediately before such transaction;

(4) at the time of such transaction, unless the Company is the Successor Company, each Subsidiary Guarantor will have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture;

(6) to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and

(7) the Collateral owned by or transferred to the Successor Company shall: (1) continue to constitute Collateral under this Indenture and the Security Documents, (2) be subject to the Lien in favor of the Collateral Trustee for the benefit of itself, the Trustee and the Holders of the Notes and (3) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.12.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may merge into the Company or another Restricted Subsidiary, (ii) the provisions of clauses (2) or (3) above shall not apply to a merger of the Company with or into a Restricted Subsidiary, (iii) the above provisions shall not apply to any transfer of assets between or among the Company and any Restricted Subsidiary and (iv) the Company may merge with an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof or for the purpose of creating or collapsing a holding company structure.

For purposes of this Section 5.1(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Security Documents, the Intercreditor Agreements, the Subsidiary Guarantees and the Notes, as applicable, and, except in the case of a lease of all or substantially all its assets, the Company will be released from the obligation to pay the principal of, and interest on, the Notes and all other obligations under this Indenture, the Security Documents and the Intercreditor Agreements.

(b) Except in circumstances under which this Indenture provides for the release of Subsidiary Guarantees as described under Section 10.5, each Subsidiary Guarantor will not, and the Company will not permit a Subsidiary Guarantor to, consolidate with or merge with or into, or convey or transfer or lease all or substantially all its assets to, another Person (other than the Company or another Subsidiary Guarantor), unless at the time and after giving effect thereto:

(1) (A) the Subsidiary Guarantor is the surviving Person, or the resulting, surviving or transferee Person (the “Successor Subsidiary Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) shall expressly assume, by supplemental indenture or other documents or instruments, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under this Indenture, its Subsidiary Guarantee, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreements;

(B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(C) the Subsidiary Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture;

(D) to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Subsidiary Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Subsidiary Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and

(E) the Collateral owned by or transferred to the Successor Subsidiary Guarantor shall: (1) continue to constitute Collateral under this Indenture and the Security Documents, (2) be subject to the Lien in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties and (3) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.12; or

(2) such transaction does not violate Section 4.10.

For purposes of this Section 5.1(b), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Subsidiary Guarantor, which properties and assets, if held by such Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor.

The Successor Subsidiary Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture, the Security Documents and the Intercreditor Agreements, but, in the case of a lease of all or substantially all its assets, the Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default. Each of the following is an “Event of Default”:

(1) failure to pay principal of (or premium, if any, on) any Note when due and payable, at maturity, upon redemption or otherwise;

(2) failure to pay any interest on any Note when due and payable and such default continues for 30 days;

(3) default in the payment of principal, premium and interest on Notes required to be purchased pursuant to an Offer to Purchase that has been made and accepted as described under Section 4.10 and Section 4.13 when due and payable;

(4) failure to perform or comply with the provisions described under Section 5.1;

(5) failure to perform any other covenant or agreement of the Company under this Indenture, the Security Documents, the Intercreditor Agreements or the Notes and such default continues for 60 days (or 120 days with respect to Section 4.3) after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

(6) default under the terms of any instrument evidencing or securing any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of $50.0 million, either individually or in the aggregate, which default results in the acceleration of the payment of all or any portion of such Debt or constitutes the failure to pay all or any portion of the principal amount of such Debt when due (after giving effect to any applicable grace period provided in such Debt) and if, within 20 Business Days of such payment default or acceleration, such Debt has not been discharged or such payment default has not been cured or such acceleration has not been rescinded or annulled; provided that in connection with any series of convertible or exchangeable securities (a) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (b) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (c) the rights of holders of such securities to require any repurchase by the Company of such securities in cash shall not, in itself, constitute an Event of Default under this clause (6);

(7) the rendering of one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency against the Company or any Significant Restricted Subsidiary or any of their respective properties in an amount in excess of $50.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance), which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(8) the Company or any Significant Restricted Subsidiary of the Company or group of Restricted Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) admits in writing that it generally is not paying its debts as they become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Restricted Subsidiary of the Company or group of Restricted Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Restricted Subsidiary, in an involuntary case;

(ii) appoints a custodian of the Company or any Significant Restricted Subsidiary of the Company or group of Restricted Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Restricted Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

(iii) orders the liquidation of the Company or any Significant Restricted Subsidiary of the Company or group of Restricted Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Restricted Subsidiary and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days;

(10) the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of this Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture); or

(11) with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $15.0 million, any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Holders of the Notes the Liens purported to be created thereby with the priority contemplated thereby, or any of the Security Documents is declared null and void or the Company or any Subsidiary Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case other than in accordance with the terms of this Indenture, the Intercreditor Agreements and the Security Documents) unless all of the Collateral has been released in accordance with the provisions of the Security Documents from the Liens granted thereunder.

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.1) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare (an “acceleration declaration”) the principal of, and accrued and unpaid interest, if any, on all outstanding amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest, if any, on the outstanding Notes shall become due and payable immediately.

At any time after such acceleration pursuant to this Section 6.2, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such acceleration if:

(1) the rescission would not conflict with any judgment or decree;

(2) all existing Events of Default have been cured or waived other than nonpayment of accelerated principal and interest;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clauses (8) or (9) of Section 6.1 hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

If an Event of Default specified in clause (8) or (9) of Section 6.1 occurs, then all unpaid principal of, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other action or notice on the part of the Trustee or any Holder of the Notes to the extent permitted by applicable law.

SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind any acceleration or declaration and waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes (other than any such payment that has become due because of an acceleration that has been rescinded).

SECTION 6.5. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may require indemnity satisfactory to it be furnished prior to taking such actions, (ii) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to the rights of such other Holders) or that would involve any personal liability for the Trustee and (iii) the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.

SECTION 6.6. Limitation on Suits. Subject to Section 6.7, no Holder of a Note will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder unless (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and such Holder or Holders have offered indemnity satisfactory to the Trustee to institute such proceeding as trustee, (c) the Trustee has failed to institute such proceeding within 60 days after the receipt therefor and the offer of security or indemnity, and (d) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Note for the enforcement of payment of the principal of or any premium or interest on such Note on or after the applicable due date specified in such Note.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains priority or preference over such other Holders).

SECTION 6.7. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be modified or amended in a manner adverse to such Holder without the consent of the Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances to the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing in this Section 6.9 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by it and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

Third: without duplication, to the Holders for any other obligations owing to the Holders under this Indenture and the Notes; and

Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10.0% in principal amount of the then outstanding Notes.

SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

TRUSTEE

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); however, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Section 7.1(c) does not limit the effect of Section 7.1(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

(d) The Trustee shall not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

SECTION 7.2. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture or other document (whether in original or facsimile form or PDF transmission) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, to the Agents and to each other agent, custodian and Person employed to act hereunder.

(i) The Trustee may request that the Company and each of the Subsidiary Guarantors shall deliver to the Trustee an Officers’ Certificate setting forth the names of individuals and/or titles of Officers of the Company and each Subsidiary Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture of the Company, the Notes and the Subsidiary Guarantees, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee shall have received from the Company or Subsidiary Guarantor or from any Holder written notice thereof at its address set forth in Section 12.1 and such notice references the Notes and this Indenture. In the absence of such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers.

SECTION 7.3. Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.9.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Subsidiary Guarantee, it shall not be accountable for the use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any Officers’ Certificate delivered to the Trustee hereunder, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication hereunder.

SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee has notice or knowledge thereof as provided in Section 7.2(j), the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.6. Compensation and Indemnity. The Company shall pay to the Trustee and the Collateral Trustee from time to time compensation for their acceptance of this Indenture and for all services rendered by them hereunder as Trustee and Paying Agent, and as Collateral Trustee hereunder and under the Security Documents and the Intercreditor Agreements as agreed upon in writing by the parties from time to time. The Trustee’s and the Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Trustee, as applicable, promptly upon request for all reasonable disbursements, court costs, advances and expenses incurred or made by them in addition to the compensation for their services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

Each of the Company and the Subsidiary Guarantors, jointly and severally, shall indemnify, defend, protect and hold the Trustee and the Collateral Trustee (which for purposes of this Section 7.6 shall include their officers, directors, employees and agents) harmless against any and all claims, damages, losses, liabilities, costs or expenses suffered or incurred by them (including, without limitation, the fees and expenses of them agents and counsel) arising out of or in connection with the acceptance or administration of their duties under this Indenture, the performance of their obligations and/or exercise of their rights hereunder, under the Security

Documents and the Intercreditor Agreements, including the costs and expenses of enforcing this Indenture against the Company or any Subsidiary Guarantor (including this Section 7.6) and defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense shall have been found by a court of competent jurisdiction in a non-appealable final decision to have been caused by their own gross negligence or willful misconduct. The Trustee or the Collateral Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Trustee and the Collateral Trustee may have one separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel for the Trustee and the Collateral Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Subsidiary Guarantors under this Section 7.6 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes or the resignation or removal of the Trustee or the Collateral Trustee, as applicable.

To secure the Company’s payment obligations in this Section 7.6, the Trustee and the Collateral Trustee shall have a Lien prior to the Notes and the rights of the Holders (and holders of Other Pari Passu Lien Obligations (if any)) on all money or property held or collected by the Trustee or the Collateral Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture, the payment of the Notes and the resignation or removal of the Trustee or the Collateral Trustee, as applicable.

When the Trustee or the Collateral Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company upon thirty days’ written notice. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee upon thirty days’ written notice to the Trustee and the Company. The Company may remove the Trustee if no Event of Default exists and:

(a) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(b) a custodian or public officer takes charge of the Trustee or its property; or

(c) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor trustee. Within one year after the successor trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor trustee to replace the successor trustee appointed by the Company.

If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, such retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10.0% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to such Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6. Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s and the Subsidiary Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8. Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as applicable.

SECTION 7.9. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. Such Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

SECTION 7.10. Security Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Trustee, as the case may be, to execute and deliver the Intercreditor Agreements and the Security Documents in which the Trustee or the Collateral Trustee, as applicable, is named as a party, including any Security Documents or any Intercreditor Agreements executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Trustee are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Intercreditor Agreements or any other Security Documents, the Trustee and the Collateral Trustee each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Neither the Trustee nor the Collateral Trustee shall have any obligation whatsoever to assure that the Collateral exists or is owned by the Company or any Subsidiary Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Company’s or Subsidiary Guarantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Trustee pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, neither the Trustee nor the Collateral Trustee shall have any duty or liability whatsoever to any Noteholder Secured Party as to any of the foregoing.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF THIS INDENTURE

SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, by delivery of an Officers’ Certificate, at any time, elect to have either Section 8.2 or Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2. Legal Defeasance. Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees and this Indenture and have the Liens on the Collateral granted by the Security Documents released on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged all of the obligations with respect to this Indenture, the Notes and the Subsidiary Guarantees which shall thereafter be deemed to be outstanding only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other obligations under such Notes, Subsidiary Guarantees, this Indenture and the Security Documents (and the Trustee, on written demand of and at the expense of the Company, shall execute instruments acknowledging the same), and this Indenture shall cease to be of further effect as to all such Notes and Subsidiary Guarantees, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest and premium on, such Notes when such payments are due from the trust funds referred to in Section 8.4(1); (b) the Company’s obligations with respect to such Notes under Section 2.2, Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section 2.10 and Section 4.2; (c) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Trustee, including without limitation thereunder, under Section 7.6, Section 8.5 and Section 8.7 and the obligations of the Company and the Subsidiary Guarantors in connection therewith; and (d) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

SECTION 8.3. Covenant Defeasance. Upon the Company’s exercise under Section 8.1 above of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 below, be released from its obligations under Section 4.3, Section 4.5, Section 4.7 through Section 4.19 and Section 5.1(a)(3) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, and the Events of Default in clauses (3) through (7) or (8) (with respect to a Subsidiary), (9) (with respect to a Subsidiary) and (10) of Section 6.1 shall no longer apply but, except as specified above, the remainder of this Indenture and such Notes and any Subsidiary Guarantees shall be unaffected thereby. In the event Covenant Defeasance occurs, the Liens on the Collateral granted by the Security Documents shall be released.

SECTION 8.4. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest (if U.S. Government Obligations are deposited, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company and delivered to the Trustee), to pay the principal of, premium, if any, and interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under this Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date),

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that, subject to customary assumptions and exclusions:

(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel from counsel in the United States confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt) and the Incurrence of Liens associated with any such borrowings),

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the ABL Credit Facility or any other material agreement or instrument (other than this Indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound,

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others, and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for in, or relating to, clauses (1) through (6) of this Section 8.4 have been complied with.

SECTION 8.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6, all U.S. dollar and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Deposit Trustee”) pursuant to Section 8.4 or Section 8.8 in respect of the outstanding Notes shall be held in trust, shall not be invested, and shall be applied by the Deposit Trustee in accordance with the provisions of such Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Deposit Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Deposit Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.4 or Section 8.8 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Deposit Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any U.S. dollars or non-callable U.S. Government Obligations held by it as provided in Section 8.4 or Section 8.8 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Deposit Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge, as the case may be.

SECTION 8.6. Repayment to Company. Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof; and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense and written request of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.7. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, Section 8.3 or Section 8.8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, Section 8.3 or Section 8.8, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8. Discharge. This Indenture and the Security Documents will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and the rights, protections and immunities of the Trustee) as to all outstanding Notes and Subsidiary Guarantees when either:(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust), have been delivered to the Trustee for cancellation; or

(2) (i) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to Article III and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in such amounts as will be sufficient without consideration of any reinvestment of interest (if U.S. Government Obligations are deposited, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company and delivered to the Trustee) to pay and discharge the entire Debt (including all principal and accrued interest, if any) on the Notes not theretofore delivered to the Trustee for cancellation;

(a) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

(b) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

After the Notes are no longer outstanding, the Company’s and the Subsidiary Guarantors’ obligations in Section 7.6, Section 8.5 and Section 8.7 shall survive any discharge pursuant to this Section 8.8.

After such delivery or irrevocable deposit and receipt of the Officers’ Certificate and Opinion of Counsel, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1. Without Consent of Holders of the Notes. Notwithstanding Section 9.2, without the consent of any Holders of the Notes, the Company, any Subsidiary Guarantor, the Trustee and, if applicable, the Collateral Trustee, at any time and from time to time, may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements and any Subsidiary Guarantee or the Notes issued hereunder for any of the following purposes:

(1) to evidence the succession of another Person to the Company or a Subsidiary Guarantor under this Indenture, the Notes or the applicable Subsidiary Guarantee, and the assumption by any such successor of the covenants of the Company or such Subsidiary Guarantor under this Indenture, the Notes and in such Subsidiary Guarantee in accordance with Section 5.1;

(2) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor, as applicable, in this Indenture, in the Notes or in any Subsidiary Guarantee;

(3) to cure any ambiguity, mistake or omission, or to correct or supplement any provision in this Indenture or in any supplemental indenture, the Notes or any Subsidiary Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Subsidiary Guarantee;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes;

(5) to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Subsidiary Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

(6) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended;

(7) to add a Subsidiary Guarantor under this Indenture or otherwise provide a Subsidiary Guarantee of the Notes or to add additional assets as Collateral;

(8) to evidence and provide for the acceptance of the appointment of a successor Trustee or a successor Collateral Trustee under this Indenture;

(9) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee or the Collateral Trustee for the benefit of the Holders of the Notes as additional Collateral or security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under this Indenture, the Security Documents, the Intercreditor Agreements, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture, the Security Documents, the Intercreditor Agreements or otherwise;

(10) to provide for the issuance of Additional Notes under this Indenture in accordance with the terms and subject to the limitations set forth in this Indenture;

(11) to comply with the rules of any applicable Depositary;

(12) to conform the text of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements to any provision of the “Description of notes” section of the Offering Memorandum to the extent such provision was intended to be a recitation of a provision of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements, as certified in an Officers’ Certificate delivered to the Trustee;

(13) to release Collateral from the Lien or any Subsidiary Guarantor from its Subsidiary Guarantee, in each case pursuant to this Indenture, the Security Documents, or the Intercreditor Agreements when expressly permitted or required by this Indenture, the Security Documents or the Intercreditor Agreements;

(14) in the case of any deposit account control agreement, securities account control agreement, bailee agreement or other similar agreement providing for “control” over the Collateral, in each case (a) providing for control and perfection of ABL Collateral and (b) to which both the ABL Collateral Agent and the Collateral Trustee are a party, at the request and sole expense of the Company, and without the consent of the Collateral Trustee, to amend any such agreement to substitute a Successor ABL Collateral Agent for the ABL Collateral Agent as the controlling secured party thereunder;

(15) in connection with any refinancing or replacement of the ABL Credit Facility expressly permitted under this Indenture, at the request and sole expense of the Company, and without the consent of the Collateral Trustee to amend, supplement or otherwise modify the ABL Intercreditor Agreement (i) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Debt, (ii) to establish that Liens on any Notes Collateral securing such refinancing or replacement Debt will have the same priority as the Liens on any Notes Collateral securing the Debt being refinanced or replaced and (iii) to establish that the Liens on any ABL Collateral securing such refinancing or replacement Debt will have the same priority as the Liens on any ABL Collateral securing the Debt being refinanced or replaced, all on the terms provided for in the ABL Intercreditor Agreement immediately prior to such refinancing or replacement;

(16) to secure any Other Pari Passu Lien Obligations under the Security Documents and to appropriately include the same in the Collateral Trust Agreement and the Intercreditor Agreements, in each case, to the extent the incurrence of such Debt and the grant of all Liens on the Collateral held for the benefit of such Debt were permitted under this Indenture;

(17) in connection with any issuance of First Lien Debt (or refinancing or replacement thereof) expressly permitted under this Indenture, at the request and sole expense of the Company, and without the consent of the Collateral Trustee to amend, supplement or otherwise modify the Intercreditor Agreements (i) to add parties (or any authorized agent or trustee therefor) providing any such Debt, (ii) to establish that Liens on the Collateral securing the First Lien Obligations in respect of such First Lien Debt will have priority over the Liens on the Collateral securing the Notes and (iii) in the case of any refinancing or replacement thereof, to establish that the Liens on the Collateral securing such Debt will have the same priority relative to such First Lien Obligations as they have relative to the Notes, all on the terms provided for in the Intercreditor Agreements immediately prior to such refinancing or replacement;

(18) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by this Indenture; and

(19) to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders or the holders of any Other Pari Passu Lien Obligations in any material respect, as determined in good faith by the Board of Directors of the Company.

After an amendment under this Indenture becomes effective, the Company shall deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

SECTION 9.2. With Consent of Holders of Notes. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements or waive any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes):

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) reduce the principal amount of, (or premium) or interest on, any Note;

(3) change the currency of payment of principal of (or premium), or interest on, any Note;

(4) (i) modify, in any manner adverse to the Holders of the Notes, the right to institute suit for the enforcement of any payment of principal of (or, premium) or interest on or with respect to any Note when due, or (ii) waive any payment in respect thereof except a default in payment arising solely from an acceleration of the Notes that has been rescinded;

(5) modify any provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants which require each Holder’s consent;

(6) amend any provisions relating to the redemption of the Notes (other than notice provisions), it being understood that, for the avoidance of doubt, the provisions described under Section 4.10 and Section 4.13 shall not be covered by this clause;

(7) modify the Subsidiary Guarantees in any manner adverse to the Holders, except in accordance with this Indenture;

(8) modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes; or

(9) make any change in the provisions of this Indenture relating to the application of proceeds on a pro rata basis to the payment of all Pari Passu Debt.

In addition, any amendment to, or waiver of, the provisions of this Indenture, any Security Document or any Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding without taking into consideration Notes then outstanding registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.

SECTION 9.4. With Consent of Holders of Pari Passu Debt. At the direction of the majority of holders of all Pari Passu Debt then outstanding, the Collateral Trustee will be authorized to consent to any amendment to the ABL Credit Facility (or any Security Document entered into in connection therewith) with respect to which the ABL Intercreditor Agreement requires the consent of the Collateral Trustee. At the direction of the majority of holders of all Pari Passu Debt then outstanding, the Collateral Trustee will be authorized to consent to any amendment to the First Lien Debt Documents (or any Security Document entered into in connection therewith) with respect to which the Senior-Junior Intercreditor Agreement requires the consent of the Collateral Trustee.

SECTION 9.5. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. Trustee and Collateral Trustee to Sign Amendments, Etc. The Trustee and the Collateral Agent shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Trustee. In signing or refusing to sign any amendment or supplemental indenture, the Trustee and the Collateral Trustee shall be provided with and (subject to Section 7.1) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been met or waived.

ARTICLE X

SUBSIDIARY GUARANTEES

SECTION 10.1. Subsidiary Guarantees.

(a) Each Subsidiary Guarantor hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, that: (i) the principal of and premium, if any, and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Subsidiary Guarantees shall be a guarantee of payment and not of collection.

(b) Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) Each Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee of such Subsidiary Guarantor shall not be discharged as to any Note or this Indenture except by complete performance of the obligations contained in such Note and this Indenture and such Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a Default in payment of principal or premium, if any, or interest on any Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce each such Subsidiary Guarantor’s Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders and any other amounts due and owing to the Trustee under this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by any of them to the Trustee or such Holder, the Subsidiary Guarantee of each of the Subsidiary Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This Section 10.1(d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This Section 10.1(d) shall survive the termination of this Indenture.

(e) Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee of such Subsidiary Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee of such Subsidiary Guarantor.

(f) Each Subsidiary Guarantor that makes a payment for distribution under its Subsidiary Guarantee is entitled upon payment in full of all guaranteed obligations under this Indenture to seek contribution from each other Subsidiary Guarantor in a pro rata amount of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment in accordance with GAAP.

SECTION 10.2. Execution and Delivery of Guarantee. To evidence its Subsidiary Guarantee set forth in Section 10.1, each Subsidiary Guarantor agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit D shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor (or, if an officer is not available, by a board member or director or other duly authorized signatory) on behalf of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes. In case the Officer, board member or director of such Subsidiary Guarantor whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds office at the time the Trustee authenticates any Note, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.3. Severability. In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4. Limitation of Subsidiary Guarantors’ Liability. Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the ABL Credit Facility) and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable under applicable law.

SECTION 10.5. Releases. A Subsidiary Guarantee of a Subsidiary Guarantor and the security interest in the Collateral owned by such Subsidiary Guarantee shall be automatically and unconditionally released and discharged:

(a) in connection with any sale, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of this Indenture;

(b) in connection with any sale, transfer or other disposition of all of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if after such sale, transfer or disposition, the Subsidiary Guarantor would cease to be a Restricted Subsidiary and the sale or other disposition does not violate Section 4.10 of this Indenture;

(c) upon the exercise by the Company of its Legal Defeasance option or its Covenant Defeasance option or the satisfaction and discharge of this Indenture, in each case as provided under Article VIII;

(d) upon the proper designation of such Subsidiary Guarantor by the Company as an Unrestricted Subsidiary in accordance with Section 4.16; or

(e) upon the Subsidiary Guarantor ceasing to guarantee any Debt of the Company or a Subsidiary Guarantor under, or be a borrower under, the ABL Credit Facility or any Capital Markets Debt issued by the Company or any other Subsidiary Guarantor in excess of $50.0 million and no Event of Default has occurred and is continuing.

To the extent required under the Intercreditor Agreements, upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to the release of a Subsidiary Guarantor’s Subsidiary Guarantee set forth in this Indenture have been satisfied, the Trustee shall execute any documents reasonably requested by the Company in writing in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.

SECTION 10.6. Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

COLLATERAL

SECTION 11.1. Collateral and Security Documents. The due and punctual payment of the principal of and premium and interest on the Notes and Subsidiary Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and Subsidiary Guarantees and performance of all other Notes Obligations of the Company and the Subsidiary Guarantors, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Subsidiary Guarantors hereby acknowledge and agree that the Collateral Trustee holds the Collateral in trust for the benefit of the Noteholder Secured Parties and the holders of other Pari Passu Lien Obligations (if any) pursuant to the terms of the Security Documents and Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements, as each may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Trustee and Collateral Trustee to enter into the Security Documents and the Intercreditor Agreements and to perform its obligations thereunder in accordance therewith. The Company shall deliver to the Collateral Trustee copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.1, to assure and confirm to the Collateral Trustee the security interest in the Notes Collateral as contemplated hereby and the lien in the ABL Collateral as of the Issue Date as contemplated hereby with the priorities set forth in the applicable Intercreditor Agreement, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Subsidiary Guarantees secured thereby, according to the intent and purposes herein expressed. The Company shall, and shall cause its Subsidiaries to, take any and all actions and make all filings, registrations and recordations (including the filing of UCC financing statements, continuation statements and amendments thereto) in all such jurisdictions reasonably required to cause the Security Documents to create, perfect and maintain, as security for the Notes Obligations of the Company and the Subsidiary Guarantors to the Noteholder Secured Parties under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in favor of the Collateral Trustee for the benefit of the Noteholder Secured Parties subject to no Liens other than Liens permitted under this Indenture and with the priority set forth in the Intercreditor Agreements. For the avoidance of doubt, the Trustee and Collateral Trustee shall not have a Lien on the Excluded Assets.

SECTION 11.2. Ranking of Liens. Notwithstanding (a) anything to the contrary contained in the Security Documents; (b) the time of incurrence of any series of Pari Passu Debt; (c) the order or method of attachment or perfection of any Liens securing any series of Pari Passu Debt; (d) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien with Pari Passu Lien Priority upon any Collateral; (e) the time of taking possession or control over any Collateral; (f) that any Lien with Pari Passu Lien Priority may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (g) the rules for determining priority under any law governing relative priorities of Liens, all Liens with Pari Passu Lien Priority granted at any time by the Company or any Subsidiary Guarantor, whether or not upon property otherwise constituting Notes Collateral, shall secure, equally and ratably, all present and future Pari Passu Debt, and all such Liens with Pari Passu Lien Priority shall be enforceable by the Collateral Trustee for the benefit of all holders of Pari Passu Debt equally and ratably.

The provisions in the immediately preceding paragraph are intended for the benefit of, and shall be enforceable as a third-party beneficiary by, each present and future holder of Pari Passu Debt, each present and future Pari Passu Lien Representative and the Collateral Trustee as a holder of Liens with Pari Passu Lien Priority. The Pari Passu Lien Representative of each future series of Pari Passu Debt shall be required to deliver a Collateral Trust Agreement Joinder and a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Pari Passu Lien Representative at the time of incurrence of such series of Pari Passu Debt.

No assets or property of the Company or any Restricted Subsidiary shall be pledged to secure any other Pari Passu Debt without securing the Notes Obligations.

The Trustee, on behalf of itself and the Holders, hereby agrees, for the enforceable benefit of all holders of each existing and future series of Pari Passu Debt and each other existing and future Pari Passu Lien Representative that:

(a) all Pari Passu Debt will be and is secured equally and ratably by all Liens with Pari Passu Lien Priority at any time granted by the Company or any Subsidiary Guarantor to secure any obligations in respect of any series of Pari Passu Debt, whether or not upon property otherwise constituting Collateral, and that all such Liens with Pari Passu Lien Priority will be enforceable by the Collateral Trustee for the benefit of all holders of Pari Passu Debt equally and ratably;

(b) the Trustee and holders of Pari Passu Debt are bound by the provisions of the Collateral Trust Agreement (and the Intercreditor Agreements), including the provisions relating to the ranking of Liens with Pari Passu Lien Priority and the order of application of proceeds from the enforcement of Liens with Pari Passu Lien Priority; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement, the Intercreditor Agreements and the other Security Documents.

SECTION 11.3. Non-Impairment of Liens. Any release of Collateral permitted by Section 11.4 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof.

SECTION 11.4. Release of Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral shall be released to the extent provided by Section 4.1 of the Collateral Trust Agreement, subject to the Intercreditor Agreements.

(b) The Collateral Trustee’s Liens upon the Collateral securing the Notes Obligations shall be released to the extent provided by Section 4.4 of the Collateral Trust Agreement, subject to the Intercreditor Agreements.

(c) The Lien on the ABL Collateral securing the Notes and the Subsidiary Guarantees shall terminate and be released automatically if the Liens on the ABL Collateral are released by the ABL Collateral Agent (unless, at the time of such release of such Liens, an Event of Default shall have occurred and be continuing under this Indenture), subject to the terms of the Intercreditor Agreements, other than (i) in connection with any such release by the ABL Collateral Agent in connection with the discharge of the ABL Obligations or (ii) to the extent prohibited under this Indenture. Notwithstanding the existence of an Event of Default, the Lien on the ABL Collateral securing the Notes Obligations shall also terminate and be released automatically to the extent the Liens on the ABL Collateral are released by the ABL Collateral Agent in connection with a sale, transfer or disposition of ABL Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, ABL Collateral by the ABL Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the ABL Obligations).

(d) With respect to any release of Collateral permitted by this Section 11.4, upon receipt of a written request from the Company and supported by an Officers’ Certificate and, if requested, an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Security Documents and the Intercreditor Agreements to such release have been met and that it is proper for the Trustee or Collateral Trustee to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Collateral Trustee to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents and the Intercreditor Agreements. Neither the Trustee nor the Collateral Trustee shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document and the Intercreditor Agreements to the contrary, the Trustee and the Collateral Trustee shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and, if requested, Opinion of Counsel.

SECTION 11.5. Relative Rights. Nothing in the Notes, this Indenture or the Security Documents shall:

(a) impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal, premium, if any, and interest on the Notes in accordance with their terms or any other obligation of the Company or any Subsidiary Guarantor under the Notes, this Indenture and the Security Documents;

(b) affect the relative rights of Holders of the Notes as against any other creditors of the Company or any Subsidiary Guarantor (other than holders of Liens with Pari Passu Lien Priority, ABL Obligations, First Lien Obligations or other Permitted Liens);

(c) restrict the right of any Holder of Notes to sue for payments that are then due and owing;

(d) restrict or prevent any Holder of Notes or other Pari Passu Debt, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default; or

(e) restrict or prevent any Holder of Notes or other Pari Passu Debt, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding.

SECTION 11.6. Authorization of Actions to be Taken by the Trustee Under the Security Documents. Subject to the provisions of Article VII, the Security Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Trustee to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents and the Intercreditor Agreements; and

(b) collect and receive any and all amounts payable in respect of the Notes Obligations.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Collateral Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.6 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Trustee.

SECTION 11.7. Authorization of Receipt of Funds by the Collateral Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Collateral Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture. the Collateral Trust Agreement and the Intercreditor Agreements.

SECTION 11.8. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Trustee or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.

SECTION 11.9. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any Officer or Officers thereof required by the provisions of this Article XI; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.10. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, premium and accrued and unpaid interest on, the Notes Obligations that are due and payable at or prior to the time such principal, premium and accrued and unpaid interest, are paid or (ii) the Company shall have discharged this Indenture or exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article VIII, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Collateral Trustee a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VIII), and any rights it has under the Security Documents, and upon receipt by the Collateral Trustee of such notice, the Collateral Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably requested by the Company to release such Lien as soon as is reasonably practicable.

SECTION 11.11. Collateral Trustee.

(a) By their acceptance of the Notes, the Holders hereby designate and appoint the Trustee to serve as Collateral Trustee and as their agent under this Indenture, the Security Documents and the Intercreditor Agreements, and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Trustee to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Trustee hereby agrees to serve as Collateral Trustee under the Security Documents and the Intercreditor Agreements and acknowledges that the Collateral Trustee agrees to act as such on the express conditions contained in this Section 11.11. The provisions of this Section 11.11 are solely for the benefit of the Collateral Trustee, and none of the Holders nor any of the Grantors shall have any rights as a third-party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.2. Each Holder agrees that any action taken by the Collateral Trustee in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Collateral Trustee of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein and in the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements to which the Collateral Trustee is a party, nor shall the Collateral Trustee have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Company or any Subsidiary Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or the Intercreditor Agreements or otherwise exist against the Collateral Trustee.

(b) The Collateral Trustee may perform any of its duties or exercise any rights under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties and rights, and, in the absence of gross negligence or willful misconduct on its part, shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Trustee shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) None of the Collateral Trustee or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or under or in connection with any Security Document, the Intercreditor Agreements or the transactions contemplated thereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Subsidiary Guarantor, or any Officer or Related Persons thereof, contained in this Indenture or the Notes, the Subsidiary Guarantees, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of the Company or any Subsidiary Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Collateral Trustee or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to monitor, ascertain or inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of the Company or any Subsidiary Guarantor or the Company’s or any Subsidiary Guarantor’s Affiliates.

(d) In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Subsidiary Guarantor), independent accountants and other experts and advisors selected by the Collateral Trustee. The Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Trustee shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or direction of the Trustee or by an Act of Required Debtholders, or if there are any Other Pari Passu Lien Obligations then outstanding, the applicable Pari Passu Lien Representative and, if it so requests, it shall first be indemnified to its satisfaction by the Holders (or holders of Other Pari Passu Lien Obligations (if any)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a written request, direction, instruction or consent of the Trustee or by an Act of Required Debtholders or, if there are any Other Pari Passu Lien Obligations then outstanding, the applicable Pari Passu Lien Representative, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders and holders of Other Pari Passu Lien Obligations (if any).

(e) The Collateral Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Trustee shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Trustee shall take such action with respect to such Default or Event of Default as may be directed by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.11).

(f) Wells Fargo Bank, National Association and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company, any Subsidiary Guarantor and its respective Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wells Fargo Bank, National Association or its Affiliates may receive information regarding the Company, any Subsidiary Guarantor or its respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, any such Subsidiary Guarantor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Wells Fargo Bank, National Association to advance funds.

(g) The Collateral Trustee may resign or be removed at any time and a successor collateral trustee shall be appointed, in each case in accordance with Article VI of the Collateral Trust Agreement. Upon the acceptance of its appointment as successor collateral trustee hereunder and thereunder, the term “Collateral Trustee” shall mean such successor collateral trustee, and the retiring Collateral Trustee’s appointment, powers and duties as the Collateral Trustee shall be terminated. After the retiring hereunder and thereunder, the provisions of Section 7.6 and this Section 11.11 of this Indenture and the provisions of Section 7.10 and 7.11 of the Collateral Trust Agreement shall continue to inure to the benefit of the retiring Collateral Trustee, and the retiring Collateral Trustee shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Trustee under this Indenture.

(h) The Trustee shall initially act as Collateral Trustee and shall be authorized to appoint co-Collateral Trustees as necessary in its sole discretion. Neither the Collateral Trustee nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable to the Company or any Subsidiary Guarantor or any Noteholder Secured Party for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Trustee nor any of its officers, directors, employees, attorneys, representatives or agents shall be responsible for any act or failure to act hereunder, except to the extent such act is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.

(i) By their acceptance of the Notes hereunder, the Collateral Trustee is authorized and directed by the Holders to (i) enter into the Collateral Trust Agreement and the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the ABL Intercreditor Agreement, (iii) enter into any other Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements, (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements and (vi) release any Collateral in accordance with the terms hereof.

(j) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Trustee pursuant to the terms of this Indenture, or (ii) payments from the Collateral Trustee in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Collateral Trustee, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Trustee, such proceeds to be applied by the Collateral Trustee pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(k) The Collateral Trustee is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Collateral Trustee thereof and promptly shall deliver such Collateral to the Collateral Trustee or otherwise deal with such Collateral in accordance with the Collateral Trustee’s instructions.

(l) [Reserved.]

(m) If the Company (i) incurs any obligations in respect of ABL Obligations at any time when no intercreditor agreement is in effect or at any time when Debt constituting ABL Obligations entitled to the benefit of an existing ABL Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Trustee an Officers’ Certificate so stating and requesting the Collateral Trustee to enter into an intercreditor agreement (on substantially the same terms as the ABL Intercreditor Agreement) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred, the Collateral Trustee shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including reasonable legal fees and expenses of the Collateral Trustee), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n) If the Company (i) incurs any obligations in respect of First Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Debt constituting First Lien Obligations entitled to the benefit of an existing Senior-Junior Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Trustee an Officers’ Certificate so stating and requesting the Collateral Trustee to enter into an intercreditor agreement (on substantially the same terms as the Senior-Junior Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, the Collateral Trustee shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including reasonable legal fees and expenses of the Collateral Trustee), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(o) No provision of this Indenture, any Intercreditor Agreement or any Security Document shall require the Collateral Trustee (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee) or, if there are Other Pari Passu Lien Obligations then outstanding, the applicable Pari Passu Lien Representative unless the Collateral Trustee shall have received indemnity satisfactory to the Collateral Trustee against potential costs and liabilities incurred by the Collateral Trustee relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Collateral Trustee is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Trustee shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action if the Collateral Trustee has determined that the Collateral Trustee may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Trustee has received security or indemnity from the Holders (and the holders of Other Pari Passu Lien Obligations (if any)) in an amount and in a form all satisfactory to the Collateral Trustee in its sole discretion, protecting the Collateral Trustee from all such liability. The Collateral Trustee shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders (or holders of Other Pari Passu Lien Obligations (if any)) to be sufficient.

(p) The Collateral Trustee (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or any instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Trustee may agree in writing with the Company (and money held in trust by the Collateral Trustee need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and, in the absence of any gross negligence or willful misconduct on its part, protection from liability in respect of any action taken, omitted or suffered by it in good faith and in reliance upon the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Trustee under the Notes, the Subsidiary Guarantees, this Indenture, the Security Documents and the Intercreditor Agreements shall not be construed to impose duties to act.

(q) In no event shall the Collateral Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage or any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(r) The Collateral Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Subsidiary Guarantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Collateral Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in the Notes, the Subsidiary Guarantees, this Indenture, the Security Documents and the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Trustee under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents as to any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor. The Collateral Trustee shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Document. The Collateral Trustee shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents except as directed by an Act of Required Debtholders or, if Other Pari Passu Lien Obligations are then outstanding, the applicable Pari Passu Lien Representative; provided that in no event shall the Collateral Trustee be required to take any action which it determines is not permitted pursuant to the Notes Documents or applicable law.

(s) The parties hereto and the Holders hereby agree and acknowledge that the Collateral Trustee and the Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, for any environmental condition or contamination pursuant to any environmental law or otherwise as a result of this Indenture, the Intercreditor Agreements and the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Collateral Trustee or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Trustee in the Collateral, including without limitation any properties constituting real property that constitute Collateral, and that any such actions taken by the Collateral Trustee or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation any real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(t) Upon the receipt by the Collateral Trustee of a written request of the Company signed by two Officers (a “Security Document Order”), the Collateral Trustee is hereby authorized to execute and enter into, and if satisfactory in form and substance to the Collateral Trustee, execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Trustee pursuant to, and is a Security Document Order referred to in, this Section 11.11(t), and (ii) instruct the Collateral Trustee to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Trustee of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Trustee to execute such Security Documents.

(u) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Notes, agrees that the Collateral Trustee shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, except as expressly set forth herein, in the Security Documents or in the Intercreditor Agreements, the Collateral Trustee shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction except by an Act of Required Debtholders or at the written direction of the Trustee or, if Other Pari Passu Lien Obligations are then outstanding, the applicable Pari Passu Lien Representative, as applicable.

(v) After the occurrence and during the continuance of an Event of Default, the Trustee, subject to Articles VI and VII, may direct the Collateral Trustee in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(w) The Collateral Trustee is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture and the Collateral Trust Agreement.

(x) In each case that Collateral Trustee may or is required hereunder or under the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements to take any action (an “Action”), including, without limitation, to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements, the Collateral Trustee may seek direction by an Act of Required Debtholders or, if otherwise specified under the Collateral Trust Agreement, the applicable Pari Passu Lien Representative. In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with an Act of Required Debtholders or, if otherwise specified under the Collateral Trust Agreement, the applicable Pari Passu Lien Representative. Subject to the terms of the Collateral Trust Agreement, if the Collateral Trustee shall request direction by an Act of Required Debtholders with respect to any Action, the Collateral Trustee shall be entitled to refrain from such Action unless and until the Collateral Trustee shall have received direction by an Act of Required Debtholders, and the Collateral Trustee shall not incur liability to any Person by reason of so refraining.

(y) Notwithstanding anything to the contrary in this Indenture or the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements, in no event shall the Collateral Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Trustee be responsible for, and the Collateral Trustee makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby. The Collateral Trustee makes no representation regarding the validity, effectiveness or enforceability of the Intercreditor Agreements or the Security Documents.

(z) Before the Collateral Trustee acts or refrains from acting in each case at the request or direction of the Company or the Subsidiary Guarantors, or in connection with any Security Document or the Intercreditor Agreements, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.3. In the absence of gross negligence or willful misconduct on its part, the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(aa) Notwithstanding anything to the contrary contained herein but subject to the terms of the Collateral Trust Agreement, the Collateral Trustee shall act pursuant to the instructions of the Noteholder Secured Parties as provided in this Indenture solely with respect to the Security Documents and the Collateral.

(bb) The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Collateral Trustee for, and hold the Collateral Trustee harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or the performance of its duties hereunder and under the Notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements (including the costs and expenses of enforcing the Notes, the Subsidiary Guarantees, this Indenture, the Security Documents and the Intercreditor Agreements

against the Company or any of the Subsidiary Guarantors (including this Article XI) or defending itself against any claim, whether asserted by any Holder, the Company, any Subsidiary Guarantor or any holder of Other Pari Passu Lien Obligations, or any liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Collateral Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Trustee to so notify the Company shall not relieve the Company or any Subsidiary Guarantor of their obligations hereunder. The Company and the Subsidiary Guarantors shall defend the claim and the Collateral Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Trustee through the result of the Collateral Trustee’s own willful misconduct or gross negligence, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The obligations of the Company and the Subsidiary Guarantors under this Section 11.11(bb) shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Collateral Trustee. To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section 11.11(bb) but subject to the terms of the Intercreditor Agreements, the Collateral Trustee shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee or Collateral Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(cc) The Trustee and Collateral Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Subsidiary Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(dd) The Trustee and Collateral Trustee shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee would be considered to hold title to, to be a “mortgagee in possession of,” or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, but the Trustee or Collateral Trustee may determine, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee and Collateral Trustee may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

(ee) In no event shall the Collateral Trustee be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement that the Collateral Trustee determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to provide indemnity to any contractual counterparty.

(ff) All of the rights, protections and immunities, including the right to indemnification, set forth in this Indenture shall be applicable to the Collateral Trustee under the Security Documents.

SECTION 11.12. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and of the Intercreditor Agreements and the Security Documents requiring the Company to designate Debt for the purposes of the terms “ABL Obligations,” “Other Pari Passu Lien Obligations” and “First Lien Obligations” or any other such designations hereunder or under the Intercreditor Agreements or the Collateral Trust Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Trustee, the ABL Collateral Agent, if any First Lien Obligations are then outstanding, the First Lien Debt Representatives, and if any Other Pari Passu Lien Obligations are then outstanding, each Pari Passu Lien Representative. For all purposes hereof and of the ABL Intercreditor Agreement, the Company hereby designates the obligations pursuant to the ABL Credit Facility or any amendment or supplement thereto or refinancing thereof, as “ABL Obligations.” For all purposes hereof and of the Senior-Junior Intercreditor Agreement (if any), the Company hereby designates the obligations pursuant to the First Lien Debt Documents or any amendment or supplement thereto or refinancing thereof, as “First Lien Obligations.”

SECTION 11.13. Limitations on Certain Collateral and Perfection Items. The Company and its Subsidiaries shall not be required under the terms of this Indenture or the Security Documents to deliver landlord lien waivers, estoppels or collateral access letters and will not be required to subject any accounts (other than any Collateral Account), securities accounts or commodities accounts to control agreements except to the extent relating to ABL Collateral and required by the terms of the ABL Credit Facility or any amendment or supplement thereto or refinancing thereof.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Notices. Any notice, request, direction, instruction or communication by the Company, any Subsidiary Guarantor, the Trustee or the Collateral Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the addresses set forth below:

If to the Company or any Subsidiary Guarantor:

Unisys Corporation

Unisys Way

Blue Bell, Pennsylvania 19424

Facsimile: (2105) 986-0622, with a copy to (215) 986-0624

Attention: Treasurer, with a copy to the General Counsel

If to the Trustee or to the Collateral Trustee:

Wells Fargo Bank, National Association

600 South 4th Street, 6th Floor

Minneapolis, MN 55415

Phone: (612) 667-8485

Lynn.M.Steiner@wellsfargo.com Attention: Corporate Trust Services – Unisys Administrator

The parties hereto, by written notice to the others, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder and the Trustee shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Notwithstanding the foregoing, as long as the Notes are Global Notes, notices to be given to the Holders shall be given to the Depositary in accordance with its applicable policies as in effect from time to time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directors, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directors, reports notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liability, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions directors, reports, notices or other communications or information. Each other party, agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or indemnifications to the Trustee or the Collateral Trustee, including, without limitation, the risk of the Trustee or the Collateral Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risks of interception and misuse by third parties.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee or the Collateral Trustee, which shall be effective only upon actual receipt.

If the Company delivers a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Trustee and each Agent at the same time.

SECTION 12.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or the Collateral Trustee to take any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Trustee upon request:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 12.3) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 12.3) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.4) shall include substantially:

(a) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.4. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.5. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder, partner or member of the Company or any Subsidiary Guarantor, as such, will have any liability for any indebtedness, obligations or liabilities of the Company or any Subsidiary Guarantor under the Notes, this Indenture, the Subsidiary Guarantee or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

SECTION 12.6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES. Each of the parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Subsidiary Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.7. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.8. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes and the Subsidiary Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee and the Collateral Trustee in this Indenture shall bind their respective successors and assigns.

SECTION 12.9. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.10. Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Except with respect to authentication of the Notes by the Trustee or an authenticating agent, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 12.11. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.12. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (or, with respect to Global Notes, otherwise in accordance with the rules and procedures of the Depositary); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.12.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof or (2) in any other manner reasonably deemed sufficient by the Trustee. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the register maintained by the Registrar hereunder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the

Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(f) The Trustee may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.1, (2) any declaration of acceleration referred to in Section 6.2, (3) any direction referred to in Section 6.5 or (4) any request to pursue a remedy as permitted in Section 6.6. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.1.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 12.12, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.1, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 12.12, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 12.12(j).

SECTION 12.13. Force Majeure. In no event shall the Trustee, the Collateral Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, fire, riots, strikes, or work stoppages for any reason, epidemics or pandemics, embargoes, governmental actions, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee, the Collateral Trustee and each Agent shall use reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.14. Legal Holidays. If any payment date with respect to the Notes falls on a day that is not a Business Day, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment.

SECTION 12.15. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company agrees that it will provide the Trustee and the Collateral Trustee with information about the Company as the Trustee or the Collateral Trustee may reasonably request in order for the Trustee or the Collateral Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signature pages follow]

Very truly yours,

UNISYS CORPORATION

By:	/s/ Michael M. Thomson
Name: Michael M. Thomson
Title: Senior Vice President and Chief Financial Officer

UNISYS HOLDING CORPORATION

By:	/s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President

UNISYS NPL, INC.

By:	/s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President

UNISYS AP INVESTMENT COMPANY I

By:	/s/ Gary M. Polikoff
Name: Gary M. Polikoff
Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

EXHIBIT A

FORM OF NOTE

(Face of 6.875% Senior Secured Note)

6.875% Senior Secured Notes due 2027

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED

INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

CUSIP [                ]

ISIN [                ]4

[RULE 144A][REGULATION S][GLOBAL] NOTE

6.875% Senior Secured Notes due 2027

No. ___

Principal Amount of $[______________] [, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto.]5

Unisys Corporation promises to pay to CEDE & CO. or registered assigns the principal sum [of _______________________ U.S. Dollars] [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]6 on November 1, 2027.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

[4]	Rule 144A Note CUSIP: 909214BV9

Rule 144A Note ISIN: US909214BV97

Regulation S Note CUSIP: U90921AF1

Regulation S Note ISIN: USU90921AF11

[5]	Include if a Global Note
[6]	Include if a Global Note

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated: October 29, 2020

UNISYS CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
Dated: October 29, 2020
By:
Authorized Signatory

[Back of Note]

6.875% Senior Secured Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Unisys Corporation, a Delaware corporation, promises to pay interest on the principal amount of this Note at 6.875% per annum from October 29, 2020 (or the most recent Interest Payment Date) until maturity. The Company will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be [•].7 The Company will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior written notice to the Holders. The Company or any of the Company’s Restricted Subsidiaries may act in as paying agent or registrar.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of October 29, 2020 (the “Indenture”), among Unisys Corporation, the Subsidiary Guarantors party thereto, the Trustee and the Collateral Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 6.875% Senior Secured Notes due 2027. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

[7]	NTD: Will be filled in for the broken-out global notes.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption and may be the subject of a Change of Control Offer or an Offer to Purchase in connection with certain Asset Dispositions (“Asset Sale Offer”), each as further described in the Indenture. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not validly withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed. The Company and Holders shall cooperate with the Trustee and provide the Trustee with reasonable access to, and copies of, documents or other information necessary for the Trustee to comply with any cost basis reporting obligations imposed on it by a governmental authority in connection with certain transfers or exchanges of Notes.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Subsidiary Guarantors, the Trustee, the Collateral Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. SECURITY. The Notes and the Subsidiary Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreements. The Trustee and the Collateral Trustee, as the case may be, hold the

Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreements. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Trustee to enter into the Security Documents and the Intercreditor Agreements, and to perform its obligations thereunder in accordance therewith.

13. COUNTERPARTS. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

14. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

15. INTERCREDITOR AGREEMENTS. Anything herein to the contrary notwithstanding, the liens and security interests securing the Obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Note, the terms of the Intercreditor Agreements shall govern and control, as applicable.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, PA 19422

Attn: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                          to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:

[    ] Section 4.10        [    ] Section 4.13

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:* __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Unisys Corporation

Unisys Way

Blue Bell, PA 19424

Fax: (215) 986-0622

Attn: Treasurer

Wells Fargo Bank, National Association – DAPS REORG

600 South Fourth Street

7th Floor – MAC N 9300-070

Minneapolis, MN 55415

Fax: (866) 969-1290

Attn: Corporate Trust Services – Unisys Administrator

Phone: (800) 344-5128

E-mail: DAPSREORG@WellsFargo.com

Re: 6.875% Senior Secured Notes due 2027

Reference is hereby made to the Indenture, dated as of October 29, 2020 (the “Indenture”), among Unisys Corporation, the Subsidiary Guarantors named therein, the Trustee and the Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [    ] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) [    ] such Transfer is being made to an institutional “accredited investor” (as defined in Rule 501(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter in the form of Annex B hereto.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [    ] a beneficial interest in the:

(i) [    ] 144A Global Note (CUSIP 909214 BT4), or

(ii) [    ] Regulation S Global Note (CUSIP U90921 AE4), or

(b) [    ] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [    ] a beneficial interest in the:

(i) [    ] 144A Global Note (CUSIP 909214 BT4), or

(ii) [    ] Regulation S Global Note (CUSIP U90921 AE4), or

(iii) [    ] Unrestricted Global Note (CUSIP [            ]); or

(b) [    ] a Restricted Definitive Note; or

(c) [    ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Annex A-1

ANNEX B TO CERTIFICATE OF TRANSFER

FORM OF TRANSFEREE LETTER OF REPRESENTATION

Unisys Corporation

Unisys Way

Blue Bell, PA 19424

Fax: (215) 986-0622

Attn: Treasurer

Wells Fargo Bank, National Association – DAPS REORG

600 South Fourth Street

7th Floor – MAC N 9300-070

Minneapolis, MN 55415

Fax: (866) 969-1290

Attn: Corporate Trust Services – Unisys Administrator

Phone: (800) 344-5128

E-mail: DAPSREORG@WellsFargo.com

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the 6.875% Senior Secured Notes due 2027 (the “Notes”) of Unisys Corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: ________________________

Address: ______________________

Taxpayer ID Number: ____________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise

Annex B-1

transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Private Placement Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States of America. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to another such institutional “accredited investor” above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE: ,
by:

Annex B-2

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Unisys Corporation

Unisys Way

Blue Bell, PA 19424

Fax: (215) 986-0622, with a copy to

(215) 986-0624

Attn: Treasurer, with a copy to the General Counsel

Wells Fargo Bank, National Association – DAPS REORG

600 South Fourth Street

7th Floor – MAC N 9300-070

Minneapolis, MN 55415

Fax: (866) 969-1290

Attn: Corporate Trust Services – Unisys Administrator

Phone: (800) 344-5128

E-mail: DAPSREORG@WellsFargo.com

Re: 6.875% Senior Secured Notes due 2027

Reference is hereby made to the Indenture, dated as of October 29, 2020 (the “Indenture”), among Unisys Corporation, the Subsidiary Guarantors named therein, the Trustee and the Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] IAI Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Unisys Corporation, a Delaware corporation, as the Company (under the Indenture referred to below), and Wells Fargo Bank, National Association, as trustee (under the Indenture referred to below) (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Subsidiary Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 29, 2020, providing for the issuance of an unlimited aggregate principal amount of 6.875% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article X thereof.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original

Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY], as Guaranteeing Subsidiary

By:
Name:
Title:

UNISYS CORPORATION, as Company

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT E

FORM OF SENIOR-JUNIOR INTERCREDITOR AGREEMENT

[See attached.]

E-1

SENIOR-JUNIOR INTERCREDITOR AGREEMENT

dated as of [•], 20[•]

among

[•],

as Initial First Lien Debt Collateral Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Initial Collateral Trustee

and

each Additional Agent from time to time party hereto

and acknowledged by

UNISYS CORPORATION

and

the Subsidiary Guarantors from time to time party hereto

i

Section 8.	Miscellaneous	29
8.1	Conflicts	29
8.2	Continuing Nature of this Agreement; Severability	29
8.3	When Discharge of Debt Deemed to Not Have Occurred	29
8.4	Legends on Pari Passu Lien Documents	30
8.5	Amendments; Waivers	31
8.6	Subrogation	32
8.7	Security Documents	32
8.8	Notices	33
8.9	No Waiver by First Lien Debt Claimholders	33
8.10	Further Assurances	34

Section 9.	Representations and Warranties	34
9.1	Representations and Warranties of Each Party	34
9.2	Consent to Jurisdiction; Waiver of Jury Trial	34
9.3	Governing Law	35
9.4	Binding on Successors and Assigns	35
9.5	Specific Performance	35
9.6	Section Titles; Time Periods	35
9.7	Counterparts	35
9.8	Parties in Interest	35
9.9	Provisions Solely to Define Relative Rights	36
9.10	Initial First Lien Debt Collateral Agent and Initial Collateral Trustee	36
9.11	Application of Proceeds	36
9.12	Additional Grantors	36

Exhibit A – Form of Intercreditor Agreement Joinder

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SENIOR-JUNIOR INTERCREDITOR AGREEMENT

SENIOR-JUNIOR INTERCREDITOR AGREEMENT, dated as of [•], 20[•], among [•], in its capacity as First Lien Debt Collateral Agent (as defined below) for the First Lien Debt Claimholders (as defined below) (in such capacity, the “Initial First Lien Debt Collateral Agent,” as hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral trustee for the Pari Passu Lien Claimholders (as defined below) (in such capacity, the “Initial Collateral Trustee,” as hereinafter further defined), and each Additional Agent (as defined below) from time to time party hereto as Agent (as defined below) for the Additional Holders (as defined below) and acknowledged by Unisys Corporation, a Delaware corporation (the “Company”) and certain Subsidiaries of the Company from time to time party hereto.

W I T N E S S E T H:

WHEREAS, the First Lien Debt (as defined below) is secured pursuant to the First Lien Debt Documents (as defined below) by Liens (as defined below) on the Collateral (as defined below) and the Pari Passu Lien Debt (as defined below) is being secured on the date hereof pursuant to the Pari Passu Lien Documents (as defined below) by Liens on the Collateral;

WHEREAS, the relative priorities of the Liens in respect of the Collateral as set forth herein are solely to define the relative rights of the First Lien Debt Claimholders and the Pari Passu Lien Claimholders, as between and among themselves, and with respect to the ABL Collateral (as defined below) are subject in all respects to the relative priorities set forth in the ABL Intercreditor Agreement (as defined below); and

WHEREAS, the First Lien Debt Claimholders and the Pari Passu Lien Claimholders have authorized and directed the Initial First Lien Debt Collateral Agent and the Initial Collateral Trustee, respectively, to enter into this Agreement pursuant to which the parties hereto confirm that (a) the First Lien Debt is secured on a first priority basis by Liens on the Collateral (other than the ABL Collateral) and on a second priority basis by Liens on the ABL Collateral and (b) the Pari Passu Lien Debt is secured on a second priority basis by Liens on the Collateral (other than the ABL Collateral) and on a third priority basis by Liens on the ABL Collateral, and to provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and to address related matters;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Interpretation.

1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means the administrative agent under the ABL Credit Agreement, which on the Issue Date, will be JPMorgan Chase Bank, N.A.

“ABL Collateral” has the meaning assigned to that term in the Collateral Trust Agreement.

“ABL Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 29, 2020, by and among the Company, the other persons party thereto designated as guarantors, JPMorgan Chase Bank, N.A., as administrative agent thereunder, and the other lenders parties thereto, as amended, and any additional amendments, supplements, modifications, increases, extensions, renewals, restatements, Refinancings, replacements or refundings thereof.

“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of October 29, 2020, among the Company, the Subsidiary Guarantors from time to time party thereto, the ABL Agent, the Collateral Trustee and such additional parties from time to time party thereto pursuant to the terms thereof, as it may be amended, supplemented, amended and restated, renewed, replaced or otherwise modified and in effect from time to time.

“Act of Required Debtholders” has the meaning assigned to that term in the Collateral Trust Agreement.

“Additional Agent” means any agent, trustee or other representative (if any) of the Additional Holders in respect of any Additional Debt.

“Additional Debt” has the meaning set forth in Section 8.5(b)(i) hereof.

“Additional Holder” means, collectively, any person party to any Additional First Lien Debt Document or any Additional Pari Passu Lien Document as a lender, noteholder, owner, holder or creditor.

“Additional First Lien Debt” means Additional Debt, the Obligations of which are, or are intended to be, secured by Liens on the Collateral that rank senior in priority (without regard to the control of remedies) to the Obligations under the Pari Passu Lien Documents (including the Notes Indenture).

“Additional First Lien Debt Document” means any agreement, document or instrument governing or evidencing any Additional First Lien Debt.

“Additional Pari Passu Lien Debt” means Additional Debt, the Obligations of which are, or are intended to be, secured by Liens on the Collateral that rank equal in priority (without regard to the control of remedies) with the Obligations under the Pari Passu Lien Documents (including the Notes Indenture) then extant.

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“Additional Pari Passu Lien Document” means any agreement, document or instrument governing or evidencing any Additional Pari Passu Lien Debt.

“Agents” means, collectively, each First Lien Debt Collateral Agent and each Pari Passu Lien Representative, sometimes being referred to herein individually as an “Agent.”

“Agreement” means this Senior-Junior Intercreditor Agreement, as it may amended, supplemented, amended and restated, renewed, replaced or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

“Collateral” means all the assets and properties subject to the Liens created (or purported to be created) by the Security Documents. For the avoidance of doubt, no Excluded Assets shall be included in the Collateral.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of October 29, 2020, by and among the Company, the other Grantors party thereto, the Notes Trustee, the Collateral Trustee and the other parties thereto from time to time, as amended, restated, supplemented, renewed, replaced or otherwise modified from time to time.

“Collateral Trustee” means the Initial Collateral Trustee and, if applicable after the date hereof, any replacement or successor agent or trustee or any Additional Agent or trustee, in its capacity as agent, trustee or other representative (if any) under any applicable Additional Pari Passu Lien Documents.

“Comparable Pari Passu Security Document” means, in relation to any Collateral subject to any First Lien Security Document, the Pari Passu Security Document that creates a security interest in the same Collateral, granted by the same Grantor, as applicable.

“Debt” has the meaning assigned to that term in the Collateral Trust Agreement.

“Designated First Lien Debt Collateral Agent” means (i) if at any time there is only one First Lien Debt Collateral Agent for the First Lien Debt with respect to which the Discharge of Senior-Priority Debt has not occurred, such First Lien Debt Collateral Agent, and (ii) at any time when clause (i) does not apply, the applicable representative as provided in the First Lien Debt Documents.

“Designated Pari Passu Lien Collateral Agent” means (i) if at any time there is only one Collateral Trustee for the Pari Passu Lien Debt with respect to which the Discharge of Pari Passu Lien Obligations has not occurred, the Initial Collateral Trustee and (ii) at any time when clause (i) does not apply, the applicable representative as provided in the Pari Passu Lien Documents.

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“DIP Financing” has the meaning set forth in Section 6.2(a) hereof.

“Discharge of Pari Passu Lien Obligations” has the meaning assigned to that term in the Collateral Trust Agreement.

“Discharge of Senior-Priority Debt” means, subject to the terms of Section 8.3 hereof, the final payment in full in cash of the First Lien Debt Obligations (other than any First Lien Debt Obligations consisting of unasserted contingent obligations). Notwithstanding the foregoing, if after receipt of any payment of, or proceeds of Collateral applied to the payment of, the First Lien Debt Obligations, the First Lien Debt Collateral Agent or any other First Lien Debt Claimholder is required to surrender or return such payment or proceeds to any person for any reason, then the First Lien Debt Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such First Lien Debt Collateral Agent or other First Lien Debt Claimholder, as the case may be, and no Discharge of Senior-Priority Debt shall be deemed to have occurred.

“Excluded Assets” has the meaning assigned to that term in the Collateral Trust Agreement.

“First Lien Debt” has the meaning assigned to that term in the Notes Indenture and any amendments, supplements, modifications, increases, extensions, renewals, restatements, Refinancings, replacements, or refundings thereof.

“First Lien Debt Claimholders” means the holders of any First Lien Debt, at that time, including the First Lien Debt Representatives and the First Lien Debt Collateral Agents.

“First Lien Debt Collateral Agent” means the Initial First Lien Debt Collateral Agent and, if applicable after the date hereof, any replacement or successor agent or trustee of the First Lien Debt Collateral Agent or any Additional Agent or trustee, in its capacity as agent, trustee or other representative (if any) under any applicable Additional First Lien Debt Documents.

“First Lien Debt Documents” means any indenture, credit agreement or other agreement governing any First Lien Debt and the guarantees and collateral in respect thereof.

“First Lien Debt Obligations” has the meaning assigned to that term in the Notes Indenture.

“First Lien Debt Representative” means the trustee, agent or representative of the holders of the applicable First Lien Debt that maintains the transfer register for such First Lien Debt and is appointed as a representative of such First Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such First Lien Debt.

“First Lien Security Documents” means the “Security Documents” as defined in the First Lien Debt Documents and any similar term used in any Additional First Lien Debt Document to describe any Additional First Lien Debt Document that creates and/or perfects or purports to create and/or perfect any Lien on the Collateral for the benefit of the applicable First Lien Debt Claimholders under such Additional First Lien Debt Documents, as they may amended, supplemented, amended and restated, renewed, replaced or otherwise modified from time to time.

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“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Grantors” means, collectively, the Company, the Subsidiary Guarantors and each Subsidiary of the Company that shall have created or purported to create a Lien on any of its assets to secure any First Lien Debt or Pari Passu Lien Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor.”

“Initial Collateral Trustee” means Wells Fargo Bank, National Association, in its capacity as collateral trustee under the Collateral Trust Agreement and each other Pari Passu Lien Document to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial First Lien Debt Collateral Agent” means [•], in its capacity as the First Lien Debt Collateral Agent, and also includes its successors and assigns, including any replacement or successor agent or any additional agent under First Lien Debt Documents.

“Insolvency Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any Subsidiary Guarantor; (b) any receivership, liquidation or other similar case or proceeding with respect to the Company or any other Subsidiary Guarantor or with respect to a material portion of its assets; (c) any other liquidation, dissolution or winding up of the Company or any other Subsidiary Guarantor whether voluntary or involuntary; or (d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or any other Subsidiary Guarantor.

“Intercreditor Agreement Joinder” means, with respect to any Grantor or any Additional Agent, an instrument substantially in the form of Exhibit A hereto, executed by such Grantor or such Additional Agent and, in the case of any Additional Agent, acknowledged by each applicable Agent in accordance with Section 8.3 hereof.

“Issue Date” means October 29, 2020.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

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“Notes” has the meaning assigned to that term in the Collateral Trust Agreement.

“Notes Indenture” has the meaning assigned to that term in the Collateral Trust Agreement.

“Notes Trustee” has the meaning assigned to that term in the Collateral Trust Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Pari Passu Lien Claimholders” means the holders of any Pari Passu Lien Debt (including the holders of the Notes), at that time, including the Collateral Trustee and the Pari Passu Lien Representatives.

“Pari Passu Lien Debt” has the meaning assigned to that term in the Collateral Trust Agreement.

“Pari Passu Lien Documents” has the meaning assigned to that term in the Collateral Trust Agreement.

“Pari Passu Lien Representative” has the meaning assigned to that term in the Collateral Trust Agreement.

“Pari Passu Security Documents” has the meaning assigned to the term “Security Documents” in the Collateral Trust Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged or Controlled Collateral” shall have the meaning set forth in Section 5.1(a) hereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such Insolvency Proceeding.

“Recovery” shall have the meaning set forth in Section 6.8 hereof.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, defease, replace, refund or repay, or to issue other indebtedness, in exchange or replacement of, such Debt in whole or in part. For purposes of this definition, the terms “Refinanced” and “Refinancing” shall have correlative meanings.

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“Security Documents” means, collectively, the First Lien Security Documents and the Pari Passu Security Documents.

“Subsidiary” has the meaning assigned to that term in the Collateral Trust Agreement.

“Subsidiary Guarantors” means, collectively, (a) the Subsidiary Guarantors identified on the signature pages hereto; (b) any other Person that at any time after the date hereof becomes a party to a guarantee in favor of any First Lien Debt Claimholders in respect of any of the First Lien Debt or any Pari Passu Lien Claimholders in respect of any of the Pari Passu Lien Debt and (c) their respective successors and assigns; sometimes being referred to herein individually as a “Subsidiary Guarantor.”

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be deemed to include all subsequent amendments, restatements, extensions, supplements, renewals, replacements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, renewals, replacements and other modifications are not prohibited by any of the First Lien Debt Documents, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to the Company, any Subsidiary Guarantor or any other Grantor, shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein,” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) except as otherwise expressly provided, all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Collateral Trust Agreement or the Notes Indenture (including any definition contained herein), shall be deemed to be a reference to such section, clause, paragraph, definition or other provision or term as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph, definition or other provision or term shall refer to such section, clause, paragraph, definition or other provision or term of the Collateral Trust Agreement or the Notes Indenture

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(including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Collateral Trust Agreement or the Notes Indenture, as applicable, and (2) approved in writing by the First Lien Debt Representatives and the Company. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Collateral Trust Agreement or the Notes Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full.

Section 2. Lien Priorities.

2.1 Subordination.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to any First Lien Debt Collateral Agent or any First Lien Debt Claimholder or any Collateral Trustee or any Pari Passu Lien Claimholder and notwithstanding any provision of the UCC or any applicable law or any provisions of the First Lien Debt Documents or the Pari Passu Lien Documents or any other circumstance whatsoever, whether or not any Insolvency Proceeding has been commenced by or against the Company or any Subsidiary Guarantor, the Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which the Collateral Trustee is acting as Agent, hereby agrees that: (i) any Lien on the Collateral securing First Lien Debt now or hereafter held by or for the benefit or on behalf of any First Lien Debt Claimholder or any Agent therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Collateral securing the Pari Passu Lien Debt now or hereafter held by or for the benefit or on behalf of any Pari Passu Lien Representative or any Pari Passu Lien Claimholder or any Agent therefor and (ii) any Lien on the Collateral securing any of the Pari Passu Lien Debt now or hereafter held by or for the benefit or on behalf of any Pari Passu Lien Representative or any Pari Passu Lien Claimholder or any Agent therefor shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Debt now or hereafter held by or for the benefit or on behalf of any First Lien Debt Claimholder or any Agent therefor.

(b) All Liens on the Collateral securing any First Lien Debt Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Pari Passu Lien Debt for all purposes, whether or not such Liens securing any First Lien Debt are subordinated to any Lien securing any other Obligation of any Grantor or any other Person.

(c) The parties hereto intend that the Collateral securing the First Lien Debt Obligations and the Collateral securing the Pari Passu Lien Debt be identical.

2.2 Prohibition on Contesting Liens. Each First Lien Debt Collateral Agent, for itself and on behalf of the other First Lien Debt Claimholders with respect to which such First Lien Debt Collateral Agent is acting as Agent, and the Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which the Collateral Trustee is acting as Agent, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any First Lien Debt Claimholder in any Collateral or by or on

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behalf of any of the Pari Passu Lien Claimholders in any Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Debt Claimholder or Pari Passu Lien Claimholder to enforce this Agreement, the Collateral Trust Agreement, the ABL Intercreditor Agreement and any other intercreditor agreement.

2.3 No New Liens.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, the parties hereto agree that, after the date hereof, if any Pari Passu Lien Representative or any Pari Passu Lien Claimholder shall hold any Lien on any assets of any Grantor securing any Pari Passu Lien Debt that are not also subject to Liens of each applicable First Lien Debt Collateral Agent under the applicable First Lien Debt Documents (except for any assets that are expressly not required to be subject to a Lien of such First Lien Debt Collateral Agent under the First Lien Debt Documents with respect to which such First Lien Debt Collateral Agent is acting as Agent), such Grantor shall promptly give written notice thereof to each such First Lien Debt Collateral Agent and such Grantor shall grant a Lien thereon to each such First Lien Debt Collateral Agent for the benefit of the First Lien Debt Claimholders in a manner and on terms reasonably satisfactory to such First Lien Debt Collateral Agent.

(b) So long as the Discharge of Senior-Priority Debt has not occurred, the parties hereto agree that, after the date hereof, if any First Lien Debt Claimholder shall hold any Lien on any assets of any Grantor securing any First Lien Debt that are not also subject to Liens of each applicable Collateral Trustee under the applicable Pari Passu Lien Documents (except for any assets that are expressly not required to be subject to a Lien of such Collateral Trustee under the Pari Passu Lien Documents with respect to which such Collateral Trustee is acting as Agent), such Grantor shall promptly give written notice thereof to each such Collateral Trustee and shall grant a Lien thereon to each such Collateral Trustee for the benefit of the Pari Passu Lien Claimholders in a manner and on terms reasonably satisfactory to such Collateral Trustee.

(c) To the extent that the provisions of this Section 2.3 are not complied with for any reason, without limiting any other right or remedy available to any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder, the Collateral Trustee agrees, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which the Collateral Trustee is acting as Agent, that any amount received by or distributed to such Pari Passu Lien Claimholder pursuant to or as a result of any Lien granted in contravention of this Section 2.3 shall be subject to Section 4 hereof.

2.4 Similar Liens and Agreements.

(a) The parties hereto agree, subject to the other provisions of this Agreement:

(i) to cooperate in order to determine, upon any request by any First Lien Debt Collateral Agent or any Collateral Trustee, the specific items included in the Collateral securing the First Lien Debt and the Collateral securing the Pari Passu Lien Debt, the steps taken to perfect the Liens thereon, and the identity of the respective parties obligated under the First Lien Debt Documents and the Pari Passu Lien Documents; and

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(ii) to make the forms, documents and agreements creating or evidencing the Collateral securing the First Lien Debt and the Collateral securing the Pari Passu Lien Debt and the Liens of the First Lien Debt Claimholders and the Liens of the Pari Passu Lien Claimholders materially the same, other than with respect to the senior priority or junior priority lien nature of the Liens created or evidenced thereunder (as applicable), the identity of the parties thereto or secured thereby and other matters contemplated by this Agreement, the First Lien Debt Documents and the Pari Passu Lien Documents.

Section 3. Enforcement.

3.1 Exercise of Rights and Remedies.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the Collateral Trustee agrees, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which the Collateral Trustee is acting as Agent, that:

(i) it will not (A) contest, protest or object to any foreclosure proceeding or action brought by any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder or any other exercise by any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder of any rights and remedies relating to the Collateral or otherwise or (B) contest, protest or object to the forbearance by any First Lien Debt Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any of the Collateral;

(ii) each First Lien Debt Collateral Agent and the other First Lien Debt Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt), to make determinations regarding the release, disposition or restrictions with respect to the Collateral and commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding) without any consultation with or the consent of any Collateral Trustee or any other Pari Passu Lien Claimholder; provided, however, that (A) in any Insolvency Proceeding commenced by or against any Grantor, each Collateral Trustee may file a proof of claim or statement of interest with respect to the Pari Passu Lien Debt with respect to which such Collateral Trustee is acting as Agent, (B) each Collateral Trustee may send such notices of the existence of, or any evidence or confirmation of, the Pari Passu Lien Debt under the applicable Pari Passu Lien Documents or the Liens of such Collateral Trustee in the Collateral to any court or governmental agency, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of such Collateral Trustee in the Collateral, (C) each Collateral Trustee may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of any Pari Passu Lien Representative or any Pari Passu Lien Claimholder with

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respect to which such Collateral Trustee is acting as Agent, including any claims secured by the Collateral, or otherwise make any agreements or file any motions pertaining to the applicable Pari Passu Lien Debt, in each case to the extent not inconsistent with the terms of this Agreement, (D) each Collateral Trustee may commence legal proceedings against a Grantor (but not any of the Collateral); provided, however, that, such legal proceedings could not reasonably be expected to interfere with the rights of any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder in and to the Collateral or any First Lien Debt or the exercise by any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder of such rights and does not involve any contest or challenge to the validity, perfection, priority or enforceability of the Liens of any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder or any other holder of First Lien Debt Obligations and in any event the Collateral Trustee may not enforce any judgment against any of the Collateral, (E) the Pari Passu Lien Claimholders shall be entitled to file any proof of claim and other filings, make any arguments and motions and take any other action in order to preserve or protect their Liens on the Collateral that are, in each case, in accordance with the terms of this Agreement, with respect to the applicable Pari Passu Lien Debt and the Collateral, (F) the Pari Passu Lien Claimholders may exercise rights and remedies that may be exercised by unsecured creditors to the extent provided in Section 3.4 hereof and not otherwise inconsistent with the terms hereof, including, in any Insolvency Proceeding, the right to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law (other than initiating or joining in an involuntary case or proceeding under the Bankruptcy Code with respect to a Grantor, except as otherwise requested or expressly consented to in writing by the Designated First Lien Debt Collateral Agent), in each case, in accordance with the terms of this Agreement; provided, however, that any judgment Lien obtained by a Pari Passu Lien Claimholder as a result of such exercise of rights will be subject to this Agreement (and will have the same priority hereunder as the other Liens of the Collateral Trustee); provided, further, however, that until the Discharge of Senior-Priority Debt, if any Collateral Trustee or any other Pari Passu Lien Claimholder shall, at any time, receive any proceeds of any such judgment Lien, it shall pay such proceeds over to the First Lien Debt Collateral Agent in accordance with the terms of Section 4.2 and (G) in any Insolvency Proceeding, the Pari Passu Lien Claimholders shall be entitled to vote on any plan of reorganization, in a manner and to the extent consistent with the provisions hereof; and

(iii) each First Lien Debt Collateral Agent and the other First Lien Debt Claimholders, in exercising rights and remedies with respect to the Collateral, may enforce the provisions of the First Lien Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Code or any other Bankruptcy Law, in each case as if no Pari Passu Lien Debt is then outstanding.

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(b) Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral, unless and until the Discharge of Senior-Priority Debt has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior-Priority Debt has occurred, except as expressly provided in the provisos in Section 3.1(a)(ii) above, the sole right of each Collateral Trustee and the other Pari Passu Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Pari Passu Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior-Priority Debt has occurred.

(c) Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that it will not take any action that would hinder any exercise of remedies undertaken by any First Lien Debt Collateral Agent under the First Lien Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, hereby waives any and all rights each may have as a junior lien creditor or otherwise to object to the manner or order in which any First Lien Debt Collateral Agent or the other First Lien Debt Claimholders seek to enforce or collect the First Lien Debt or the Liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Debt Collateral Agent or the other First Lien Debt Claimholders is or could be adverse to the interests of the Pari Passu Lien Claimholders.

(d) Each Collateral Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Pari Passu Lien Document shall be deemed to restrict in any way the rights and remedies of any First Lien Debt Collateral Agent or the other First Lien Debt Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Debt Documents.

(e) Subject to Section 3.1(a) hereof, the Designated First Lien Debt Collateral Agent shall have the exclusive right to exercise or enforce any right or remedy with respect to the Collateral and to make determinations regarding the release, disposition or restrictions with respect to the Collateral and commence or seek to commence any action or proceeding with respect to such rights and remedies and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto; provided that, notwithstanding the foregoing, the Designated Pari Passu Lien Collateral Agent may exercise its rights and remedies in respect of the Collateral under the Pari Passu Lien Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Designated First Lien Debt Collateral Agent of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Pari Passu Lien Documents; provided, further, however, that, notwithstanding the foregoing, in no event shall any Pari Passu Lien Claimholder exercise or

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continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Lien Debt Claimholder shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Collateral (prompt notice of such exercise to be given to the Designated Pari Passu Lien Collateral Agent) or (ii) an Insolvency Proceeding in respect of any Grantor shall have been commenced. Following the Discharge of Senior-Priority Debt, subject to the Collateral Trust Agreement, the other Pari Passu Lien Documents, and the ABL Intercreditor Agreement, if applicable, and any other then effective intercreditor agreement, the Designated Pari Passu Lien Collateral Agent, who may be instructed by the applicable Pari Passu Lien Claimholders in accordance with the applicable Pari Passu Lien Documents, shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Pari Passu Lien Collateral Agent, who may be instructed by the applicable Pari Passu Lien Claimholders in accordance with the applicable Pari Passu Lien Documents, shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Pari Passu Lien Claimholders with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Designated Pari Passu Lien Collateral Agent, or for the taking of any other action authorized by the Pari Passu Lien Documents; provided, however, that nothing in this Section 3.1(e) shall impair the right of the Collateral Trustee or other agent or trustee acting on behalf of the Pari Passu Lien Claimholders to take such actions with respect to the Collateral after the Discharge of Senior-Priority Debt as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Pari Passu Lien Claimholders or the Pari Passu Lien Debt, including the Collateral Trust Agreement and the other Pari Passu Lien Documents.

3.2 Limitation on Exercise of Remedies by Pari Passu Lien Claimholders. Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent:

(a) will not, so long as the Discharge of Senior-Priority Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Collateral, other than the rights set forth in Section 3.1(a)(ii);

(b) will not contest, protest or object to any foreclosure action or proceeding brought by any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder, or any other enforcement or exercise by any First Lien Debt Claimholder of any rights or remedies relating to the Collateral under the First Lien Debt Documents or otherwise, so long as the Liens of such Collateral Trustee attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1;

(c) will not object to the forbearance by any First Lien Debt Collateral Agent or the other First Lien Debt Claimholders from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Collateral;

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(d) will not, so long as the Discharge of Senior-Priority Debt has not occurred, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(e) will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Debt Documents, including any sale or other disposition of any Collateral, whether by foreclosure or otherwise;

(f) will not object to the order or manner in which any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder may seek to enforce or collect the First Lien Debt or the Liens of such First Lien Debt Claimholder, regardless of whether any action or failure to act by or on behalf of any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder is, or could be, adverse to the interests of the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (f); and

(g) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Debt, any Lien of any First Lien Debt Collateral Agent or any First Lien Debt Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

3.3 Cooperation. Subject to the provisos in Section 3.1(a)(ii), each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that, unless and until the Discharge of Senior-Priority Debt has occurred, it will not commence, or join with any Person (other than the Designated First Lien Debt Collateral Agent upon its request) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Pari Passu Lien Documents, or otherwise.

3.4 Rights as Unsecured Creditors. Each Collateral Trustee and the other Pari Passu Lien Claimholders may exercise rights and remedies as an unsecured creditor against any Grantor in accordance with the terms of the Pari Passu Lien Documents and applicable law, but only to the extent that the exercise of any such rights and remedies is not inconsistent with the terms of this Agreement. In the event any Pari Passu Lien Claimholder, as a result of the exercise of their rights as unsecured creditors are granted or otherwise holds a judgment Lien, such Lien shall be subject to this Agreement (and will have the same priority hereunder as the other Liens of such Collateral Trustee). Nothing in this Agreement shall prohibit the receipt by any Collateral Trustee or any other Pari Passu Lien Claimholder of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Collateral Trustee or any other Pari Passu Lien Claimholder with respect to which such Collateral Trustee is acting as Agent of foreclosure rights or other remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement.

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3.5 Release of Pari Passu Liens.

(a) Effective upon any sale, lease, license, exchange, transfer or other disposition of any Collateral permitted, or consented to in writing by the First Lien Debt Collateral Agents, under the terms of the First Lien Debt Documents to which each such Agent is a party that results in the release of any of such First Lien Debt Collateral Agent’s Liens on any Collateral (excluding any sale or other disposition that is not permitted by the Pari Passu Lien Documents (as in effect on the date hereof) unless such sale or other disposition is consummated in connection with the exercise of such First Lien Debt Collateral Agent’s remedies in respect of Collateral or consummated after the commencement of any Insolvency Proceeding or consummated upon the occurrence or during the existence of an event of default under the First Lien Debt Documents):

(i) the Liens, if any, of each Collateral Trustee, for itself or for the benefit of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, on such Collateral shall be automatically, unconditionally and simultaneously released to the same extent as the release of each such First Lien Debt Collateral Agent’s Lien; provided, however, that the proceeds thereof shall be applied pursuant to Section 4.1;

(ii) each Collateral Trustee, for itself or on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which the Collateral Trustee is acting as Agent, shall promptly upon the written request of any First Lien Debt Collateral Agent execute and deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the First Lien Debt Collateral Agents may reasonably require in connection with such sale, lease, license, exchange, transfer or other disposition by the First Lien Debt Collateral Agents, the First Lien Debt Collateral Agents’ agents or any Grantor with the prior written consent of the First Lien Debt Collateral Agents to evidence and effectuate such termination and release; provided, however, that any such release or UCC amendment or termination by any Collateral Trustee shall not extend to or otherwise affect any of the rights, if any, of such Collateral Trustee to the proceeds from any such sale, lease, license, exchange, transfer or other disposition of the Collateral;

(iii) each Collateral Trustee, for itself or on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, shall be deemed to have authorized the Designated First Lien Debt Collateral Agent to file UCC amendments and terminations covering the Collateral so sold, leased, licensed, exchanged, transferred or otherwise disposed of as to UCC financing statements between any Grantor and such Collateral Trustee or any other Pari Passu Lien Claimholder with respect to which such Collateral Trustee is acting as Agent to evidence such release and termination; and

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(iv) each Collateral Trustee, for itself or on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, shall be deemed to have consented under the Pari Passu Lien Documents to which such Collateral Trustee is a party, to such sale, lease, license, exchange, transfer or other disposition to the same extent as the consent of the First Lien Debt Collateral Agents and the other First Lien Debt Claimholders.

(b) (i) So long as the Discharge of Senior-Priority Debt has not occurred, each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, hereby constitutes and appoints (which appointment is coupled with an interest and is irrevocable) the Designated First Lien Debt Collateral Agent and any officer or agent of the Designated First Lien Debt Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Collateral Trustee or such holder or in the Designated First Lien Debt Collateral Agent’s own name, from time to time in the Designated First Lien Debt Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 3.5, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.5, including any termination statements, endorsements or other instruments of transfer or release.

(ii) Nothing contained in this Agreement shall be construed to modify the obligation of any First Lien Debt Collateral Agent to act in a manner consistent with applicable law, the terms of the First Lien Debt Documents, and the terms of the ABL Intercreditor Agreement in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

3.6 Insurance and Condemnation Awards.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, the Designated First Lien Debt Collateral Agent and the other First Lien Debt Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Debt Documents and to the terms of the ABL Intercreditor Agreement, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Collateral. So long as the Discharge of Senior-Priority Debt has not occurred (subject, in the case of any ABL Collateral, to the terms of the ABL Intercreditor Agreement), all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, be paid to the Designated First Lien Debt Collateral Agent for the benefit of the First Lien Debt Claimholders to the extent required under the applicable First Lien Debt Documents, (b) second, be paid to the Designated Pari Passu Lien Collateral Agent for the benefit of the Pari Passu Lien Claimholders to the extent required under the applicable Pari Passu Lien Documents and (c) third, if no Pari Passu Lien Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law. Until the Discharge of Senior-Priority Debt, if any Collateral Trustee or any other Pari Passu Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Designated First Lien Debt Collateral Agent in accordance with the terms of Section 4.2.

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(b) After the Discharge of Senior-Priority Debt has occurred and so long as the Discharge of Pari Passu Lien Obligations has not occurred, the Designated Pari Passu Lien Collateral Agent and the other Pari Passu Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the Pari Passu Lien Documents and to the terms of the Collateral Trust Agreement, the ABL Intercreditor Agreement and any other then effective intercreditor agreement, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Collateral. After the Discharge of Senior-Priority Debt has occurred (subject, in the case of any ABL Collateral, to the terms of the ABL Intercreditor Agreement), but so long as the Discharge of Pari Passu Lien Obligations has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, be paid to the Designated Pari Passu Lien Collateral Agent for the benefit of the Pari Passu Lien Claimholders to the extent required under the applicable Pari Passu Lien Documents and (b) second, if no Pari Passu Lien Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable law.

Section 4. Payments.

4.1 Application of Proceeds.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies shall be applied in the following order of priority (subject to the First Lien Debt Documents and the Pari Passu Lien Documents and, in the case of any ABL Collateral, to the terms of the ABL Intercreditor Agreement):

(i) first, to the First Lien Debt in such order as specified in the relevant First Lien Debt Documents until the Discharge of Senior-Priority Debt has occurred; and

(ii) second, to the Pari Passu Lien Debt in such order as specified in the relevant Pari Passu Lien Documents until the Discharge of Pari Passu Lien Obligations has occurred.

(b) Upon the Discharge of Senior-Priority Debt, to the extent permitted under applicable law and subject to the ABL Intercreditor Agreement, if applicable, and the Pari Passu Lien Documents and without imposing any liability on the Designated First Lien Debt Collateral Agent or any other First Lien Debt Claimholder (with any right to seek to impose any such liability being hereby expressly waived by each Collateral Trustee on behalf of itself and the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent), the Designated First Lien Debt Collateral Agent shall deliver to the Designated Pari Passu Lien Collateral Agent, without recourse, representation or warranty, any proceeds of Collateral held by it at such time in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Pari Passu Lien Collateral Agent to the Pari Passu Lien Debt in such order as specified in the Collateral Trust Agreement, if applicable, the other Pari Passu Lien Documents and the ABL Intercreditor Agreement, if applicable.

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(c) The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Collateral Trustees and the First Lien Debt Collateral Agents and shall not impose on any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law.

4.2 Payments Over.

(a) So long as the Discharge of Senior-Priority Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, each Collateral Trustee agrees, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, that any Collateral or proceeds thereof or payment with respect thereto received by any Collateral Trustee or any other Pari Passu Lien Claimholder, with respect to the Collateral, and including in connection with any right of set-off, insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to the Designated First Lien Debt Collateral Agent for the benefit of the First Lien Debt Claimholders in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct; provided, however, that this Section 4.2(a) shall not apply to any required payments of interest and principal received by any Collateral Trustee or any other Pari Passu Lien Claimholder prior to the commencement of any Insolvency Proceeding so long as such receipt is not the direct or indirect result of the exercise by any Collateral Trustee or any other Pari Passu Lien Claimholder of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement. The Designated First Lien Debt Collateral Agent is hereby authorized to make any such endorsements or assignments as agent for each Collateral Trustee. This authorization is coupled with an interest and is irrevocable.

4.3 Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then each Collateral Trustee and each Pari Passu Lien Claimholder agrees that any distribution or recovery it may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of Senior-Priority Debt has not occurred) be segregated and held in trust and forthwith paid over to the Designated First Lien Debt Collateral Agent for the benefit of the First Lien Debt Claimholders in the same form as received without recourse, representation or warranty (other than a representation of each Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of Senior-Priority Debt has occurred, subject in each case to the terms of the ABL Intercreditor Agreement,

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if applicable. Until the Discharge of Senior-Priority Debt occurs, each Collateral Trustee, for itself and on behalf of each Pari Passu Lien Representative and each other Pari Passu Lien Claimholder with respect to which such Collateral Trustee is acting as Agent, hereby appoints the Designated First Lien Debt Collateral Agent, and any officer or agent of such Designated First Lien Debt Collateral Agent, with full power of substitution, the attorney-in-fact of each Pari Passu Lien Claimholder for the limited purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that such Designated First Lien Debt Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 4.3, which appointment is coupled with an interest and is irrevocable.

Section 5. Bailee for Perfection.

5.1 Each Agent as Bailee.

(a) Each First Lien Debt Collateral Agent agrees to hold any Collateral that can be perfected by the possession or control of such Collateral (or by notation of such First Lien Debt Collateral Agent’s Lien, if any, on any certificate of title, if applicable) or of any deposit or securities account in which such Collateral is held, and if such Collateral or any such deposit or securities account is in fact in the possession or under the control of a First Lien Debt Collateral Agent, or of agents or bailees of such First Lien Debt Collateral Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”) as bailee and agent for and on behalf of each Collateral Trustee, solely for the purpose of perfecting the security interest granted to such Collateral Trustee in such Pledged or Controlled Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the Pari Passu Lien Documents, subject to the terms and conditions of this Section 5.

(b) So long as the Discharge of Senior-Priority Debt has not occurred, the First Lien Debt Collateral Agents shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Debt Documents as if the Liens on the Collateral securing the Pari Passu Lien Debt did not exist. The obligations and responsibilities of the First Lien Debt Collateral Agents to each Collateral Trustee and the other Pari Passu Lien Claimholders under this Section 5 shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Section 5. Without limiting the foregoing, the First Lien Debt Collateral Agents shall have no obligation whatsoever to any Collateral Trustee or any other Pari Passu Lien Claimholder to assure that the Pledged or Controlled Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person, except as expressly set forth in this Section 5. The duty or responsibility of the First Lien Debt Collateral Agents under this Section 5 shall be limited solely to holding the Pledged or Controlled Collateral as bailee and agent for and on behalf of the Collateral Trustee for purposes of perfecting the Liens held by the Collateral Trustee.

(c) The First Lien Debt Collateral Agents shall not have, by reason of the First Lien Debt Documents, the Pari Passu Lien Documents, this Agreement or any other document, a fiduciary relationship in respect of any other First Lien Debt Claimholder, any Collateral Trustee or any other Pari Passu Lien Claimholder and shall not have any liability to any other First Lien Debt Claimholder, any Collateral Trustee or any other Pari Passu Lien Claimholder in connection with its holding the Pledged or Controlled Collateral; and each Collateral Trustee shall not have, by reason of the Pari Passu Lien Documents, this Agreement, the ABL Intercreditor Agreement or any other document, a fiduciary relationship in respect of any other Pari Passu Lien Claimholder and shall not have any liability to any other Pari Passu Lien Claimholder in connection with its holding the Pledged or Controlled Collateral.

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(d) The provisions of this Section 5.1 shall be subject in all respects to Section 5.4 (Bailees for Perfection) of the ABL Intercreditor Agreement, and in the event of any conflict between the provisions of this Section 5.1 and such Section 5.4 of the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall govern and control.

5.2 Transfer of Pledged or Controlled Collateral.

(a) Upon the Discharge of Senior-Priority Debt, to the extent permitted under applicable law, the ABL Intercreditor Agreement, if applicable, and the Pari Passu Lien Documents the First Lien Debt Collateral Agents shall, together with any necessary endorsements but without recourse, representation or warranty, transfer the possession and control of the Pledged or Controlled Collateral, if any, then in its possession or control to the Designated Pari Passu Lien Collateral Agent except in the event and to the extent that (i) any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the First Lien Debt, (ii) such Collateral is sold or otherwise disposed of by any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder or by a Grantor as provided in this Agreement or (iii) it is otherwise required by any order of any court or other Governmental Authority or applicable law or would result in the risk of liability of any First Lien Debt Claimholder to any third party. The foregoing provision shall not impose on any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder any obligations which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other Governmental Authority or any applicable law. In connection with any transfer described herein to the Designated Pari Passu Lien Collateral Agent, as applicable, and upon the Discharge of Senior-Priority Debt (so long as the Discharge of Pari Passu Lien Obligations has not occurred), each First Lien Debt Collateral Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be paid by the Company) as shall be reasonably requested by the Designated Pari Passu Lien Collateral Agent in accordance with the applicable Pari Passu Lien Documents to permit the Designated Pari Passu Lien Collateral Agent to obtain, for the benefit of the applicable Pari Passu Lien Claimholders, a first-priority security interest in the Pledged or Controlled Collateral (subject, in the case of any ABL Collateral, to the terms of the ABL Intercreditor Agreement and subject to other Liens permitted by the Pari Passu Lien Documents).

Section 6. Insolvency Proceedings.

6.1 General Applicability; Filing of Motions.

(a) This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving the Company or any other Grantor, including the filing of any petition by or against the Company or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to the Company or any Grantor shall be deemed to apply to the trustee for the

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Company or such Grantor and the Company or such Grantor as debtor-in-possession. The relative rights of the First Lien Debt Claimholders and the Pari Passu Lien Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency Proceeding involving the Company or any other Grantor, including the filing of any petition by or against the Company or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, the Company or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

(b) Until the Discharge of Senior-Priority Debt has occurred, each Collateral Trustee agrees on behalf of itself and the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent that no Pari Passu Lien Claimholder shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including with respect to the determination of any Liens or claims held by any First Lien Debt Collateral Agent (including the validity and enforceability thereof) or any other First Lien Debt Claimholder or Pari Passu Lien Claimholder or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided, however, that each Collateral Trustee may (i) file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on such Collateral Trustee imposed hereby or (ii) take other actions specified in the provisos to Section 3.1(a)(ii) or otherwise with the prior written consent of the Designated First Lien Debt Collateral Agent, subject to the requisite consent of any bankruptcy court.

6.2 Bankruptcy Financing.

(a) Until the Discharge of Senior-Priority Debt has occurred, if any Grantor shall be subject to any Insolvency Proceeding and any First Lien Debt Collateral Agent desires to permit any Grantor (i) to the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) which constitutes Collateral securing the First Lien Debt or (ii) to enter into financing under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) with any the First Lien Debt Claimholders or any other person in such proceeding, then (subject to the terms and conditions set forth in Section 6.4(c) of this Agreement) the Liens securing the Pari Passu Lien Debt on the Collateral may, without any further action or consent by the respective Pari Passu Lien Representative, but subject to the immediately succeeding sentence, be made junior and subordinated to the Liens granted to secure such DIP Financing and each Collateral Trustee, on behalf of itself and the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that it will raise no objection to such use of cash collateral or DIP Financing (unless the Designated First Lien Collateral Agent or the First Lien Debt Claimholders for which such Designated First Lien Collateral Agent is acting as Agent shall then oppose or object to such DIP Financing) so long as (x) such cash collateral use or DIP Financing is on commercially

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reasonable terms and, if required by applicable law, is approved by the Governmental Authority having jurisdiction over such Insolvency Proceeding and (y) such DIP Financing does not compel the Grantors to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documents for the DIP Financing, except that such DIP Financing may (A) provide that the plan of reorganization require the Discharge of Senior-Priority Debt (in whole or in part) and (B) require the Grantors to seek confirmation of a plan acceptable to the First Lien Debt Representative and First Lien Claimholders, or entities providing the DIP Financing and contain milestones relating to such plan. To the extent that the Liens securing the First Lien Debt Obligations are subordinated to or on an equal priority basis with the Liens securing DIP Financing which meets the requirements of clauses (x) and (y) above, each Collateral Trustee will subordinate (and will be deemed to have subordinated) the Liens securing the respective Pari Passu Lien Debt on the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto and to any “carve-out” agreed to by the First Lien Debt Collateral Agents or otherwise applicable thereto) and will not request adequate protection or any other relief in connection with its rights as a holder of Liens on the Collateral (except as expressly agreed by the First Lien Debt Collateral Agents or to the extent otherwise permitted by Section 6.4).

6.3 Relief from the Automatic Stay. Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that, so long as the Discharge of Senior-Priority Debt has not occurred, no Pari Passu Lien Claimholder shall, without the prior written consent of the Designated First Lien Debt Collateral Agent (acting at the written direction of the requisite number of First Lien Debt Claimholders, as determined in accordance with the applicable First Lien Debt Documents) seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Lien securing any of the Pari Passu Lien Debt. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

6.4 Adequate Protection.

(a) Each Collateral Trustee, on behalf of itself and the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that none of them shall object to, contest or support any other Person objecting to or contesting (i) any request by any First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders for adequate protection or any adequate protection provided to any First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders, (ii) any objection by any First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to any First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise (it being understood and agreed that the value of the Liens on the Collateral held by each First Lien Debt Claimholder shall be determined without regard to the existence of any Liens held by the Pari Passu Lien Claimholders).

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(b) So long as each First Lien Debt Collateral Agent or the First Lien Debt Claimholders shall have received and shall continue to receive allowance for all accrued Post-Petition Interest with respect to the First Lien Debt, any Collateral Trustee and any Pari Passu Lien Claimholder with respect to which such Collateral Trustee is acting as Agent may seek any claim for allowance of Post-Petition Interest with respect to the Pari Passu Lien Debt in any Insolvency Proceeding (it being understood and agreed that the value of the Liens on the Collateral held by each Pari Passu Lien Claimholder shall be determined taking into account the Liens on the Collateral held by the First Lien Debt Claimholders); provided, however, that until the Discharge of Senior-Priority Debt, if any Collateral Trustee or any other Pari Passu Lien Claimholder shall, at any time, receive any Post-Petition Interest arising from any such claim, it shall pay such Post-Petition Interest over to the Designated First Lien Debt Collateral Agent in accordance with the terms of Section 4.2 hereof.

(c) Each Collateral Trustee, on behalf of itself and the other Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that none of them shall seek or accept adequate protection without the prior written consent of the Designated First Lien Debt Collateral Agent (acting at the written direction of the requisite number of First Lien Debt Claimholders, as determined in accordance with the applicable First Lien Debt Documents), except that each Collateral Trustee, for itself or on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, shall be permitted (i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Collateral, or additional or replacement collateral to secure the Pari Passu Lien Debt in connection with any DIP Financing or use of cash collateral as provided for in Section 6.2 hereof, or in connection with any such adequate protection obtained by any First Lien Debt Collateral Agent and any other First Lien Debt Claimholders, as long as, in each case, such First Lien Debt Collateral Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens of any Collateral Trustee or any such other Pari Passu Lien Claimholder are subordinated to the Liens securing the First Lien Debt to the same extent as the Liens of each Collateral Trustee and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent on the Collateral are subordinated to the Liens of each applicable First Lien Debt Collateral Agent and each other applicable First Lien Debt Claimholder hereunder, (ii) to obtain adequate protection in the form of fees and expense, reports, notices, inspection rights and similar forms of adequate protection to the extent granted to any First Lien Debt Collateral Agent and (iii) to seek and receive, subject to the provisions of this Agreement, additional adequate protection of its junior interest in the Collateral in the form of a superpriority administrative expense claim, including a claim arising under 11 U.S.C. §507(b); provided, however, that, (A) any such superpriority administrative expense claim of any Collateral Trustee shall be junior in all respects to any superpriority administrative expense claim granted to any First Lien Debt Collateral Agent with respect to such Collateral and (B) in the event that any Collateral Trustee, on behalf of itself and the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, seeks or receives protection of its junior interest in the Collateral and is granted a superpriority administrative expense claim, including a claim arising under 11 U.S.C. §507(b), then each Collateral Trustee, on behalf of itself and the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which the Collateral

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Trustee is acting as Agent, agrees that all First Lien Debt Claimholders shall receive superpriority administrative expense claims which shall be senior in all respects to the superpriority administrative expense claim granted to any Collateral Trustee with respect to the Collateral (with the relative priorities of all such superpriority administrative expense claims to be the same as the Lien priorities set forth in Section 2.1 hereof).

6.5 Reorganization Securities. If, in any Insolvency Proceeding, debt Obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of the First Lien Debt and/or the Pari Passu Lien Debt, then, to the extent that the debt Obligations distributed on account of the First Lien Debt and/or on account of the Pari Passu Lien Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt Obligations pursuant to such plan and will apply with like effect to the Liens securing such debt Obligations.

6.6 Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the First Lien Debt Claimholders and the Pari Passu Lien Claimholders are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the First Lien Debt and the grants of the Liens to secure the Pari Passu Lien Debt constitute two separate and distinct grants of Liens, (c) (i) the rights of the First Lien Debt Claimholders in the Collateral are fundamentally different from the Pari Passu Lien Claimholders’ rights in the Collateral and (ii) the rights of the Pari Passu Lien Claimholders in the Collateral are fundamentally different from the First Lien Debt Claimholders’ rights in the Collateral and (d) as a result of the foregoing, among other things, the First Lien Debt and the Pari Passu Lien Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding.

6.7 Asset Dispositions. Except as otherwise set forth below, until the Discharge of Senior-Priority Debt has occurred, each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that, in the event of any Insolvency Proceeding, the Pari Passu Lien Claimholders will not object to or oppose (or support any Person in objecting to or opposing) a motion with respect to any sale, lease, license, exchange, transfer or other disposition of any Collateral free and clear of the Liens of each Collateral Trustee and the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders, with respect to which such Collateral Trustee is acting as Agent, or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such sale, lease, license, exchange, transfer or other disposition of any Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Designated First Lien Debt Collateral Agent; provided that, (i) the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Collateral shall be applied to the First Lien Debt or the Pari Passu Lien Debt in accordance with Section 4.1, or if not so applied, the Liens of any Collateral Trustee in such Collateral shall attach to the proceeds of such disposition subject to the relative priorities set forth in the ABL Intercreditor Agreement, if applicable, and Section 2.1 hereof and (ii) the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent are not deemed to have waived any rights to credit bid on the Collateral in any such disposition in accordance with Section 363(k) of the Bankruptcy Code, so long as any such credit bid provides for the payment in full in cash of all First Lien Debt.

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6.8 Preference Issues. If any First Lien Debt Claimholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), then the First Lien Debt previously owing to such First Lien Debt Claimholder shall be reinstated to the extent of such Recovery and, if theretofore terminated, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Debt Claimholders and the Pari Passu Lien Claimholders provided for herein.

6.9 Certain Waivers as to Section 1111(b)(2) of the Bankruptcy Code. Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, waives any claim any such Pari Passu Lien Claimholder may hereafter have against any First Lien Debt Claimholder arising out of the election by any First Lien Debt Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law.

6.10 Other Bankruptcy Laws. In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 7. Reliance; Waivers, etc.

7.1 Reliance. The consent by the First Lien Debt Claimholders to the incurrence of the Pari Passu Lien Debt, the execution and delivery of the Pari Passu Lien Documents and the grant to any Collateral Trustee on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, of a Lien on the Collateral and all loans, other extensions of credit or other Obligations made or deemed made on and after the date hereof by the First Lien Debt Claimholders to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

7.2 No Warranties or Liability. Each First Lien Debt Collateral Agent, for itself and on behalf of the other First Lien Debt Claimholders with respect to which such First Lien Debt Collateral Agent is acting as Agent and each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, acknowledges and agrees that, except for the representations and warranties set forth in Section 9, none of the parties to this Agreement has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Debt

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Documents, the Pari Passu Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. So long as any First Lien Debt remains outstanding, any Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that the First Lien Debt Claimholders will be entitled to manage and supervise their First Lien Debt under the First Lien Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Debt Claimholders may manage their First Lien Debt under the First Lien Debt Documents without regard to any rights or interests that any Collateral Trustee or any of the other Pari Passu Lien Claimholders have in the Collateral or otherwise, except as otherwise provided in this Agreement. None of the First Lien Debt Collateral Agents nor any of the other First Lien Debt Claimholders shall have any express or implied duty to any Collateral Trustee or any of the other Pari Passu Lien Claimholders and neither any Collateral Trustee nor any of the other Pari Passu Lien Claimholders shall have any express or implied duty to any First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or a default under any agreements with any Grantor (including the First Lien Debt Documents and the Pari Passu Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of any First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders or any Collateral Trustee or any of the other Pari Passu Lien Claimholders to enforce any provision of this Agreement or any of the First Lien Debt Documents or the Pari Passu Lien Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any First Lien Debt Collateral Agent or any other First Lien Debt Claimholder or by any Collateral Trustee or any other Pari Passu Lien Claimholder, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Debt Documents or any of the Pari Passu Lien Documents, regardless of any knowledge thereof which such Person may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the First Lien Debt Documents and the Pari Passu Lien Documents), the First Lien Debt Collateral Agents and any of the other First Lien Debt Claimholders may, at any time and from time to time, without the consent of, or notice to, any Collateral Trustee or any other Pari Passu Lien Claimholder, without incurring any liabilities to any Collateral Trustee or any other Pari Passu Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Collateral Trustee or any other Pari Passu Lien Claimholder is affected, impaired or extinguished thereby), do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of or amend, renew, exchange, increase or alter the terms of any of the First Lien Debt or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, replace, exchange, extend, Refinance, modify or supplement in any manner any Liens held by any First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders, the First Lien Debt or any of the First Lien Debt Documents;

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(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Grantor to the First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof;

(iii) settle or compromise any of the First Lien Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Debt) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Collateral and any security and any guarantor or any liability of any Grantor to any of the First Lien Debt Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, also agrees that each First Lien Debt Collateral Agent and the other First Lien Debt Claimholders shall have no liability with respect to any actions which such First Lien Debt Collateral Agent or any of the other First Lien Debt Claimholders may take or permit or omit to take with respect to (i) the First Lien Debt Documents, (ii) the collection of the First Lien Debt or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral. Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, agrees that each First Lien Debt Collateral Agent and the other First Lien Debt Claimholders have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Debt or otherwise.

(d) Each Collateral Trustee agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Debt Collateral Agents and the other First Lien Debt Claimholders and each Collateral Trustee and the other Pari Passu Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Debt Documents or any Pari Passu Lien Documents;

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(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Debt or the Pari Passu Lien Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Additional First Lien Debt Document or any of the other First Lien Debt Documents, of the terms of the Notes Indenture, any Additional Pari Passu Lien Document or any of the other Pari Passu Lien Documents;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Debt or the Pari Passu Lien Debt or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Lien Debt or the Pari Passu Lien Debt, or of the First Lien Debt Collateral Agents (or any of the other First Lien Debt Claimholders) or the Collateral Trustees (or any of the other Pari Passu Lien Claimholders) in respect of this Agreement.

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Section 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Debt Documents or the Pari Passu Lien Documents, the provisions of this Agreement shall govern. Solely with respect to any ABL Collateral, in the event of any conflict between the provisions of this Agreement and the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall govern. The parties hereto agree to be bound to the terms of the ABL Intercreditor Agreement.

8.2 Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Senior-Priority Debt shall have occurred or the final payment in full in cash of the Pari Passu Lien Debt and the termination and release by each Pari Passu Lien Claimholder of any Liens to secure the Pari Passu Lien Debt. This is a continuing agreement of lien subordination and the First Lien Debt Claimholders may continue, at any time and without notice to any Collateral Trustee or any other Pari Passu Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting First Lien Debt in reliance hereon. Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3 When Discharge of Debt Deemed to Not Have Occurred.

(a) If substantially contemporaneously with the Discharge of Senior-Priority Debt, the Company Refinances Debt outstanding under any of the First Lien Debt Documents, then, after written notice to each Collateral Trustee and delivery of an officer’s certificate of the Company certifying that such Refinancing is not prohibited by the Pari Passu Lien Documents, (a) the Debt and other Obligations arising pursuant to such Refinancing of the then outstanding Debt under such First Lien Debt Documents shall automatically be treated as First Lien Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (b) each Additional First Lien Debt Document governing or evidencing such new Debt shall automatically be treated as a First Lien Debt Document for all purposes of this Agreement, (c) the Additional Agent under the Additional First Lien Debt Document shall be deemed to be a First Lien Debt Collateral Agent for all purposes of this Agreement and (d) the Additional Holders under such Additional First Lien Debt Document shall be deemed to be First Lien Debt Claimholders for purposes of this Agreement. Upon receipt of written notice of such Refinancing (including the identity of the Additional Agent) and the delivery of an officer’s certificate of the Company certifying that such Refinancing is not prohibited by the Pari Passu Lien Documents, each Collateral Trustee shall promptly enter into an Intercreditor Agreement Joinder to provide to the Additional Agent the rights of a First Lien Debt Collateral Agent contemplated hereby and acknowledge that the Additional Holders shall be bound by the terms hereof to the extent applicable to the First Lien Debt Claimholders.

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(b) If substantially contemporaneously with the Discharge of Pari Passu Lien Obligations, the Company Refinances Debt outstanding under any of the Pari Passu Lien Documents, then, after written notice to the First Lien Debt Collateral Agents and delivery of an officer’s certificate of the Company certifying that such Refinancing is not prohibited by the First Lien Debt Documents, (a) the Debt and other Obligations arising pursuant to such Refinancing of the then outstanding Debt under such Pari Passu Lien Documents shall automatically be treated as Pari Passu Lien Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (b) each Additional Pari Passu Lien Document governing or evidencing such new Debt shall automatically be treated as a Pari Passu Lien Document for all purposes of this Agreement, (c) the Additional Agent shall be deemed to be a Pari Passu Lien Representative for all purposes of this Agreement and (d) the Additional Holders under such Additional Pari Passu Lien Documents shall be deemed to be Pari Passu Lien Claimholders for purposes of this Agreement. Upon receipt of written notice of such Refinancing (including the identity of the Additional Agent) and delivery of an officer’s certificate of the Company certifying that such Refinancing is not prohibited by the First Lien Debt Documents, each First Lien Debt Collateral Agent shall promptly enter into an Intercreditor Agreement Joinder to provide to the Additional Agent the rights of a Pari Passu Lien Representative contemplated hereby and acknowledge that the Additional Holders shall be bound by the terms hereof to the extent applicable to the Pari Passu Lien Claimholders.

8.4 Legends on Pari Passu Lien Documents.

(a) Each Collateral Trustee agrees that each Pari Passu Lien Document that is a security agreement, pledge agreement, mortgage or deed of trust shall include the following language (or language to similar effect approved by each First Lien Debt Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Senior-Junior Intercreditor Agreement, dated as of [•], 20[•] (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [•], in its capacity as Initial First Lien Debt Collateral Agent, Wells Fargo Bank, National Association, in its capacity as Initial Collateral Trustee, Unisys Corporation, a Delaware corporation, the Subsidiary Guarantors party thereto and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

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8.5 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by any First Lien Debt Collateral Agent, any Collateral Trustee or the Company shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that their rights or obligations are directly adversely affected; provided that any amendment, modification or waiver of Section 6.2, this Section 8.5(a), Section 8.5(b) and any component definitions or references shall be deemed to directly adversely affect the Grantors.

(b) Notwithstanding the provisions of Section 8.5(a):

(i) The Company, without the consent of any Agent or any other party hereto, may determine that a supplemental agreement (which may take the form of an amendment or supplement or an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional secured Debt or other secured Obligations (“Additional Debt”) of the Company or any of the other Grantors be treated as First Lien Debt or Pari Passu Lien Debt, as the case may be, under this Agreement, which supplemental agreement shall be in the form of the Intercreditor Agreement Joinder or otherwise form and substance reasonably satisfactory to the Company, the applicable Additional Agent and each other Agent and shall specify whether such Additional Debt constitutes First Lien Debt or Pari Passu Lien Debt; provided, however, that (A) the incurrence of such Additional Debt is not prohibited by the First Lien Debt Documents and the Pari Passu Lien Documents, and such documents do not prohibit such Additional Debt from being secured by Liens on the Collateral with a priority commensurate with First Lien Debt or Pari Passu Lien Debt hereunder (as applicable), and (B) the terms of such supplemental agreement will contain terms substantially the same as the terms contained in this Agreement. The parties hereto agree that Additional Debt may become Pari Passu Lien Debt hereunder by becoming subject to, and receiving the benefit of, the Collateral Trust Agreement in accordance with the terms thereof and the other Pari Passu Lien Documents then extant without the necessity of the delivery of any supplemental agreement to this Agreement.

(ii) Upon the written request of the Company and delivery to each Agent of an officer’s certificate certifying that such Additional Debt is not prohibited by the First Lien Debt Documents or the Pari Passu Lien Documents, as applicable, the applicable Additional Agent and the other Agents and the Grantors shall enter into an amendment to this Agreement as described in clause (b)(i) above to (A) facilitate such Additional Debt becoming First Lien Debt or Pari Passu Lien Debt to the extent that such Obligations are not prohibited by the First Lien Debt Documents and the Pari Passu Lien Documents, as applicable, with the Lien priority contemplated by this Agreement, and (B) include the applicable Additional Agent as a First Lien Debt Collateral Agent or Pari Passu Lien Representative, as applicable, under this Agreement; provided, however, that, in any case, the terms of such amendment shall be consistent with and contain terms substantially the same as the terms contained in this Agreement.

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8.6 Subrogation.

(a) Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior-Priority Debt has occurred.

8.7 Security Documents.

(a) In the event that any First Lien Debt Collateral Agent enters into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to (x) any comparable provision of the Comparable Pari Passu Security Document without the consent of or action by any Collateral Trustee or any Pari Passu Lien Claimholder (with all such amendments, waivers and modifications subject to the terms hereof); provided, however, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Pari Passu Security Document, except to the extent that a release of such Lien is permitted or contemplated by this Agreement, (ii) unless such amendment, waiver or consent affects the First Lien Debt Claimholders in a like or similar manner to the effect on the Pari Passu Lien Claimholders (other than by virtue of their relative priorities and rights and obligations hereunder), no such amendment, waiver or consent shall apply automatically to the Comparable Pari Passu Security Document without the consent of or action by, any Collateral Trustee or any Pari Passu Lien Claimholder, if such amendment, waiver or consent materially and adversely affects the rights of the Pari Passu Lien Claimholders, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Agents under the Pari Passu Lien Documents shall apply automatically to any comparable provision of the Comparable Pari Passu Security Document, without the prior written consent of such Agents, (iv) notice of such amendment, waiver or consent shall be given to each Collateral Trustee by the First Lien Debt Collateral Agents on the date of its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity of such amendment, waiver or consent) and (v) a copy of such amendment, waiver or consent shall be given by the First Lien Debt Collateral Agents to each Collateral Trustee.

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8.8 Notices. All notices to the Pari Passu Lien Claimholders and the First Lien Debt Claimholders permitted or required under this Agreement may be sent to the applicable Collateral Trustee and First Lien Debt Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed (PDF transmission only if a signature is required) or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Initial First Lien Debt	[•]
Collateral Agent:	Attention: [•]
Facsimile: [•]

Initial Collateral Trustee:	Wells Fargo Bank, National Association
600 South 4th Street, 6th Floor
Minneapolis, MN 55415
Attention: Corporate Trust Services – Unisys Administrator
Facsimile: (917) 260-1593]

Each Grantor:	Unisys Corporation
801 Lakeview Drive, Suite 100
Blue Bell, PA 19424
Fax: (215) 986-0622, with a copy to
(215) 986-0624 Attention: Treasurer, with a copy to the General Counsel

with a copy to: LLP	Troutman Pepper Hamilton Sanders
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Attention: J. Bradley Boericke
Facsimile: (215) 981-4750

8.9 No Waiver by First Lien Debt Claimholders. Except as expressly provided in the provisos in Section 3.1(a)(ii), nothing contained herein shall prohibit or in any way limit the First Lien Debt Collateral Agents or any other First Lien Debt Claimholder from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by any Collateral Trustee or any other Pari Passu Lien Claimholder, including any request by any Collateral Trustee or any other Pari Passu Lien Claimholder for adequate protection or any exercise by any Collateral Trustee or any other Pari Passu Lien Claimholder of any of its rights and remedies under the applicable Pari Passu Lien Documents or otherwise.

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8.10 Further Assurances. Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the other Pari Passu Lien Claimholders with respect to which such Collateral Trustee is acting as Agent, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments (in recordable form, if requested, and in form and substance reasonably satisfactory to such Collateral Trustee), and take all such further actions, as may be required under any applicable law, or which any First Lien Debt Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 9. Representations and Warranties.

9.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto that this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

9.2 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 8.8 HEREOF FOR SUCH PARTY. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL BE POSTED AS AFORESAID. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER.

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9.3 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

9.4 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Debt Collateral Agents, the other First Lien Debt Claimholders, each Collateral Trustee, the Pari Passu Lien Representatives, the other Pari Passu Lien Claimholders, the Grantors and their respective permitted successors and assigns.

9.5 Specific Performance. Each of the First Lien Debt Collateral Agents and each Collateral Trustee may demand specific performance of this Agreement. Each Collateral Trustee, for itself and on behalf of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders, and each First Lien Debt Collateral Agent, for itself and on behalf of the First Lien Debt Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by such First Lien Debt Collateral Agent or such Collateral Trustee, as the case may be.

9.6 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.7 Counterparts. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

9.8 Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of all of the First Lien Debt Claimholders and the Pari Passu Lien Claimholders, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

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9.9 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Debt Claimholders and the Pari Passu Lien Claimholders. None of the Company, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement, hereunder and none of the Company, any other Grantor or any Guarantor may rely on the terms hereof. The parties hereto hereby acknowledge that each Collateral Trustee shall be entitled to all of its rights, protections, privileges, indemnities and immunities afforded to it under the Pari Passu Lien Documents in connection with its execution of this Agreement and performance of its obligations hereunder.

9.10 Initial First Lien Debt Collateral Agent and Initial Collateral Trustee. It is understood and agreed that (a) the Initial First Lien Debt Collateral Agent is entering into this Agreement in its capacity as Collateral Agent (as defined in the First Lien Debt Documents) and (b) the Initial Collateral Trustee is entering into this Agreement in its capacity as Collateral Trustee (as defined in the Collateral Trust Agreement) under the Notes Indenture and the provisions of Article [•] of the Notes Indenture applicable to the Collateral Trustee thereunder shall also apply to the Initial Collateral Trustee hereunder (including, for the avoidance of doubt, Section [•] thereof).

9.11 Application of Proceeds. Any Collateral or proceeds thereof or payment with respect thereto received by the Designated First Lien Debt Collateral Agent in accordance with this Agreement shall be applied by such Agent for the benefit of the First Lien Debt Claimholders in accordance with any intercreditor agreement governing the First Lien Debt Claimholders, if applicable, and/or the other First Lien Debt Documents and subject, in the case of ABL Collateral, to the ABL Intercreditor Agreement. Any Collateral or proceeds thereof or payment with respect thereto received by the Designated Pari Passu Lien Collateral Agent in accordance with this Agreement shall be applied by such Agent for the benefit of the Pari Passu Lien Representatives and the Pari Passu Lien Claimholders in accordance with the Collateral Trust Agreement, if applicable, and/or the other Pari Passu Lien Documents and subject, in the case of ABL Collateral, to the ABL Intercreditor Agreement.

9.12 Additional Grantors. The Company will promptly cause each Person that becomes a Grantor to execute and deliver to each Agent party hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Each of the First Lien Debt Claimholders, the Pari Passu Lien Claimholders and the Grantors party hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

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[•], as Initial First Lien Debt Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Initial Collateral Trustee

By:
Name:
Title:

By:
Name:
Title:

3

Acknowledged and Agreed to by:

Company:

UNISYS CORPORATION

By:
Name:
Title:

Subsidiary Guarantors:

UNISYS HOLDING CORPORATION

By:
Name:
Title:

UNISYS NPL, INC.

By:
Name:
Title:

UNISYS AP INVESTMENT COMPANY I

By:
Name:
Title:

4

Exhibit A

[FORM OF]

SENIOR-JUNIOR INTERCREDITOR AGREEMENT JOINDER

Reference is made to the Senior-Junior Intercreditor Agreement dated as of [•], 20[•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [•], as Initial First Lien Debt Collateral Agent, Wells Fargo Bank, National Association, as Initial Collateral Trustee, Unisys Corporation, a Delaware corporation, each subsidiary of the Company from time to time party thereto and each Additional Agent from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Senior-Junior Intercreditor Agreement Joinder, dated as of [•], 20[•] (this “Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1. Joinder. The undersigned, [•], as [a Grantor][an Additional Agent, on behalf of itself and the applicable [First Lien Debt Claimholder][Pari Passu Lien Claimholder]], hereby becomes a party to the Intercreditor Agreement as a [Grantor][First Lien Debt Collateral Agent][Collateral Trustee] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Agreements. The undersigned [Grantor][First Lien Debt Claimholder][Pari Passu Lien Claimholder] hereby agrees, for the enforceable benefit of all existing and future First Lien Debt Claimholders and Pari Passu Lien Claimholders that the undersigned is (and the [First Lien Debt Claimholders][Pari Passu Lien Claimholders] represented by it are) bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3. Notice Information. The address of the undersigned [Grantor][First Lien Debt Claimholder][Pari Passu Lien Claimholder] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [•], Attention of [•] (Facsimile No. [•][, electronic mail address: [•]]).

4. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder. The words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

5. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[6. Loan Document. This Joinder shall constitute a Loan Document, under and as defined in the [•].]

7. Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Joinder.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed by its authorized representative, and each Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NAME OF [ADDITIONAL SECURED PARTY][GRANTOR]], as [______________]

By:
Name:
Title:

[Acknowledged and Agreed to by:

[•], as First Lien Debt Collateral Agent

By:
Name:
Title:

Address: [___________________]

Facsimile: [___________________]]8

[8]	Include if this Joinder is delivered pursuant to Section 8.3(b).

[Acknowledged and Agreed to by:

Wells Fargo Bank, National Association, as Collateral Trustee

By:
Name:
Title:

Address: [•]

Facsimile: [•]]9

[9]	Include if this Joinder is delivered pursuant to Section 8.3(a).